UNITED STATES
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2026 Notice of Annual Meeting of Stockholders and Proxy Statement

2025 Annual Report

Cheeky Studio®

London, UK

Inspired by the popular rug tufting trend from Korea, PayPal merchant Cheeky Studio® is London's first upcycled tufting studio, using recycled yarn made from PET waste. Cheeky Studio® is building a creative community through hands-on workshops and custom work — with a growing vision of becoming a textile-focused creative hub.

Message From Our President and CEO

Dear PayPal Stockholders:

It has been just over a month since I assumed the role of President and CEO of PayPal. In that time, I have met with customers, employees, partners, and stockholders around the world. Listening has been my first priority. These conversations have reinforced what I observed during my nearly five years on the Board: PayPal has meaningful strengths and a significant opportunity ahead. Realizing that opportunity will require greater precision in how we allocate resources and greater consistency in how we execute.

PayPal operates in a dynamic and competitive payments landscape. We are well-positioned because of the trust we have earned from hundreds of millions of consumers and merchants globally. That trust is our most valuable asset. Our task now is to concentrate our investments where we can differentiate most clearly, leveraging our scale, technology, and global reach to deliver consistent, profitable growth.

Our recent results have not met our expectations, particularly in branded checkout. It is important to acknowledge that directly. At the same time, we have substantial competitive advantages: powerful brands, deep customer relationships, and an increasingly diversified business. In 2025, Venmo continued to evolve into a scaled, monetized platform. Enterprise Payments returned to double-digit growth. Buy Now, Pay Later expanded rapidly. These examples demonstrate that when we are clear on strategy and disciplined in execution, we can deliver strong outcomes.

My leadership approach centers on clarity, alignment, and ownership. We will prioritize what matters most, simplify where necessary, and raise our standards for performance across the organization. At the same time, we will continue to build on PayPal’s legacy of trust and innovation, adapting thoughtfully to the evolving needs of our customers and partners. Above all, we will hold ourselves accountable for delivering measurable improvement.

I am deeply grateful to our employees for their resilience and professionalism. I also thank our customers, partners, and stockholders for your continued confidence. Together, we will strengthen PayPal and shape its next chapter of growth.

Saludos,

Enrique Lores

President and CEO

April 7, 2026

Message From Our Independent Board Chair

Dear PayPal Stockholders:

On behalf of the Board of Directors, thank you for your investment in PayPal.

I’m honored to step into the independent Chair role at this pivotal moment for our company. PayPal navigated a challenging 2025: we delivered solid performance across multiple dimensions; however, our performance on certain of our key initiatives reinforced the need to accelerate execution and bring greater discipline to how we implement our strategic priorities. The Board recognized this moment and took decisive action.

Seasoned Leadership to Drive Our Transformation

As we announced in early February 2026, the Board appointed Enrique Lores as PayPal’s President and CEO effective March 1. Enrique is a seasoned chief executive who brings deep experience driving customer-centric innovation and disciplined execution, simplifying complex businesses and leading large-scale transformations.

I have had the opportunity to serve as a director alongside Enrique for nearly five years. Enrique joins with a strong track record as an executive and a demonstrated emphasis on confident decision making, clear prioritization, and disciplined execution on a global basis—a skill set well-aligned with PayPal’s need for execution intensity at this juncture. His experience both as a Board member and as Chair of the PayPal Board ensures that he is beginning his tenure as CEO with deep context for PayPal’s strategic initiatives, competitive challenges, and performance gaps. Enrique’s compensation arrangements were thoughtfully designed with this in mind, immediately aligning his interests with those of our stockholders and incentivizing effective execution of our transformation strategy.

A Board Aligned with PayPal’s Priorities

As our business has evolved, we have continued to maintain an experienced and engaged Board of Directors with skills tightly aligned with PayPal’s priorities. Through deliberate succession and refreshment over time, we have ensured a thoughtful balance of institutional knowledge and fresh perspectives that enables us to effectively oversee the execution of PayPal’s long-term strategy. As evidenced in our recent CEO transition, the Board regularly evaluates the Company’s performance and execution against strategy and is prepared to take appropriate action to advance the best interests of our stockholders.

We have continued our own refreshment efforts over the past year, welcoming Joy Chik, Deirdre Stanley, and Alyssa Henry to the Board in March 2025, June 2025, and March 2026, respectively. Deirdre brings nearly three decades of experience as a senior executive for global organizations spanning the consumer, media, and information technology sectors, most recently serving as Executive Vice President and General Counsel of The Estée Lauder Companies. Alyssa brings to the Board deep experience scaling global commerce, payments, and technology platforms, along with expertise in software-driven merchant solutions and global platform expansion.

We have also continued to optimize our Board’s oversight structure, disbanding our Audit, Risk and Compliance Committee and creating two new stand-alone committees: an Audit & Finance Committee and a Risk & Compliance Committee, formally separating financial reporting and audit oversight from enterprise risk, compliance, and regulatory oversight responsibilities. This change ensures a clear delineation of responsibilities and more effective and efficient committee-level oversight.

Ongoing Stockholder Dialogue

At the Board level, we recognize the importance of engaging with our stockholders. Investor feedback remains an integral part of our decision making process as we oversee the execution of PayPal’s strategy. Since our 2025 Annual Meeting, we have contacted investors representing approximately 57% of shares held by institutional investors and have engaged with investors holding approximately 28% of shares held by institutional investors to discuss a variety of governance-focused topics of interest. These discussions complement our ongoing dialogue with stockholders that our Investor Relations team, along with executive management, conducts throughout the year regarding financial and strategic matters, including most recently our CEO transition. We look forward to continuing this important dialogue with our stockholders.

Looking Ahead

As we navigate the coming year, we are excited about accelerating our action plan and seeing the results of our transformation strategy. Thank you for your continued support.

On behalf of our Board, thank you for your investment in PayPal. I look forward to discussing these developments further with you at the 2026 Annual Meeting on May 19th, which will be held via live webcast at www.virtualshareholdermeeting.com/PYPL2026.

Sincerely,

David Dorman

Independent Board Chair

April 7, 2026

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”), including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations or financial condition, new or planned features or services, mergers, acquisitions or divestitures, or management strategies). These forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast” and other similar expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results and financial condition to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, among others, those discussed in the “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission (“SEC”). We do not intend, and undertake no obligation, except as required by law, to update any of our forward-looking statements after the date of this proxy statement to reflect actual results, new information, or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

All financial and operational growth rates in this proxy statement reference year-over-year growth unless otherwise noted.

Incorporation by Reference

All website addresses contained in this proxy statement are intended to provide inactive, textual references only. The content on, or accessible through, any website identified in this proxy statement is not a part of, and is not incorporated by reference into, this proxy statement or in any other report or document that we file with the SEC.

Notice of 2026 Annual Meeting of Stockholders

Tuesday, May 19, 2026

8:30 a.m. Pacific Time

Online at: www.virtualshareholdermeeting.com/PYPL2026

There is no physical location for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”).

Items of Business

1.	Election of the 11 director nominees named in this proxy statement.

2.	Advisory vote to approve named executive officer compensation.

3.	Approval of the PayPal Holdings, Inc. 2026 Equity Incentive Award Plan.

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2026.

5.	Consideration of two stockholder proposals, if properly presented at the Annual Meeting.

6.	Such other business as may properly come before the Annual Meeting.

Record Date

Wednesday, March 25, 2026 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Participation in Virtual Annual Meeting

We are pleased to invite you to participate in the Annual Meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/PYPL2026. For additional information on how to attend the Annual Meeting virtually, please see “Frequently Asked Questions – Attending the Annual Meeting” beginning on page 115 of this proxy statement.

The Annual Meeting will begin promptly at 8:30 a.m. Pacific Time. The virtual meeting room will open at 8:15 a.m. Pacific Time for registration.

Voting

Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, see “Frequently Asked Questions – Voting Information” beginning on page 113 of this proxy statement.

 REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THREE WAYS:

INTERNET Visit the website on your proxy card or voting instruction form	BY TELEPHONE Call the telephone number on your proxy card or voting instruction form	BY MAIL Sign, date and return your proxy card or voting instruction form in the enclosed envelope

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

By Order of the Board of Directors

Brian Y. Yamasaki

Secretary

April 7, 2026

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about April 7, 2026.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 19, 2026

This proxy statement and PayPal Holdings, Inc.’s 2025 Annual Report are available electronically at

https://investor.pypl.com/financials/annual-reports/default.aspx and (with your 16-digit control number) at www.proxyvote.com.

2026 Proxy Statement	1

Proxy Statement Summary

Proxy Statement Summary

This summary highlights certain information contained elsewhere in this proxy statement for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting.

2026 Annual Meeting Information

TIME AND DATE 8:30 a.m. Pacific Time on May 19, 2026	PLACE Online at www.virtualshareholdermeeting.com/PYPL2026. There is no physical location for the Annual Meeting.	RECORD DATE March 25, 2026

Proposals to be Voted on and Board Voting Recommendations

Management Proposals	Recommendation of the Board	Page

1 Election of the 11 Director Nominees Named in this Proxy Statement	FOR each of the nominees	11

2 Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote)	FOR	55

3 Approval of the PayPal Holdings, Inc. 2026 Equity Incentive Award Plan	FOR	92

4 Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Auditor for 2026	FOR	102

Stockholder Proposals

5 Stockholder Proposal — Policy on Provision of Services in Conflict Zones	AGAINST	105

6 Stockholder Proposal — Reduce Threshold to Call Special Meetings of Stockholders	AGAINST	108

2	2026 Proxy Statement

Proxy Statement Summary Our 2025 Key Performance Highlights

Our 2025 Key Performance Highlights

2025 was a year of continued strategic progress for PayPal. Building on the foundation established in 2024, we advanced our transformation by deepening engagement across our two-sided platform, accelerating innovation, and demonstrating the quality and durability of our business model. Diversified growth across key products in our portfolio — including credit, Venmo, and our payment service provider (PSP) business — enabled us to deliver strong financial and operating results. At the same time, branded checkout performance later in the year fell short of our expectations. We acknowledged the need to accelerate execution and bring greater discipline to how we implement our strategic priorities, and the Board took decisive action to drive those outcomes through our CEO transition.

Throughout 2025, our pace of innovation remained high as we expanded omnichannel capabilities through our PayPal Everywhere campaigns, drove Venmo monetization to new levels, reaccelerated Enterprise Payments growth, and positioned PayPal as an early mover in agentic commerce through partnerships with industry leaders. We also strengthened our capital return program by initiating a dividend, reflecting confidence in our free cash flow generation and balance sheet.

Transaction Margin Dollars $20 $15 $15.5B $14.7B $13.7B $10 $5 $0 2023 2024 2025 Non-GAAP Operating Income1 $8 $6 $6.4B $5.8B $5.1B $4 $2 $0 2023 2024 2025 Earnings per Share $6 $5.41 $5 $5.31 $4.65 $4 $3.84 $3.99 $3.83 $3 2023 2024 2025 Non-GAAP EPS1 GAAP EPS

Transaction Margin Dollars $20 Non-GAAP Operating Income1 Earnings per Share $8 $6 $5.41 $15 $6 $15.5B $6.4B $13.7B $14.7B $5.88 $5 $5.1B $10 $4 $4.65 $5.31 $3.84 $4 $5 $2 $3.99 $3.83 $5 $0 $3 2023 2024 2025 2023 2024 2025 2023 2024 2025 Non-GAAP EPS1 GAAP EPS PYPL and S&P500 Total Compound Return 2025 indexed to $100 PYPL Capital Return (in millions) $120 $7,000 $130 $100 $6,000 $6,047 $6,052 $5,000 $80 $5,002 $4,000 $60 $3,000 $40 $2,000 $20 $1,000 $0 Jan 2025 Apr 2025 Jul 2025 Oct Dec $0 2025 2025 2025 - PYPL - S&P 500 2023 Dividend ($) 2024 Shares Repurchased ($) Growing total payment volume (TPV): 7% 2025 TPV Increased to $1.79 trillion2 Driving engagement: Delivering solid revenue growth: 439M 4% Active accounts (Increased 1.1%, or by 4.7 million) Net revenues Increased to $33.2 billion2 Continuing robust cash flow generation: $6.4B Cash flow from operations and adjusted free cash flow1 of $6.4 billion

Growing total payment volume (TPV):	Driving engagement:	Delivering solid revenue growth:	Continuing robust cash flow generation:

7%	439M	4%	$6.4B

2025 TPV increased to $1.79 trillion[2]	Active accounts increased 1.1%, or by 4.7 million	Net revenues increased to $33.2 billion	Cash flow from operations and adjusted free cash flow[1] of $6.4 billion

2026 Proxy Statement	3

Proxy Statement Summary Our 2025 Key Performance Highlights

Other notable 2025 results include:

•	Total payment volume (TPV) grew 7% to $1.79 trillion.[2]

•	Transaction margin dollars excluding interest on customer balances increased 6%, accelerating from 5% growth in 2024.

•	GAAP operating income increased 14% to $6.1 billion; non-GAAP operating income increased 9% to $6.4 billion.

•	GAAP EPS increased 35% to $5.41; non-GAAP EPS increased 14% to $5.31.

•	Cash flow from operations was $6.4 billion, with adjusted free cash flow of $6.4 billion.

•	Monthly active accounts grew to 227 million, with transactions per active account (excluding PSP) up 5%.

•	Advanced Venmo monetization, growing revenue approximately 20% to $1.7 billion.[3]

•	Continued to scale Buy Now, Pay Later, with TPV growing more than 20% to over $40 billion.

•	Accelerated PSP TPV growth through the year, with Enterprise Payments volume reaching double-digit growth in the fourth quarter.

•

Continued our strong capital return program, deploying approximately $6 billion to share repurchases and reducing average share count by approximately 7%; initiated a quarterly cash dividend as part of a disciplined capital allocation strategy.

With this foundation in place, and under the leadership of our new President and CEO, Enrique Lores, we are focused on clear prioritization and disciplined execution across our strategic growth drivers and making targeted investments to accelerate growth. These investments are concentrated in the areas where we expect to see the greatest opportunity, including restoring branded checkout momentum by improving the consumer experience, enhancing presentment, and driving selection of PayPal and Venmo at checkout. With a strong balance sheet and robust free cash flow generation, we believe we are well-positioned to drive durable, profitable growth and value creation in the years ahead.

[1]

Transaction margin dollars, non-GAAP operating income, non-GAAP EPS, and adjusted free cash flow are not financial measures prepared in accordance with generally accepted accounting principles (“GAAP”). Beginning in 2024, our non-GAAP financial metric reporting includes stock-based cash compensation expense and related employer payroll taxes. Adjusted free cash flow excludes the net impact from timing differences between originating Buy Now, Pay Later receivables classified as held for sale and their subsequent sale. For more information on how we compute non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” in this proxy statement.

[2]	All growth figures represent year-over-year comparison to prior year.

[3]	Excludes interest on customer balances and a one-time benefit from renewal and expansion of key payment partner relationship in the second quarter of 2025.

4	2026 Proxy Statement

Proxy Statement Summary 2026 Director Nominees

2026 Director Nominees

The following tables provide summary information about our director nominees. All our 2026 director nominees are independent except Mr. Lores, our President and CEO. Directors are elected annually by a majority of votes cast. The Board of Directors recommends that you vote “FOR” the election of each of the 11 nominees. See page 11 of this proxy statement for the proposal.

Directors	Name	Occupation	Age	Director Since	Independent	Other Public Company Boards	Committee Membership
							AF	COMP	GOV	RC

	Joy Chik	President, Identity and Network Access, Microsoft	50	2025	●	-		●		●

	Jonathan Christodoro	Partner, Patriot Global Management, LP	49	2015	●	-	●	●

	Carmine Di Sibio	Former Global Chairman and CEO, EY	63	2024	●	1				●

	David W. Dorman	Former Non-Executive Board Chair, CVS Health Corporation	72	2015		1

	Alyssa H. Henry	Former Square CEO, Block	55	2026	●	2		●		●

	Enrique Lores	President and CEO, PayPal	60	2021		-

	Deborah M. Messemer	Former Major Market Managing Partner, KPMG	68	2019	●	2	●		●

	David M. Moffett	Former CEO, Federal Home Loan Mortgage Corp.	74	2015	●	3	●

Independent Board Chair    Committee Chair

AF = Audit and Finance Committee (“Audit Committee”)

COMP = Compensation Committee

GOV = Corporate Governance and Nominating Committee (“Governance Committee”)

RC = Risk and Compliance Committee (“Risk Committee”)

2026 Proxy Statement	5

Proxy Statement Summary 2026 Director Nominees

Directors	Name	Occupation	Age	Director Since	Independent	Other Public Company Boards	Committee Membership
							AF	COMP	GOV	RC

	Ann M. Sarnoff	Former Chair and CEO, WarnerMedia Studios & Networks Group	64	2017	●	-			●	●

	Deirdre Stanley	Former Executive Vice President and General Counsel, The Estée Lauder Companies	61	2025	●	1			●	●

	Frank D. Yeary	Managing Member, Darwin Capital Advisors, LLC	62	2015	●	2	●

Independent Board Chair    Committee Chair

AF = Audit and Finance Committee (“Audit Committee”)

COMP = Compensation Committee

GOV = Corporate Governance and Nominating Committee (“Governance Committee”)

RC = Risk and Compliance Committee (“Risk Committee”)

As previously disclosed, Gail McGovern has informed the Company that she will not stand for re-election as a director at the Annual Meeting. The Board has determined to reduce the size of the Board from 12 to 11 directors effective immediately before the Annual Meeting. Immediately following the Annual Meeting and subject to her reelection, the Board has determined to appoint Ann M. Sarnoff as chair of the Governance Committee.

The Board and the Governance Committee are committed to ensuring that the Board is composed of individuals who have highly relevant skills, professional experience and backgrounds, bring a wide range of viewpoints and perspectives, and effectively represent the long-term interests of stockholders. Below is a snapshot of the skills, experience, qualifications, and characteristics of our director nominees. For more information about our Board members, see “Director Experience and Expertise” beginning on page 13 of this proxy statement.

Tenure1 Age 6 YRS average tenure of director nominees 0-3 years 4-7 years 8-10 years 63 YRS average age of director nominees < 60 years 60-65 years 66+ years 55% Total Diversity 5 Women Nominees 3 Ethnically Diverse Nominees

[1]	PayPal became an independent public company in July 2015.

6	2026 Proxy Statement

Proxy Statement Summary 2026 Director Nominees

Nominee Skills & Experience

Payments / Financial Services / FinTech 5 Global Business 11 Senior Leadership 11 Technology / Innovation 9 Go to Market 9 Business Development and Strategy 11 Regulatory / Governmental Risk Management and Compliance 9 Finance / Accounting 10 Cybersecurity / Information Security Risk Management 3 Human Capital Management 10 Corporate Sustainability and Impact Risk Management 10 Other Public Company Board Service 11

To learn more about our directors’ experience and expertise, please refer to page 13 of this proxy statement.

Corporate Governance Highlights

Corporate governance at PayPal is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, foster responsible decision-making, engender public trust, and demonstrate PayPal’s commitment to transparency, accountability, and independence. The Board regularly assesses PayPal’s corporate governance profile and policies to ensure the Company is in a strong position to achieve corporate goals and objectives.

•	10 of 11 director nominees are independent

•	Independent Board Chair with significant responsibilities

•	All directors stand for annual election

•	Simple majority vote standard for charter/bylaw amendments and mergers/business combinations

•	Strong focus on board refreshment and maintaining an effective board with an appropriate balance of skills, experience, qualifications, tenure, and background

•	Committed to actively seeking highly qualified individuals with a range of work experiences, qualifications, and backgrounds to include in the initial pool from which Board nominees are chosen

•	Annual performance self-evaluations by the full Board and each committee

•	Majority vote standard for uncontested director elections

•	Stockholder right to call a special meeting

•	Regular review of Board and executive succession planning

•	Robust stockholder engagement program

•	Director service limited to no more than four public company boards, including the PayPal Board

•	Board considers the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors

•	Proxy access for qualifying stockholders (3%/3 years ownership)

•	Robust stock ownership requirements for our executives and directors

•	Prohibition on hedging and pledging transactions by executive officers and directors

To learn more about our corporate governance practices and policies, see page 27 of this proxy statement.

2026 Proxy Statement	7

Proxy Statement Summary Stockholder Engagement

Stockholder Engagement

Our Board and management team maintain a robust stockholder engagement program and are committed to regular engagement to solicit the perspectives of a broad cross-section of stockholders on various matters including our Board composition and refreshment efforts, corporate governance practices, risk management and oversight, executive compensation program, strategic equity usage, and corporate sustainability and impact (“CS&I”) matters. This program complements the ongoing dialogue with stockholders that our Investor Relations team, along with our Chief Executive Officer and Chief Financial and Operating Officer, conducts throughout the year on PayPal’s financial and strategic performance.

The Board and management team value stockholder feedback, which serves as a critical input for the Board’s deliberations and decision-making process.

Outreach and Engagement	Contacted holders of 57% of shares held by our institutional investors	Engaged with holders of 28% of shares held by our institutional investors

Areas of Stockholder Focus	Board Composition and Succession Planning	Risk Management and Oversight	Executive Compensation and Equity Usage	CS&I Matters

2026 CEO Transition

On February 2, 2026, the Board appointed Enrique Lores as President and CEO of the Company, effective as of March 1, 2026. Mr. Lores served on the Board for nearly five years prior to his appointment, and as Chair of the Board since July 2024. The Board appointed Mr. Lores as President and CEO to provide the Company with the leadership necessary to lead PayPal’s transformation and drive disciplined execution.

Alex Chriss ceased serving as our President and CEO and as a member of the Board, effective as of February 2, 2026. The Board appointed Jamie Miller to serve as Interim President and CEO, in addition to her role as Executive Vice President, Chief Financial and Operating Officer, effective from February 2, 2026 until Mr. Lores assumed the role of President and CEO on March 1, 2026.

8	2026 Proxy Statement

Proxy Statement Summary Executive Compensation Highlights

Executive Compensation Highlights

Our key guiding principle for executive compensation is to closely align the compensation of our executives with the creation of long-term value for our stockholders. We also recognize that the creation of long-term stockholder value begins with attracting and retaining exceptionally talented leaders.

Following positive investor feedback regarding enhancements made to our incentive programs in 2024, the Compensation Committee continued those programs in 2025. As with 2024, our 2025 incentive programs were designed to closely align executive compensation with our evolving Company strategy, including to drive durable, profitable growth, while also focusing our executive team on stockholder value creation over short-term and long-term horizons.

The following is an overview of the 2025 compensation program elements for our named executive officers (“NEOs”).

	Form of Payment	Performance Period	Performance Criteria	Objectives

Salary	Cash	Ongoing	Alignment of salary with performance is evaluated on an annual basis	• Rewards individuals’ current contributions • Compensates for expected day-to-day performance • Reflects scope of roles and responsibilities

Annual Incentive Plan (“AIP”)	Cash	One year	Transaction Margin Dollars and Non-GAAP Operating Income, adjusted for individual performance[1]	• Rewards successful annual performance • Incentivizes achievement of short-term performance goals designed to drive profitable growth and enhance stockholder value

Long-Term Incentive Plan (“LTI”)	Performance-Based Restricted Stock Units (“PBRSUs”)	Three years	Earned based on relative total shareholder return (“rTSR”) metric, measured as compared to the S&P 500 over discrete 12-, 24- and 36-month measurement periods; three-year cliff vesting

•  Rewards achievement of performance goals over the three-year performance period designed to drive the creation of stockholder value

•  Intended to support long-term retention objectives while minimizing potential impact of short-term share price volatility by reinforcing the need to deliver consistent performance results over the full performance period

	Restricted Stock Units (“RSUs”)	Vests over three years	Service-based vesting; ultimate value based on stock price performance	• Rewards the creation of long-term value • Recognizes potential future contributions • Intended to support long-term retention objectives

[1]

Transaction margin dollars and non-GAAP operating income are not financial measures prepared in accordance with GAAP. For information on how we compute non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” to this proxy statement.

To learn more about our executive compensation program, see the Compensation Discussion and Analysis (“CD&A”) beginning on page 56 of this proxy statement.

2026 Proxy Statement	9

Proxy Statement Summary 2026 Equity Plan Approval

2026 Equity Plan Approval

At this year’s Annual Meeting, the Company is asking stockholders to approve the PayPal Holdings, Inc. 2026 Equity Incentive Award Plan (the “Equity Plan”). If approved by stockholders at the Annual Meeting, the Equity Plan will replace the Company’s 2015 Equity Incentive Award Plan (the “2015 Equity Plan”) as the source of equity awards granted on or after the date of the Annual Meeting, and no additional equity awards will be granted under the 2015 Equity Plan following that date. The Equity Plan authorizes the issuance of up to 39,100,000 shares of our stock, plus up to 44,600,000 shares underlying awards granted and outstanding under the 2015 Equity Plan that again become available for grant per the terms of the 2015 Equity Plan (the “recycled shares”).

The proposed share pool request of 31,900,000 shares includes the projected number of shares that will be available for grant under the 2015 Equity Plan as of the date of the Annual Meeting, plus an additional 15 million shares. This requested increase in the number of shares available for future issuance is consistent with our 2025 share request, despite our recent stock price volatility.

We believe that the requested share pool, along with the recycled shares, will be sufficient to support our compensation programs during the remainder of 2026 and the first half of 2027 (including our annual focal grant in fiscal year 2027, which is anticipated to occur before our 2027 Annual Meeting of Stockholders).

In determining to seek stockholder approval for the Equity Plan, the Compensation Committee and the Board carefully considered several important factors, including:

•	Our equity compensation program is critical to our ability to effectively compete for, attract and retain the top talent necessary to drive our business strategy;

•	Our equity request reflects our market for talent, which, notably, includes technology companies that emphasize equity in their compensation programs;

•

Equity awards motivate employees to think and act like owners and create strong alignment between participants and stockholders, incentivizing our employees to drive profitable growth and long-term stockholder value and supporting our pay-for-performance philosophy;

•	Our strong governance practices protect stockholder interests; and

•

The Company’s responsible approach to the use of equity and its actions intended to balance stockholder considerations regarding burn rate and dilution with the vital role of equity in the Company’s compensation program, including:

•	discontinuation of our historical practice of using equity compensation under our annual incentive plan, beginning in 2024,

•	narrowed equity eligibility, beginning in 2025,

•	ongoing significant share repurchase programs that help mitigate dilution to our stockholders, and

•	the inclusion of stock-based compensation expense in our non-GAAP financial metric reporting.

Accordingly, the Board believes that approval of the Equity Plan is in the best interests of the Company and its stockholders.

10	2026 Proxy Statement

Proposal 1: Election of Directors

Proposal 1:

Election of Directors

Based upon a review of their skills, qualifications, expertise, and characteristics, the Board of Directors of PayPal Holdings, Inc. (the “Board”) has nominated 11 of our current directors for election at the Annual Meeting, to serve until our 2027 Annual Meeting of Stockholders and until their successors are elected and qualified. Each director nominee is independent except Mr. Lores, our President and CEO. Each of our current directors other than Ms. Stanley and Ms. Henry has been previously elected by our stockholders. Each of Ms. Stanley and Ms. Henry was referred as a PayPal director candidate by a current director. As previously disclosed, Gail McGovern has informed the Company that she will not stand for re-election as a director at the Annual Meeting. The Board has determined to reduce the size of the Board from 12 to 11 directors effective immediately before the Annual Meeting.

We expect that each director nominee will be able to serve if elected. If any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the current Board may identify a substitute nominee to fill the vacancy, reduce the size of the Board or leave a vacancy to fill at a later date.

Directors must be elected by a majority of the votes cast in uncontested elections. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. (For more information, see “Frequently Asked Questions – Voting Information” on page 113 of this proxy statement.) Each director has submitted an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not elect or re-elect that director. After the certification of any such stockholder vote, the Corporate Governance and Nominating Committee (the “Governance Committee”) or a committee composed solely of independent directors not including the director who was not elected or re-elected will determine whether to accept the director’s resignation. We will publicly disclose any such decision and the rationale behind it.

Director Nominees

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified director candidates for the Board’s consideration. The Board’s membership qualifications and nomination procedures are set forth in the Governance Guidelines of the Board of Directors (“Governance Guidelines”). Nominees may be suggested by directors, management, stockholders, or a third-party firm.

The Governance Committee and the Board have evaluated each of the director nominees and concluded that it is in the best interests of the Company and its stockholders for each of these individuals to continue to serve as a director. The Board believes that each director nominee has a strong track record of being a responsible steward of stockholders’ interests and brings extraordinarily valuable insight, perspective, and expertise to the Board. The Board considers the current mix of experience, continuity, and institutional knowledge among the director nominees to be particularly important at this stage, as the Board supports the Company’s advancement of its strategy and new executive leadership.

To ensure that the Board continues to evolve and be refreshed in a manner that serves the changing business and strategic needs of the Company, the Governance Committee annually reviews with the Board the applicable skills, qualifications, expertise, characteristics, and background of Board nominees in the context of the current Board composition and Company strategy and circumstances. The Governance Committee evaluates whether each director provides significant and meaningful contributions to the Board across a range of factors. These factors include:

•

Highly relevant professional experience in payments, financial services, financial technology (“FinTech”), technology, innovation, global business, business development, strategy, legal, regulatory, government, cybersecurity, information security, finance, accounting, consumer, sales, marketing, brand management, human capital management and/or corporate sustainability and impact risk management matters;

•	Relevant senior leadership/CEO experience in a relatively complex organization or experience addressing complex problems;

•	Experience and expertise that complement the skill sets of the other director nominees;

•	High degree of character and integrity and ability to contribute to strong Board dynamics;

•	Highly engaged and able to commit the time and resources needed to provide active oversight of PayPal and its management;

•	Sound business judgment; and

•	Commitment to enhancing stockholder value.

As discussed below in “Focus on Board Refreshment and Composition,” in addressing the overall composition of the Board, the Governance Committee seeks a robust mix of skills, experiences and perspectives to optimize board effectiveness. In addressing the overall composition of the Board, the Governance Committee considers a wide range of characteristics to complement the skills, qualifications and expertise that directors bring to the Board.

2026 Proxy Statement	11

Proposal 1: Election of Directors Director Nominees

Descriptions of Experience and Expertise

We apply the following standards to determine whether a nominee possesses each of the experiences and expertise listed below.

Experience and Expertise	Definition

Payments / Financial Services / FinTech	Experience developing business strategies that strengthen and enable financial services, including payment services and infrastructure, banking, and technology platforms.

Technology / Innovation	Possesses knowledge and insights into developing or operating technology businesses, product development and new business models, and anticipating technological trends and driving innovation, including use of artificial intelligence (“AI”) technologies.

Global Business	Demonstrated ability to drive growth in markets around the world, including an understanding of a variety of competitive and operating environments, economic conditions, regulatory frameworks, and cultures.

Go to Market	Experience in developing strategies to grow sales and market share, executing marketing campaigns, building brand awareness and overall preference among customers, and enhancing the reputation of a business at significant scale.

Senior Leadership	CEO or other significant senior leadership experience, with a practical understanding of organizations, processes, strategic planning, and risk management to assess, develop, and implement business strategy, planning, and operations.

Business Development and Strategy	Experience driving growth through strategic partnerships or business combinations, including assessment of potential partners and targets for strategic and cultural fit, structuring and negotiating agreements, and integrating and streamlining operations.

Regulatory / Governmental Risk Management and Compliance	Knowledge of and experience with navigating complex legal and regulatory issues, compliance obligations, and governmental policies in multiple jurisdictions, including engagement with legislators and regulatory bodies.

Cybersecurity / Information Security Risk Management	Operational management or oversight of cybersecurity, information security, and data privacy, or expertise and understanding of how those issues affect business operations, risk management, or compliance.

Finance / Accounting	Oversight or management of the capital structure, financing, and investing activities, and financial reporting and internal controls of a sophisticated and complex global business.

Human Capital Management	Experience managing or overseeing the business function that attracts, motivates, develops, and retains qualified personnel in a competitive talent environment and fostering a strong corporate culture that encourages and promotes accountability and performance.

Corporate Sustainability and Impact Risk Management	An understanding of effective management and disclosure of risks and opportunities around environmental sustainability, social aspects of business models and activities, and key governance practices that align with stockholder value creation and stakeholder expectations.

Other Public Company Board Service	Insight into ensuring strong board and management accountability, protecting stockholder interests, overseeing enterprise risk, and adhering to leading governance practices.

12	2026 Proxy Statement

Proposal 1: Election of Directors Director Nominees

Director Experience and Expertise

Our Board skills matrix identifies the core skills and expertise of each director that we consider most relevant in light of our current business strategy and structure. For more information, see the nominee biographies beginning on page 15 of this proxy statement.

Adkins Chik Chriss Christodoro Di Sibio Dorman Lores McGovern Messemer Moffett Sarnoff Yeary Total Directors

Experience and Expertise

Payments / Financial Services / Fintech		•	•		•		•	•			•	6

Technology / Innovation	•	•	•	•	•	•	•		•	•		9

Global Business	•	•	•	•	•	•	•	•	•	•	•	11

Go to Market	•	•	•	•	•	•	•		•		•	9

Senior Leadership	•	•	•	•	•	•	•	•	•	•	•	11

Business Development and Strategy	•	•	•	•	•	•	•	•	•	•	•	11

Regulatory / Governmental Risk Management and Compliance		•	•	•	•		•	•	•	•	•	9

Cybersecurity / Information Security Risk Management	•			•	•	•						4

Finance / Accounting	•	•	•	•		•	•	•	•	•	•	10

Human Capital Management	•	•	•	•		•	•	•	•	•	•	10

Corporate Sustainability and Impact Risk Management	•	•	•	•		•	•	•		•	•	9

Other Public Company Board Service	•	•	•	•	•	•	•	•	•	•	•	11

2026 Proxy Statement	13

Proposal 1: Election of Directors Director Nominees

Focus on Board Refreshment and Composition

The Board regularly oversees and plans for director succession and Board refreshment. The Board values succession and refreshment over time as critical components to maintaining the types of skills, experience, tenure, and backgrounds needed to promote and support the Company’s long-term strategy. The Board believes that having a mix of experienced directors with a deep understanding of the Company and newer directors who bring fresh perspectives and innovative ideas provides significant benefits to the Company in overseeing its strategy and operations and managing key risks. The Board does not believe in a specific limit for the overall length of time a director may serve. Directors who have served on the Board for an extended period can provide valuable insight into the operations and future of the Company based on their experience with, and deep knowledge and understanding of, the Company. Accordingly, PayPal has maintained on its Board both new and longer-tenured directors and is focused on ensuring that the Board continues to possess the relevant skillsets to drive our transformation strategy, oversee emerging areas of risk, and effectively partner with management.

Over the past year, the Board’s thoughtful refreshment efforts resulted in the appointment of three independent directors with skillsets and experience suited to support PayPal’s strategy and enhance the Board’s ability to oversee strong and efficient execution. In March 2025, the Board appointed Joy Chik, President of Identity and Network Access at Microsoft, as an independent director of the Company. Ms. Chik brings extensive experience in AI, identity, cybersecurity, and information security, which we expect will help to drive PayPal’s growth and innovation and to harness cutting-edge technology to deliver transformative solutions and personalized experiences to our customers.

In June 2025, the Board appointed Deirdre Stanley, former Executive Vice President and General Counsel of The Estée Lauder Companies, as an independent director of the Company. Ms. Stanley brings extensive expertise in consumer brands, technology, risk management and compliance, and complex business transactions, along with global brand-building expertise and market insight that is suited to help accelerate PayPal’s innovation and advance our strategy.

In March 2026, the Board appointed Alyssa H. Henry, former CEO of Block’s Square business. Ms. Henry brings more than three decades of experience scaling global commerce, payments, and technology platforms. We expect Ms. Henry’s expertise in software-driven merchant solutions, omnichannel payments, and global platform expansion will add significant value as we strengthen our position as a strategic payments partner to merchants and consumers worldwide.

The Governance Committee recognizes that board composition comprising a range of backgrounds and perspectives optimizes board effectiveness. This range of backgrounds can include professional and personal experiences and characteristics, and when searching for new directors, the Governance Committee actively seeks out highly qualified individuals with a range of work experiences, qualifications and backgrounds to include in the pool from which Board nominees are selected.

Our active Board refreshment process tracks our Board skills matrix closely with a focus on adding members with backgrounds well-suited to the Company’s strategic direction and risk profile, which contributes to effective oversight of management and the Company.

14	2026 Proxy Statement

Proposal 1: Election of Directors Director Biographies

Director Biographies

Board Committees:

• Compensation

• Risk

Director since:

March 2025

Age:

50

Experience, Expertise

and Attributes

•  Technology / Innovation

•  Global Business

•  Go to Market

•  Senior Leadership

•  Business Development and

   Strategy

•  Cybersecurity / Information

   Security Risk Management

•  Finance / Accounting

•  Human Capital Management

•  Corporate Sustainability and

   Impact Risk Management

•  Other Public Company Board

   Service

Joy Chik
President, Identity and Network Access, Microsoft* INDEPENDENT

Experience, Skills and Qualifications Relevant

to Nomination Include:

•

Deep technical expertise in cybersecurity and information security for hyperscale enterprise and consumer services, including leveraging AI to strengthen Microsoft’s security product stack. Led the Microsoft Secure Future Initiative, the largest cybersecurity initiative in Microsoft’s history

•

Experience in developing and globally scaling products and services that provide foundational security for Microsoft’s enterprise and consumer ecosystem, including leadership of Microsoft’s Identity and Network Access organization, which has more than doubled its revenue and expanded its portfolio to eight security products

•

Proven record of driving strategy, overseeing operations of organizations undergoing digital transformation, and championing positive corporate culture of large teams at global scale

Other Public Company Boards:

•

None

Former Public Company Boards within Last Five Years:

•

None

Career Highlights:

•

President of Identity and Network Access at Microsoft since September 2022, has led and grown Microsoft‘s multi-billion dollar Entra business that builds secure access solutions for Microsoft’s suite of enterprise and consumer services

•

Over 27 years at Microsoft in progressive leadership roles, including Corporate Vice President for the Identity Division in Microsoft’s Cloud + Enterprise group from October 2016 to September 2022, and Corporate Vice President of Engineering from June 2016 to September 2016

•

Served on the Board of Trustees of non-profit AnitaB.org from May 2016 to December 2025

* On April 2, 2026, Ms. Chik announced she would be leaving Microsoft in July 2026.

2026 Proxy Statement	15

Proposal 1: Election of Directors Director Biographies

Board Committees:

• Audit

• Compensation

Director since:

July 2015

Age:

49

Experience, Expertise

and Attributes

•  Payments / Financial

   Services / FinTech

•  Technology / Innovation

•  Global Business

•  Go to Market

•  Senior Leadership

•  Business Development and

   Strategy

•  Regulatory / Governmental

   Risk Management and

   Compliance

•  Finance / Accounting

•  Human Capital Management

•  Corporate Sustainability

   and Impact Risk

   Management

•  Other Public Company

   Board Service

Jonathan Christodoro
Partner at Patriot Global Management, LP INDEPENDENT

Experience, Skills and Qualifications Relevant

to Nomination Include:

•

Extensive financial, strategic planning and investment banking experience advising public companies, including at the board level

•

Significant experience as both a director and an investor in identifying and evaluating mergers and acquisitions and investment opportunities and portfolio companies across a range of industries, including technology

Other Public Company Boards:

•

None

Former Public Company Boards within Last Five Years:

•

Frontier Acquisition Corp. from February 2021 to March 2023

•

Pioneer Merger Corp. from November 2020 to January 2023

•

Sandridge Energy, Inc. from June 2018 to May 2021

•

Xerox Corporation from June 2016 to May 2021

•

Herbalife Ltd. from April 2013 to January 2021

Career Highlights:

•

Partner at Patriot Global Management, LP, an investment management firm since March 2019

•

Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, from July 2012 to February 2017

•

Served in various investment and research roles from March 2007 to July 2012

•

Began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries

•

Served in the United States Marine Corps

16	2026 Proxy Statement

Proposal 1: Election of Directors Director Biographies

Board Committees:

• Audit (Chair & Audit

   Committee Financial Expert)

• Risk

Director since:

July 2024

Age:

63

Experience, Expertise

and Attributes

•  Payments / Financial

   Services / FinTech

•  Technology / Innovation

•  Global Business

•  Go to Market

•  Senior Leadership

•  Business Development and

   Strategy

•  Regulatory / Governmental

   Risk Management and

   Compliance

•  Finance / Accounting

•  Human Capital Management

•  Corporate Sustainability

   and Impact Risk

   Management

•  Other Public Company

   Board Service

Carmine Di Sibio
Former Global Chairman and Chief Executive Officer, EY INDEPENDENT

Experience, Skills and Qualifications Relevant

to Nomination Include:

•

Proven leadership experience of a large and complex multinational business

•

Deep understanding of business strategy to drive growth and maintain capital efficiency

•

Extensive financial expertise and experience advising regulated financial companies

•

Track record of redefining how a sophisticated organization can use technology to transform existing services and create new solutions

Other Public Company Boards:

•

Prudential Financial. Inc. since July 2024

Former Public Company Boards within Last Five Years:

•

None

Career Highlights:

•

Global Chairman and Chief Executive Officer of EY, a professional organization that specializes in tax, information technology, and consulting advisory services, from July 2019 to June 2024

•

EY Global Managing Partner – Client Service from 2013 to 2019

•

Other leadership positions at EY including Chair of the Global Financial Services Markets Executive and Regional Managing Partner of the Americas Financial Services Organization, where he started EY Risk Management and Regulatory Services

2026 Proxy Statement	17

Proposal 1: Election of Directors Director Biographies

Board Committees:

• None

Director since:

June 2015

Age:

72

Experience, Expertise

and Attributes

•  Technology / Innovation

•  Global Business

•  Go to Market

•  Senior Leadership

•  Business Development and

   Strategy

•  Regulatory / Governmental

   Risk Management and

   Compliance

•  Cybersecurity / Information

   Security Risk Management

•  Finance / Accounting

•  Human Capital Management

•  Corporate Sustainability

   and Impact Risk

   Management

•  Other Public Company

   Board Service

David W. Dorman
Former Non-Executive Board Chair, CVS Health Corporation INDEPENDENT BOARD CHAIR

Experience, Skills and Qualifications Relevant

to Nomination Include:

•

In-depth board chair and executive-level experience leading global companies in regulated industries, including technology, telecommunications, and health care

•

Expertise in finance, mergers and acquisitions, investments, and strategic planning

•

Public company executive compensation, talent management, and executive leadership expertise

Other Public Company Boards:

•

Dell Technologies, Inc., since September 2016

Former Public Company Boards within Last Five Years:

•

CVS Health Corporation from March 2006 to May 2022

Career Highlights:

•

Founding Partner of Centerview Capital Technology Fund, a private investment firm since July 2013

•

Board of Directors of CVS Health Corporation from March 2006 until May 2022 including Non-Executive Board Chair from March 2011 until May 2022

•

Lead Independent Director of the Board of Motorola Solutions, Inc. (formerly Motorola, Inc.), a leading provider of business and communication products and services from May 2011 until May 2015

•

Non-Executive Board Chair of Motorola, Inc. from May 2008 to January 2011

•

Senior Advisor and Managing Director to Warburg Pincus LLC, a global private equity firm from October 2006 to May 2008

•

President and a director of AT&T Corporation from November 2005 to January 2006

•

Board Chair and Chief Executive Officer of AT&T Corporation from November 2002 to November 2005

•

President of AT&T Corporation, from 2000 to 2002, and the Chief Executive Officer of Concert Communications Services, a former global venture created by AT&T Corporation and British Telecommunications plc from 1999 to 2000

•

Served as a Trustee for Georgia Tech Foundation, Inc.

18	2026 Proxy Statement

Proposal 1: Election of Directors Director Biographies

Board Committees:

• Compensation

• Risk

Director since:

March 2026

Age:

55

Experience, Expertise

and Attributes

•  Payments / Financial Servies /
   FinTech

•  Technology / Innovation

•  Global Business

•  Go to Market

•  Senior Leadership

•  Business Development and
   Strategy

•  Regulatory / Governmental Risk
   Management and Compliance

•  Cybersecurity / Information
   Security Risk Management

•  Other Public Company Board

   Service

Alyssa H. Henry
Former Square CEO, Block INDEPENDENT

Experience, Skills and Qualifications Relevant

to Nomination Include:

•

More than 25 years of leadership experience in software engineering, cloud infrastructure and financial technology

•

Deep expertise in large-scale distributed systems, data infrastructure and cybersecurity, including leadership of storage products and infrastructure and information security functions

•

Significant executive and operational experience leading global engineering, product development, go-to-market and customer-facing organizations

•

Extensive public company director experience

Other Public Company Boards:

•

Samsara since August 2024

•

Intel since January 2020

Former Public Company Boards within Last Five Years:

•

Confluent from May 2021 to March 2026

•

Unity Technologies from November 2018 to December 2022

Career Highlights:

•

Block Inc. (formerly Square, Inc.)

•

Chief Executive Officer of Square, February – October 2023

•

Square Lead, and Block Infrastructure & Information Security Lead, 2021 to 2023

•

Seller Lead, 2014 to 2023

•

Leadership roles at Block overseeing product development, go-to-market strategy, and technical infrastructure and information security

•

Vice President of Amazon Web Services Storage Services and Director of Software Development for Ordering at Amazon

•

12-year tenure at Microsoft in engineering and product leadership roles focused on databases and data access technologies

2026 Proxy Statement	19

Proposal 1: Election of Directors Director Biographies

Board Committees:

• None

Director since:

June 2021

Age:

60

Experience, Expertise

and Attributes

•  Technology / Innovation

•  Global Business

•  Go to Market

•  Senior Leadership

•  Business Development and

   Strategy

•  Cybersecurity / Information

   Security Risk Management

•  Finance / Accounting

•  Human Capital Management

•  Corporate Sustainability and

   Impact

•  Other Public Company

   Board Service

Enrique Lores
President and Chief Executive Officer, PayPal

Experience, Skills and Qualifications Relevant

to Nomination Include:

•

Deep product and operational experience at the highest levels of the information technology industry, including extensive knowledge of PayPal strategy and operations from tenure as director and Board Chair

•

Proven leader in consumer-facing business with extensive international business and leadership experience and global perspective

•

Experience developing corporate strategy including a growth-oriented portfolio, digital transformation, and exceptional talent management

•

Strong track record leading complex transformations and disciplined execution on a global basis

Other Public Company Boards:

•

None

Former Public Company Boards within Last Five Years:

•

HP Inc. from November 2019 to February 2026

Career Highlights:

•

President and Chief Executive Officer of PayPal, since March 2026

•

Independent Board Chair of PayPal from July 2024 to February 2026

•

President and Chief Executive Officer of HP Inc., an information technology company from November 2019 to February 2026

•

Successfully led HP Inc. through a period of strategic transition and innovation, expanding the business into multiple new offerings

•

President, Imaging and Printing Solutions, HP Inc. from November 2015 to October 2019

•

Spent over 30 years at The Hewlett-Packard Company in several positions of increasing responsibility ranging from Vice President, Imaging & Printing Group, EMEA to Senior Vice President & General Manager, Business Personal Systems and then Separation Leader from 1989 to 2015

20	2026 Proxy Statement

Proposal 1: Election of Directors Director Biographies

Board Committees:

• Audit (Audit Committee Financial

   Expert)

• Governance

Director since:

January 2019

Age:

68

Experience, Expertise

and Attributes

•  Payment / Financial Services /

   FinTech

•  Technology / Innovation

•  Global Business

•  Go to Market

•  Senior Leadership

•  Business Development and

   Strategy

•  Regulatory / Governmental Risk

   Management and Compliance

•  Finance / Accounting

•  Human Capital Management

•  Corporate Sustainability and

   Impact Risk Management

•  Other Public Company Board

   Service

Deborah M. Messemer
Former Major Market Managing Partner, KPMG INDEPENDENT

Experience, Skills and Qualifications Relevant

to Nomination Include:

•

More than 30 years of experience in finance, strategy, market development, regulation, governance, and operations

•

Strong leadership and people management experience as the Managing Partner of KPMG’s Bay Area and Northwest region, having led a team of over 3,000 employees

•

Extensive expertise in financial reporting, due diligence, mergers and acquisitions, and internal controls over financial reporting as Audit Engagement Partner or Senior Relationship Partner for companies in a variety of industries, including financial services and technology

Other Public Company Boards:

•

Allogene Therapeutics, Inc. since October 2018

•

TPG, Inc. since January 2022

Former Public Company Boards within Last Five Years:

•

None

Career Highlights:

•

Served for over 35 years at KPMG, one of the world’s leading professional services firms, initially in the audit practice, then as Audit Engagement Partner or Global Senior Relationship Partner for clients in a variety of industries, including financial services and technology. She was Managing Partner of KPMG’s Bay Area and Northwest region, responsible for leading teams in 10 offices across all functions from 2008 through her retirement in September 2018

•

Served on the Board of Directors of Carbon, Inc., a privately held company

2026 Proxy Statement	21

Proposal 1: Election of Directors Director Biographies

Board Committees:

• Audit (Audit Committee Financial

   Expert)

• Risk (Chair)

Director since:

June 2015

Age:

74

Experience, Expertise

and Attributes

•  Payments / Financial

   Services / FinTech

•  Global Business

•  Senior Leadership

•  Business Development

   and Strategy

•  Regulatory / Governmental

   Risk Management

   and Compliance

•  Finance / Accounting

•  Human Capital Management

•  Corporate Sustainability

   and Impact Risk

   Management

•  Other Public Company

   Board Service

David M. Moffett
Former Chief Executive Officer of Federal Home Loan Mortgage Corp. INDEPENDENT

Experience, Skills and Qualifications Relevant

to Nomination Include:

•

Strong leadership experience and extensive global financial management and regulatory expertise as a former Chief Executive Officer and Chief Financial Officer of financial services companies

•

More than 30 years of strategic finance, mergers and acquisitions, risk management, and operational experience in banking and payment processing

Other Public Company Boards:

•

Columbia Seligman Premium Technology Growth Fund, Inc. since January 2024

•

Tri-Continental Corp. since January 2024

•

CSX Corporation since May 2015

Former Public Company Boards within Last Five Years:

•

Genworth Financial, Inc. from December 2012 to May 2021

Career Highlights:

•

Lead Independent Director of PayPal from July 2015 to December 2018

•

Chief Executive Officer of Federal Home Loan Mortgage Corp. (“Freddie Mac”) from September 2008 until his retirement in March 2009, and director of Freddie Mac from December 2008 to March 2009

•

Chief Financial Officer of Star Banc Corporation, a bank holding company, starting in 1993. During his tenure, he played an integral role in the acquisition of Firstar Corporation in 1998 and later U.S. Bancorp in 2001. Mr. Moffett remained Chief Financial Officer of U.S. Bancorp until 2007

•

Serves as a Trustee for Columbia Threadneedle Mutual Funds

22	2026 Proxy Statement

Proposal 1: Election of Directors Director Biographies

Board Committees:

• Governance

• Risk

Director since:

June 2017

Age:

64

Experience, Expertise

and Attributes

•  Technology / Innovation

•  Global Business

•  Go to Market

•  Senior Leadership

•  Business Development and

   Strategy

•  Regulatory / Governmental Risk

   Management and Compliance

•  Finance / Accounting

•  Human Capital Management

•  Other Public Company Board

   Service

Ann M. Sarnoff
Former Chair and Chief Executive Officer, WarnerMedia Studios & Networks Group INDEPENDENT

Experience, Skills and Qualifications Relevant

to Nomination Include:

•

More than 30 years of diversified business experience through a variety of executive leadership roles at preeminent global media companies

•

Expertise in driving consumer engagement with a large and diverse spectrum of globally recognized brands

•

Proven ability to develop innovative partnerships and technology-focused solutions across platforms

•

Extensive technology experience across media and platforms

Other Public Company Boards:

•

None

Former Public Company Boards within Last Five Years:

•

None

Career Highlights:

•

Chair and Chief Executive Officer of WarnerMedia Studios & Networks Group, a global leader in entertainment and consumer products from August 2020 to April 2022

•

Chair and Chief Executive Officer of Warner Bros. Entertainment from August 2019 to August 2020

•

President of BBC Studios Americas from August 2015 to August 2019

•

Chief Operating Officer of BBC Worldwide North America from 2010 to July 2015

•

Served on the board of directors of HSN from December 2012 to December 2017

•

Serves as vice chair of the boards of McDonough School of Business at Georgetown University and The Shed, a cultural center based in Hudson Yards, NY; also serves as a member of the boards of directors of WTA Ventures and Cineworld Group PLC

2026 Proxy Statement	23

Proposal 1: Election of Directors Director Biographies

Board Committees:

• Governance

• Risk

Director since:

June 2025

Age:

61

Experience, Expertise

and Attributes

•  Technology / Innovation

•  Global Business

•  Senior Leadership

•  Business Development and

   Strategy

•  Regulatory / Governmental Risk

   Management and Compliance

•  Finance / Accounting

•  Human Capital Management

•  Corporate Sustainability and

   Impact Risk Management

•  Other Public Company Board

   Service

Deirdre Stanley
Former Executive Vice President and General Counsel, The Estée Lauder Companies INDEPENDENT

Experience, Skills and Qualifications Relevant

to Nomination Include:

•

More than 25 years of senior executive leadership experience across global consumer, media, and information technology organizations, providing broad strategic and operational perspective

•

Extensive legal, regulatory, compliance, and risk management expertise as Executive Vice President and General Counsel of The Estée Lauder Companies and Thomson Reuters, overseeing global legal, security, and privacy functions

Other Public Company Boards:

•

Consolidated Edison Inc. since November 2017

Former Public Company Boards within Last Five Years:

•

None

Career Highlights:

•

Executive Vice President and General Counsel of The Estée Lauder Companies from 2019 to 2024

•

Executive Vice President and General Counsel of Thomson Reuters (and predecessor company, The Thomson Corporation) from 2002 to 2019

•

Serves on the board of trustees at the Hospital for Special Surgery and on the board of trustees of The Dalton School

24	2026 Proxy Statement

Proposal 1: Election of Directors Director Biographies

Board Committees:

• Audit

• Compensation (Chair)

Director since:

July 2015

Age:

62

Experience, Expertise

and Attributes

•  Payments / Financial Services /

   FinTech

•  Global Business

•  Go to Market

•  Senior Leadership

•  Business Development and

   Strategy

•  Regulatory / Governmental

   Risk Management and Compliance

•  Finance / Accounting

•  Human Capital Management

•  Corporate Sustainability and

   Impact Risk Management

•  Other Public Company Board

   Service

Frank D. Yeary
Managing Member at Darwin Capital Advisors, LLC INDEPENDENT

Experience, Skills and Qualifications Relevant

to Nomination Include:

•

Notable career in investment banking and finance with financial strategy and global mergers and acquisitions expertise, including expertise in financial reporting and experience attracting and retaining strong senior leaders

•

Public company executive compensation, talent management, and executive leadership expertise

•

Tenure as both Independent Chair and Interim Executive Chair at Intel enhances acumen in corporate governance and technology industry strategic oversight

•

Extensive experience in corporate governance and stockholder engagement, including as a co-founder of CamberView Partners, a financial advisory firm providing independent, investor-led advice to public companies and their boards

•

Role as a Vice Chancellor and as Chief Administration Officer of a large public research university provides strategic and financial expertise

Other Public Company Boards:

•

Intel Corporation director since March 2009 and chair of the board since January 2023

•

Mobileye Global, Inc. (majority controlled by Intel Corporation) since October 2022

Former Public Company Boards within Last Five Years:

•

None

Career Highlights:

•

Managing Member at Darwin Capital Advisors, LLC, a private investment firm since October 2018 and a Member since 2012

•

Executive Chair of CamberView Partners, LLC, a corporate advisory firm from 2012 to 2018

•

Vice Chancellor of the University of California, Berkeley, a public university, from 2008 to 2012, where he led and implemented changes to the university’s financial and operating strategy

•

Spent 25 years in the finance industry, most recently as Managing Director, Global Head of Mergers and Acquisitions and as a member of the Management Committee at Citigroup Investment Banking

2026 Proxy Statement	25

Proposal 1: Election of Directors Director Biographies

Stockholder Recommendations and Nominations

Stockholders who would like the Governance Committee to consider their recommendations for director nominees should submit their recommendations in writing by mail to the Governance Committee in care of our Corporate Secretary at PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131, stating the candidate’s name and qualifications for Board membership. Any such recommendation by a stockholder will receive the same consideration by the Governance Committee as other suggested nominees.

Subject to the nominating stockholder’s compliance with the Company’s certificate of incorporation and bylaws and, if applicable, Exchange Act Rule 14a-19, candidates nominated by a stockholder will be included on a universal proxy card. Such inclusion is not an endorsement of the stockholder nominee.

In addition, our Restated Certificate of Incorporation and Bylaws provide proxy access rights that permit eligible stockholders to nominate candidates for election to the Board and inclusion in the Company’s proxy materials. These proxy access rights permit a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements and procedures described in our Restated Certificate of Incorporation and Bylaws.

The Board and the Governance Committee believe that the combination of our director nominees’ qualifications, skills, and experience will contribute to an effective Board and that, individually and collectively, the director nominees have the necessary qualifications to provide effective oversight of the business and quality advice and counsel to management.

* * *

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

26	2026 Proxy Statement

Corporate Governance

Corporate Governance

Corporate governance at PayPal is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, oversee risk assessment and management strategies, foster responsible decision-making, and build public trust. We believe that strong corporate governance practices that provide meaningful rights to our stockholders and ensure Board and management accountability are essential to our long-term success.

Board Leadership

The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. The Board regularly evaluates the Board’s leadership structure and has determined that separating the Chair and CEO positions continues to be the appropriate leadership structure for the Company, as it:

•	provides the Company and the Board with strong leadership and independent oversight of management; and

•	allows the CEO to focus primarily on the management and operation of our business.

Factors that the Board considers in reviewing its leadership structure and making this determination include, but are not limited to, the current composition of the Board, the policies and practices in place to provide independent Board oversight of management, the Company’s circumstances, and the views of our stockholders and other stakeholders.

Independent Board Chair and President and Chief Executive Officer Transitions

In February 2026, following an evaluation of PayPal’s strategic position, competitive dynamics, and leadership needs, the Board appointed Enrique Lores, the Independent Chair of the Board, as President and Chief Executive Officer, effective as of March 1, 2026.

The Board has a well-established executive succession planning process pursuant to which it reviews and discusses the capabilities of our executive management, as well as succession planning and identification of potential internal and external successors for the CEO and other executive officers. Consistent with this process, in early January 2026 the Board formed an independent Special Committee composed of the chairs of the Board’s four standing committees and chaired by David Dorman. The Special Committee was tasked with considering potential successors for the President and Chief Executive Officer role.

Following robust review and discussion by the other independent members of the Board, and based on the Special Committee’s recommendation, the Board determined that it was in the best interests of the Company and its stockholders to appoint Mr. Lores as President and Chief Executive Officer. Mr. Lores recused himself from the Board’s and Special Committee’s discussions and deliberations relating to his potential candidacy.

This transition reflects the Board’s ongoing commitment to effective and disciplined execution of the Company’s strategy, strong governance, and thoughtful leadership refreshment. The Board determined that at this juncture, PayPal requires a leader with deep operational expertise, a proven ability to drive disciplined execution, and experience leading complex global organizations through periods of transformation.

Mr. Lores brings more than 30 years of technology and commercial experience, including serving as President and CEO of HP Inc., where he led the company through a period of strategic transition, strengthened operating discipline, and positioned the company for long-term innovation. Mr. Lores’ experience both as a Board member and as Chair of the PayPal Board ensures that he joins as CEO with deep context for PayPal’s strategic initiatives, competitive challenges, and performance gaps.

The Board believes Mr. Lores’ experience and leadership style are well aligned with PayPal’s two-sided platform, global scale, and focus on accelerating execution in an increasingly competitive payments landscape.

In connection with Mr. Lores’ appointment as President and Chief Executive Officer and upon the recommendation of the Corporate Governance and Nominating Committee (the “Governance Committee”), the Board elected Mr. Dorman as Board Chair. Mr. Dorman has served as a director on the Board since 2015 and most recently served as Chair of the Compensation Committee and a member of the Risk and Compliance Committee (the “Risk Committee”). In addition to his experience on the Board, Mr. Dorman brings extensive public company executive compensation, talent management, and executive leadership expertise. Considering Mr. Dorman’s valuable expertise, experience and contributions to the Board, the Governance Committee believes that Mr. Dorman is well-positioned to lead our Board, provide robust, independent leadership and effectively partner with management and other Board members.

Any future changes to the Board’s leadership structure will be reflected on our website shortly after becoming effective and disclosed in compliance with applicable regulatory requirements.

2026 Proxy Statement	27

Corporate Governance Independent Chair

Independent Chair

David W. Dorman

Independent Chair

In February 2026, in connection with his appointment as the Board Chair, Mr. Dorman stepped down as Chair of the Compensation Committee and a member of the Risk Committee.

The Board has concluded that Mr. Dorman is an independent director under the listing standards of the Nasdaq Global Select Market (“Nasdaq”) and the Governance Guidelines.

Mr. Dorman has served as a PayPal director since 2015 and brings extensive executive and board-leadership experience – including service as Board Chair and Chief Executive Officer of AT&T Corporation; Non-Executive Board Chair of CVS Health Corporation; Non-Executive Chairman/Lead Independent Director of Motorola; and a current director of Dell Technologies.

Mr. Dorman brings deep expertise in finance, mergers and acquisitions, investments, strategic planning, executive compensation, and talent management, and he chaired the Special Committee that led the Company’s CEO succession and recommended the appointment of Enrique Lores.

The Governance Committee and the Board believe his combination of operating, board-chair and investor-facing experience positions him to provide strong, independent oversight and to partner effectively with management as PayPal accelerates execution and advances its transformation.

Robust Independent Chair responsibilities include:

•

Calls meetings of the Board and independent directors

•

Sets the agenda for Board meetings in consultation with other directors and the CEO

•

Provides management with input as to the quality, quantity, and timeliness of the flow of information that is necessary for the independent directors to effectively and responsibly perform their duties

•

Chairs executive sessions of the independent directors

•

Acts as a liaison between the independent directors and the CEO and management team on sensitive issues

•

Leads the Board’s annual CEO performance evaluation

•

Leads the Board’s review of the results of the annual self-evaluation process, including acting on director feedback as needed

•

Engages and consults with major stockholders and other constituencies, where appropriate

28	2026 Proxy Statement

Corporate Governance Director Independence

Director Independence

Under the Nasdaq listing standards and our Governance Guidelines, the Board must consist of a majority of independent directors. Annually, each director completes a questionnaire designed to assist the Board in determining whether the director is independent, and whether members of the Audit and Finance Committee (the “Audit Committee”) and the Compensation Committee satisfy additional SEC and Nasdaq independence requirements. The Board has adopted guidelines setting forth certain categories of transactions, relationships, and arrangements that it has deemed immaterial for purposes of determining independence.

Based on the review and recommendation by the Governance Committee, the Board analyzed the independence of each director and has determined that Mses. Chik, Henry, McGovern, Messemer, Sarnoff, and Stanley and Messrs. Christodoro, Di Sibio, Dorman, Moffett, and Yeary meet the standards of independence under the Nasdaq listing standards and the Governance Guidelines, including that each director is free of any relationship that would interfere with their individual exercise of independent judgment. The Board also determined that Rodney Adkins, who did not stand for re-election as a director at our 2025 Annual Meeting of Stockholders, was independent under these standards.

Our Governance Guidelines prohibit Company directors from serving as a director or as an officer of another company that may cause a significant conflict of interest. Our Governance Guidelines also provide that any director who has previously been determined to be independent must inform the Board Chair and our Corporate Secretary of any significant change in personal circumstances that may cause their status as an independent director to change, including a change in principal occupation, change in professional roles and responsibilities, status as a member of the board of another public company, or retirement, in each case including changes that may affect the continued appropriateness of Board or committee membership. In such situations, the Governance Committee makes a recommendation to the Board on the continued appropriateness of such director’s Board or committee membership(s).

Board Committees

The Board has four principal standing committees: the Audit and Finance Committee, the Compensation Committee, the Nominating and Governance Committee, and the Risk and Compliance Committee. In June 2025, upon the recommendation of the Governance Committee, the Board disbanded the Audit, Risk and Compliance Committee (the “ARC Committee”) and created two separate standing committees, the Audit Committee and the Risk Committee, formally separating financial reporting and audit oversight from enterprise risk, compliance, and regulatory oversight responsibilities (the “Committee Reorganization”). The Committee Reorganization has strengthened Board oversight by more clearly delineating the focus of each of the Audit and Risk Committees as set forth in their respective charters. In addition, the chair of each of the Audit and Risk Committees serves on the other committee, enhancing common understanding of, and consistency of oversight with respect to, focus areas and matters relevant to both committees.

Each committee has a written charter that addresses, among other matters, the committee’s purposes and policy, composition and organization, duties and responsibilities and meetings. The committee charters are available in the governance section of our Investor Relations website at https://investor.pypl.com/governance. Each charter permits the applicable committee, in its discretion, to delegate all or a portion of its duties and responsibilities to a subcommittee or any member of the committee. Subject to applicable law, listing standards, and the terms of its charter, the Compensation Committee also may delegate duties and responsibilities to any officer(s) of the Company.

The Governance Committee, among other responsibilities, (1) identifies Board members qualified to fill vacancies on any committee of the Board and recommends that the Board appoint the identified member or members to the respective committee, taking into account any factors set forth in such committee’s charter and any other factors the Committee deems appropriate, including determining whether to fill such vacancy; (2) reviews changes in a director’s circumstances that may impact their independence, rise to the level of a significant conflict of interest, or affect the continued appropriateness of Board or committee membership, as described in the Governance Guidelines; and (3) reviews any changes to the charters of each Board committee recommended by such committee.

2026 Proxy Statement	29

Corporate Governance Board Committees

Below is a description of each principal committee of the Board.

Audit and Finance Committee
Carmine Di Sibio Chair	Committee Meetings* in 2025: 7

Other Members: Jonathan Christodoro Gail J. McGovern Deborah M. Messemer David M. Moffett Frank D. Yeary

Primary Responsibilities

Provide assistance and guidance to the Board in fulfilling its oversight responsibilities with respect to:

• PayPal’s corporate accounting and financial reporting practices and the audit of PayPal’s financial statements;

• The independent auditor, including their qualifications and independence, appointment, compensation and oversight;

• The performance of PayPal’s internal audit function and independent auditor;

• The quality and integrity of PayPal’s financial statements and reports; and

• PayPal’s compliance with legal and regulatory obligations that could have a material impact on PayPal’s financial statements, business or compliance policies.

The Audit Committee is also responsible for reviewing and approving all audit engagement fees and terms, as well as all audit and permitted non-audit engagements, with the independent auditor and producing the Audit Committee Report for inclusion in our proxy statement.

Independence

The Board has determined that each member of the Audit Committee meets the independence requirements of Nasdaq and the SEC and otherwise satisfies the requirements for audit committee service imposed by the Exchange Act.

The Board has also determined that each member of the Audit Committee is financially literate, and that each of Mr. Moffett, Mr. Di Sibio, and Ms. Messemer satisfies the requirements for an “audit committee financial expert” set forth in the SEC rules.

* Includes three Committee Meetings in 2025 of the ARC Committee prior to the Committee Reorganization in June 2025.

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Corporate Governance Board Committees

Compensation Committee
Frank D. Yeary Chair	Committee Meetings in 2025: 5

Other Members: Joy Chik Jonathan Christodoro Alyssa H. Henry

Primary Responsibilities

• Review and approve the overall strategy for executive compensation and all compensation programs applicable to executive officers and non-employee directors, as well as the types of equity and other compensation plans used by the Company in compensating its employees;

• Annually review and approve corporate goals and objectives relevant to the compensation of the CEO and evaluate the CEO’s performance;

• Review, determine, and approve compensation for the CEO and our other executive officers;

• Review and discuss the CD&A contained in our proxy statement and prepare the Compensation Committee Report for inclusion in our proxy statement and our Annual Report on Form 10-K;

• Oversee and monitor the Company’s strategies and responsibilities related to human capital management;

• Review and approve, and oversee and monitor compliance with, policies with respect to the recovery or “clawback” of compensation;

• Review and consider the results of any advisory stockholder votes on named executive officer compensation; and

• Oversee and monitor compliance with the Company’s stock ownership guidelines applicable to non-employee directors and executive officers.

Independence

The Board has determined that each member of the Compensation Committee meets the independence requirements of Nasdaq and the SEC. Additionally, the Compensation Committee assesses on an annual basis the independence of its compensation consultant and other compensation advisors. Additional information regarding the role of the Compensation Committee in compensation matters, including the role of consultants, is provided in the CD&A.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an employee of PayPal. None of our executive officers served on the board of directors or compensation committee of another entity that has an executive officer serving on the Board or the Compensation Committee.

2026 Proxy Statement	31

Corporate Governance Board Committees

Corporate Governance and Nominating Committee
Gail J. McGovern Chair	Committee Meetings in 2025: 4

Other Members: Deborah M. Messemer Ann M. Sarnoff* Deirdre Stanley

Primary Responsibilities

• Make recommendations to the Board as to the appropriate size of the Board or any Board committee;

• Identify individuals believed to be qualified to become Board members;

• Make recommendations to the Board on potential Board and Board committee members, whether as a result of any vacancy or as part of the annual election cycle, taking into consideration the criteria set forth in the “Board Member Criteria” and “Guiding Principles for Board Composition and Succession” sections of the Governance Guidelines;

• Review and, if necessary, update, our Governance Guidelines at least annually;

• Determine Board committee membership and leadership assignments;

• Establish procedures to exercise oversight of the evaluation of the Board;

• Exercise general oversight of the Company’s management of topics related to CS&I matters, including overall CS&I strategy, risk, and opportunities, stakeholder engagement and reporting programs, initiatives in social innovation and environmental sustainability, and the Company’s Global Impact Report; and

• Review and discuss with management, at least annually, PayPal’s overall approach to, and guidelines and policies for, political activities and expenditures to ensure consistency with PayPal’s business objectives and public policy priorities.

Independence

The Board has determined that each member of the Governance Committee meets the independence requirements of Nasdaq.

* As previously disclosed, immediately following the Annual Meeting and subject to her reelection, the Board has determined to appoint Ann M. Sarnoff as chair of the Governance Committee.

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Corporate Governance Board Committees

Risk and Compliance Committee
David M. Moffett Chair	Committee Meetings* in 2025: 6

Other Members: Joy Chik Carmine Di Sibio Alyssa H. Henry Ann M. Sarnoff Deirdre Stanley

Primary Responsibilities

Provide assistance and guidance to the Board in fulfilling its oversight responsibilities with respect to:

• PayPal’s overall enterprise-wide risk management framework, including the risk appetite framework, risk taxonomy and related risk management policies;

• The identification, assessment, management, monitoring and control of key current and emerging risks, including regulatory and financial crimes compliance, technology (including cybersecurity, information security, privacy and data protection, and AI), operational, portfolio, capital, liquidity, credit, fraud, strategic, extended enterprise, business continuity, third-party and reputational risks;

• PayPal’s top risks, key risk indicators and associated mitigation plans, as well as the results of enterprise-wide risk assessments;

• The effectiveness of PayPal’s risk management program, including review of periodic reports from the Chief Risk Officer, Chief Information Security Officer, Chief Technology Officer, Chief Auditor and other members of management;

• PayPal’s enterprise-wide Compliance Program and Global Financial Crimes Program, including review and approval of applicable framework policies;

• PayPal’s compliance with applicable legal and regulatory requirements, including significant legal or regulatory matters that could have a material impact on PayPal’s business or compliance policies, and management’s remediation of significant compliance issues;

• PayPal’s Code of Business Conduct and Ethics and other corporate governance policies; and

• Policies for the receipt, retention and treatment of complaints and for the confidential, anonymous submission by employees of concerns, and referral of any concerns regarding accounting or auditing matters to the Audit Committee.

Independence

The Board has determined that each member of the Risk Committee meets the independence requirements of Nasdaq.

* Includes three Committee Meetings in 2025 of the ARC Committee prior to the Committee Reorganization in June 2025.

2026 Proxy Statement	33

Corporate Governance Board Oversight

Board Oversight

The Board is responsible for providing advice and oversight of PayPal’s strategic and operational direction and overseeing its executive management to support the long-term interests of the Company and its stockholders.

Board of Directors

Audit Committee	Compensation Committee	Governance Committee	Risk Committee

•

Oversees corporate accounting and financial reporting

•

Responsible for the qualifications and independence, appointment, compensation, and oversight of the independent auditor

•

Oversees the internal audit function

•

Oversees the Company’s executive and non-employee director compensation programs

•

Oversees and monitors the Company’s strategies and responsibilities related to human capital management

•

Oversees and monitors compliance with the Company’s policies with respect to the clawback of compensation and stock ownership guidelines applicable to executive officers and non-employee directors

•

Oversees and reviews the risks associated with our overall corporate governance framework

•

Exercises oversight of PayPal’s management of CS&I matters, including overall CS&I strategy, risks and opportunities, stakeholder engagement and reporting, programs and initiatives in social impact and environmental sustainability

•

Oversees political activities and expenditures

•

Oversees the Company’s risk and compliance management framework, including risk appetite framework, risk taxonomy and related risk management policies

•

Oversees the identification, assessment, management, monitoring and control of key current and emerging risks, including risks associated with cybersecurity, information security, privacy and data protection, and AI

Management Management regularly reviews and discusses with the Risk Committee the overall effectiveness of, and ongoing enhancements to, the Enterprise Risk and Compliance Management (“ERCM”) Program.

Enterprise Risk Management Committee

Oversees the implementation and execution of the ERCM Program, which sets the Company’s programmatic approach to identifying, measuring, managing, monitoring and reporting key risks facing the Company.

Strategic Oversight

One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy. The Board works with management to respond to the dynamic, competitive environment in which PayPal operates. At least quarterly, the CEO and executive management provide detailed business and strategy updates to the Board, and at least annually, the Board conducts an in-depth review of the Company’s overall strategy. In these meetings, the Board engages with executive management and other business leaders regarding:

•	business objectives;

•	the competitive landscape;

•	the Company’s budget, capital allocation plan, and financial and operating performance;

•	product and technology updates;

•	potential acquisitions, dispositions, strategic investments, and partnerships;

•	information security, cybersecurity, AI, and data privacy;

•	risk management and compliance reviews; and

•	other special and emerging topics.

The Board looks to the expertise of its committees to inform strategic oversight in their areas of responsibility.

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Corporate Governance Board Oversight

Risk Oversight

PayPal operates in approximately 200 markets globally in a rapidly evolving environment characterized by a heightened regulatory focus on all aspects of the payments industry. Accordingly, our business is subject to the risks inherent in the payments industry generally. A robust risk management and oversight program is critical to the successful operation of our business and the protection of our Company, customers, employees, and other stakeholders. Management is responsible for assessing and managing risk and views it as a top priority. The Board is responsible for overall risk assessment and management oversight and executes its responsibility as a group and through its committees, which report at least quarterly to the full Board. The Board and its Committees consult with external advisors, including outside counsel, consultants, auditors, and industry experts, to help ensure that they are well informed about the risks and opportunities pertinent to the Company.

Audit and Finance Committee

The Audit Committee is primarily responsible for the oversight of the Company’s accounting and financial reporting processes, the integrity of the Company’s financial statements, the independent auditor and internal audit function, and finance matters, and reports to the full Board on these matters on a regular basis:

Financial and Audit Oversight: Meets with the independent auditor, Chief Financial Officer, Chief Accounting Officer, Senior Vice President, Internal Audit, and other members of the management team quarterly and as needed, including in executive sessions, to review the following:

•	quality and integrity of the Company’s financial statements and reports;

•	accounting and financial reporting practices;

•	disclosure controls and procedures;

•	audit of the Company’s financial statements, including critical accounting matters;

•	selection, appointment, qualifications, independence, performance and compensation of the independent auditor; and

•	effect of regulatory and accounting initiatives and application of new accounting standards.

Internal Audit: Meets with the Senior Vice President, Internal Audit, quarterly and as needed, including in executive sessions, to discuss the performance of the Company’s internal audit function and the independent auditor. Reviews and approves the annual risk-based audit plan and any significant changes to such plan.

Legal and Regulatory: Meets with the Chief Legal Officer, the Chief Risk Officer, the Chief Compliance Officer and other members of management, as appropriate, quarterly and as needed, including in executive sessions, to review significant legal, regulatory, or compliance matters that could have a material impact on our financial statements, business or compliance policies.

Risk and Compliance Committee

The Risk Committee is primarily responsible for the oversight of the Company’s enterprise-wide risk management framework, including the risk appetite framework, and the Company’s compliance with legal and regulatory requirements, and reports to the full Board on the following matters on a regular basis:

Enterprise-Wide Risk Management: Periodically reviews and approves the Company’s enterprise-wide risk management program framework, including the risk appetite framework and other key risk management policies. Meets with the Global Chief Risk Officer, Chief Information Security Officer, and other members of management, quarterly and as needed, including in executive sessions, to review and discuss the following:

•

the Company’s overall risk framework and risk appetite framework, including policies and practices established by management to identify, assess, measure, manage, monitor, and control key current and emerging risks facing the Company, including regulatory and financial crimes compliance (including BSA/AML/OFAC risks), technology (including cybersecurity, information security, privacy, and AI), operational, portfolio, capital, liquidity, credit, fraud, strategic, extended enterprise, business continuity, third-party, and reputational risks;

•	reports on the Company’s top risks and associated mitigation plans as well as key risk indicators; and

•

periodic reports regarding ongoing enhancements to, and the overall effectiveness of, the Company’s risk management program, including corrective actions taken by management to address risk issues and the progress of key risk initiatives.

Compliance and Regulatory Oversight: Periodically reviews and approves the Company’s enterprise-wide Compliance Program and Global Financial Crimes framework policies. Meets with the Chief Compliance Officer, Chief Legal Officer, and other members of management quarterly and as needed, including in executive sessions, to review and discuss:

•	significant compliance risks and management’s actions on significant compliance matters, including remediation of regulatory actions;

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Corporate Governance Board Oversight

•	significant examination reports from regulatory authorities;

•	reports concerning the Company’s compliance with applicable laws and regulations; and

•	significant reported ethics matters under the Company’s Code of Business Conduct and Ethics.

Compensation Committee

The Compensation Committee is primarily responsible for the following areas and reports to the full Board on these matters on a regular basis:

•	oversees and reviews the risks associated with our compensation policies, plans, and programs;

•	oversees regulatory compliance with respect to compensation matters; and

•

oversees and monitors the Company’s strategies and policies related to human capital management, including the recruitment and retention of key talent and other key human capital management programs and initiatives.

Corporate Governance and Nominating Committee

The Governance Committee is primarily responsible for the following areas and reports to the full Board on these matters on a regular basis:

•	oversees and reviews the risks associated with our overall corporate governance framework, principles, policies, and practices;

•	oversees political activities and expenditures; and

•

oversees CS&I matters generally, including overall CS&I strategy, risks, and opportunities, stakeholder engagement and reporting, programs and initiatives in social innovation and environmental sustainability, and the Company’s annual Global Impact Report.

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Corporate Governance Board Oversight

Management’s Risk and Compliance Framework

Management regularly reviews and discusses with the Risk Committee the overall effectiveness of, and ongoing enhancements to, the Enterprise Risk and Compliance Management (ERCM) Program.

Management’s Risk and Compliance Framework

Management’s risk and compliance framework is designed to enable the Risk Committee to effectively oversee the Company’s risk management practices and capabilities.

•

The Company’s risk management committees, including the Enterprise Risk Management Committee (“ERM Committee”), oversee the implementation and execution of the ERCM Program.

•

The ERM Committee is the highest-level risk management committee, is chaired by PayPal’s Chief Enterprise Risk Officer and reviews periodic reports from management regarding the effectiveness of the ERCM Program.

•

The ERCM Program’s objectives are to identify, measure, manage, monitor, and report key risk factors facing our Company including:

— Financial crime and regulatory compliance risk — Operational, portfolio, and capital risk	— Technology, cybersecurity, AI, and privacy risk — Strategic, reputational, and third-party risk

•

AI Governance Executive Council, comprising cross-functional representatives of relevant company functions, meets quarterly and reports to the ERM Committee as appropriate on a variety of areas including alignment of PayPal’s AI governance framework with company objectives and strategic AI initiatives.

•

Key CS&I considerations are integrated into our ERCM Program and current and emerging CS&I trends are regularly reported to a subcommittee of the ERM Committee.

Effectively managing privacy and cybersecurity risks is paramount and an integral component of the ERCM Program

PayPal’s Global Privacy Program is built on globally recognized privacy and data protection principles that encompass lawfulness, fairness, transparency, purpose limitation, data minimization, accuracy, security, accountability, integrity and confidentiality, individual data rights, and cross border requirements into enterprise standards, policies, and training. These principles guide how personal data is collected, used, shared, retained, and disposed of across PayPal’s products, services, and operations, and are designed to minimize privacy risk while supporting regulatory compliance and sustaining customer trust.

•

Privacy risk assessment and issue management are integral to the Program, complemented by advisory support that enable teams to maintain scalable controls that promote a privacy aware, data driven culture aligned with evolving regulatory and stakeholder expectations.

•

The Privacy Program is led by the Chief Privacy Officer and a global team within the Global Compliance organization; they partner closely with business and technology teams to foster a “Data Hygiene by Default” and “Privacy by Design” culture across the organization. All employees and contractors are required to complete mandatory annual privacy training, with additional role based training for relevant teams, and privacy awareness is actively promoted to customers as part of PayPal’s broader ethics and compliance education program.

Our Cyber and Information Security Program is designed to enable robust cybersecurity management across our global enterprise and support the company in identifying, protecting, detecting, responding to, and recovering from cybersecurity threats.

•

The risk-driven program, led by our Chief Information Security Officer, is ISO 27001 certified and aligned with other industry frameworks and best practices, including the National Institute of Standards and Technology (NIST) Cybersecurity Framework and Payment Card Industry (PCI) Data Security Standards.

•

We conduct 24/7 monitoring and measurement through our PayPal Command Center and PayPal Cyber Defense Center to promote system reliability, detect potential incidents, and enable timely responses. We require annual employee and contractor training and promote cybersecurity awareness and education for employees and customers.

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Corporate Governance Board Oversight

AI Governance Framework

In 2025, PayPal adopted a new Enterprise AI Governance Framework to provide enterprise-wide oversight, risk management, and accountability for the responsible development and use of artificial intelligence in our operations and product offerings. This framework is formalized through PayPal’s Enterprise AI Policy and Standard, as well as PayPal’s AI Governance Charter, which delineates executive leadership, operational enablement, and policy and risk oversight of AI through dedicated governance bodies. As indicated below, the AI Governance Executive Council reports into our Enterprise Risk Management Committee, and ultimately to the Risk Committee and Board, to ensure that our approach to AI risk management is consistent with our risk management processes across the Company.

AI Governance Charter Comprehensive framework for AI governance Defines for AI governing bodies:Scope and authority Responsibilities Structure and membership Enterprise Risk Management Committee (ERMC) AI Governance Executive Council Provides strategy and executive oversight Cross-functional leadership representation from technology, operations, data science, people, legal, risk, and compliance functions AI Governance Working Groups Monitor compliance and emerging risks Coordinate platform and process improvement Drive adoption and awareness of trustworthy AI practices Responsible AI Principles Data and privacy Security and resilience Fairness Explainability and reliability Accountability and transparency

Executive Succession Planning

The Board recognizes the importance of effective executive leadership to PayPal’s success and reviews CEO and other executive succession planning at least annually. As part of this process, the Board reviews and discusses the capabilities of our executive management, as well as succession planning and identification of potential successors for the CEO and our other executive officers. The process includes consideration of organizational and operational needs, competitive challenges, leadership/management potential and development, and emergency situations. Please see the section titled “Independent Board Chair and President and Chief Executive Officer Transitions“ above for a discussion of the Board’s determination in February 2026 to appoint Mr. Lores as the Company’s President and Chief Executive Officer effective March 1, 2026.

Director Orientation and Continuing Education

Upon joining the Board, directors participate in a robust orientation program to help ensure that they have the tools, resources and knowledge to provide effective oversight of the Company and management. Our director orientation program familiarizes new directors with the Company’s business, strategy, operations, and culture, among other areas, and assists them in developing the skills and knowledge required to serve on the Board and any assigned Board committees. New directors meet with members of our executive leadership team and other key leaders to gain a deeper understanding of the Company’s business and operations. Directors regularly engage, formally and informally, with other directors and senior leaders to share ideas, build stronger working relationships, gain broader perspectives, and strengthen their working knowledge of the Company’s business and strategies. From time to time, management provides, or invites outside experts to provide, educational briefings to the Board on business, corporate governance, regulatory, and compliance matters and other topics to help enhance skills and knowledge relevant to their service as a PayPal director. In the past year, for example, we have hosted

38	2026 Proxy Statement

Corporate Governance Board Oversight

outside experts to present during Board meetings on topics related to anti-money laundering/counter-terrorist financing and government sanctions oversight, industry trends and emerging risks, including with respect to digital assets and cryptocurrencies. In addition, directors are encouraged to attend accredited director education programs at the Company’s expense.

Board and Committee Evaluations

Our Board is committed to continuous corporate governance improvement, and the Board and committee self-evaluations play a critical role in ensuring the overall effectiveness of our Board and each committee. The Board and its principal committees perform an annual self-evaluation to assess their performance and effectiveness and to identify opportunities to improve. As appropriate, the self-evaluations result in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our Board and its committees. Our Board and committee evaluation process operates as follows:

•

One-on-One Interviews. Annually, a one-on-one interview is conducted with each director to review and obtain feedback on the performance of the Board and its committees over the prior year and identify opportunities to improve Board effectiveness. The interviews cover a broad range of matters including strategic oversight; Board/committee structure, composition, development, and effectiveness; interactions with management; and Board processes.

•	Review Responses. The full Board reviews and assesses anonymized interview responses and each committee reviews responses relating to its respective performance, in each case in executive session.

•	Incorporate Feedback. Feedback from the evaluations informs Board and committee enhancements.

•	Annual Process Review. The Governance Committee annually reviews this self-evaluation process to ensure it is operating effectively.

Board and Committee Meetings and Attendance

Our Board typically holds at least four regularly scheduled meetings each year, in addition to special meetings scheduled as appropriate. At each regularly scheduled Board meeting, a member of each principal Board committee reports on any significant matters addressed by the committee since the last regular meeting, and the independent directors have the opportunity to meet in executive session without management or the other directors present. The Board expects that its members will rigorously prepare for, attend, and participate in all Board and applicable Board committee meetings.

Our Board met 6 times during 2025. All director nominees who served in 2025 attended more than 75% of all our Board meetings and meetings of the Board committees on which they served.

All directors are encouraged to attend the Annual Meeting. Last year, all the directors serving at the time attended our 2025 Annual Meeting of Stockholders, except two directors who had unavoidable conflicts.

Outside Advisors

The Board may retain outside legal, financial or other advisors as it deems necessary or appropriate at the Company’s expense and without obtaining management’s consent. Each principal Board committee may also retain outside legal, financial or other advisors as it deems necessary, at the Company’s expense and without obtaining the Board’s or management’s consent.

2026 Proxy Statement	39

Corporate Governance Stockholder Engagement

Stockholder Engagement

Our Board and management team maintain a robust stockholder engagement program and are committed to regular, constructive dialogue to solicit the perspectives of a broad cross-section of stockholders on matters relevant to our business, including corporate governance, risk management and oversight, executive compensation, and CS&I matters.

In addition to the outreach conducted in the weeks leading up to our 2025 Annual Meeting of Stockholders, we also reached out to our investors to solicit feedback following that meeting. Following our 2025 Annual Meeting of Stockholders, we contacted investors representing approximately 57% of shares held by institutional investors, and holders of approximately 28% of shares held by institutional investors engaged with us.

Host Annual Meeting Engage in pre-Annual Meeting stockholder outreach to understand stockholder views on proxy matters, respond to questions and solicit support for Board recommendations Hold virtual Annual Meeting Post Annual Meeting Q&A on our Investor Relations website following the Annual Meeting Assess Stockholder Feedback Review stockholder feedback with relevant Committees and the Board, as appropriate Consider enhancements to the Company’s corporate governance, CS&I and executive compensation practices and disclosures, when warranted Discuss stockholder proposals with proponents Consider Meeting Results Discuss Annual Meeting voting results with the Governance Committee and the Board, as appropriate Plan stockholder outreach campaign for targeted and responsive engagement and prioritize focus areas Conduct Stockholder Outreach Engage in comprehensive stockholder outreach to gather feedback following the Annual Meeting Discuss developments in the Company’s business and strategy, Board composition, corporate governance, corporate sustainability and impact (“CS&I”) matters, and executive compensation Explore new topics of interest for the upcoming year PayPal

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Corporate Governance Stockholder Engagement

The table below provides an overview of the key areas of stockholder focus covered during our stockholder outreach meetings during the fall of 2025 and in January 2026. In these engagements, investors noted that they are exploring these focus areas with companies across their portfolio and are broadly supportive of our current practices. As such, through these conversations stockholders generally sought to better understand our approach to these topics, rather than to suggest substantial changes to our existing practices.

Key Topic	Area of Stockholder Focus	Highlights of our Practices and Recent Developments

Board Composition and Succession Planning	• Board refreshment and skillsets in alignment with our transformation strategy; • Board and executive succession planning; and • Orderly Board and executive leadership transitions.

•

The Board regularly oversees and plans for director succession and Board refreshment. The Board reviews executive succession planning at least annually.

•

In February 2026, as part of its thoughtful succession planning process, the Board appointed David W. Dorman as Independent Chair in conjunction with the appointment of Mr. Lores, the previous Independent Chair, as our President and Chief Executive Officer, effective as of March 1, 2026.

•

We have added four independent directors to the Board in the last two years.

Risk Management and Oversight	• Board and committee risk oversight; • Governance structure and program management of cybersecurity, data privacy, and data management; and • Responsible AI management and practices.

•

The Board is committed to robust and effective oversight of our ERCM Program. Each of the Board committees has oversight responsibility for clearly defined risks outlined in each of their respective committee charters.

•

In 2025, the Board split the Audit, Risk & Compliance Committee into two new committees: the Risk & Compliance Committee and the Audit & Finance Committee. This enhancement helps optimize risk oversight by enabling the Risk & Compliance Committee to provide robust dedicated oversight of all risk matters outside the scope of other Board committees.

- The Risk & Compliance Committee is responsible for overseeing and reviewing our overall risk management framework and reports to the full Board on risk matters, including cybersecurity, data privacy, and AI.

- The Board is focused on responsible development, deployment, management, and oversight of AI matters through PayPal’s Responsible AI Principles and Enterprise AI Governance Framework.

•

We are committed to preserving the integrity of our platform and to ensuring the safety, security, and privacy of our customers.

•

Managing key risks, including cybersecurity, data privacy, and AI, is a vital component of our enterprise-wide ERCM Program and includes oversight and management by our Chief Information Security Officer and Privacy Program managed by the office of the Chief Technology Officer.

Executive Compensation & Equity Usage	• Selection of appropriate performance metrics for executive compensation program; and • Equity compensation as a tool for talent acquisition and retention.

•

The Compensation Committee evaluates the appropriateness of the Company’s compensation-related performance metrics at least annually, taking into consideration the Company’s overall strategy and stockholder feedback.

•

In structuring the compensation for Mr. Lores, the Compensation Committee focused on creating a highly-performance oriented compensation package designed to strongly align his interests with those of our stockholders and effectively incentivize execution of our transformation strategy (see CD&A for details).

•

The Compensation Committee recognizes the importance of the responsible use of incentive equity to attract and retain key talent, while balancing the impact of equity compensation on stockholders, and has taken steps to responsibly manage dilution (see Proposal 3 for details).

CS&I Matters	• Board oversight of CS&I strategy; • Human capital management strategies; and • Climate strategy and reporting under established frameworks.

•

We continued to enhance our non-financial reporting efforts and disclosures, aligned with global reporting frameworks, while strengthening our governance, controls and oversight to support compliance with evolving legal and regulatory requirements.

•

We sustained and strengthened a strong corporate culture that prioritizes advancement, always-on learning, and individual career development — supported by robust onboarding and leadership programs — to attract, develop and retain the global talent essential to our long-term success.

2026 Proxy Statement	41

Corporate Governance Stockholder Engagement

Code of Business Conduct and Ethics

PayPal’s Code of Business Conduct and Ethics (“Code of Conduct”) requires that our directors, executive officers, and all other employees avoid any activity that is or has the appearance of being a conflict of interest with the Company, disclose actual or potential conflicts of interest, and recuse themselves from related decisions. In addition, our Code of Conduct prohibits the use of confidential company information, company assets or position at the Company for personal gain. We review and update our Code of Conduct and related policies annually, and conduct annual risk and compliance training for all employees and contractors, which covers areas such as our Code of Conduct, anti-money laundering and sanctions, cybersecurity and information protection awareness, data privacy, anti-corruption, and sexual harassment prevention. In addition, upon joining PayPal and annually thereafter, our employees must certify that they understand and will comply with our Code of Conduct. In 2025, PayPal achieved 100% completion for its annual risk and compliance training for the tenth consecutive year. Any amendments or waivers to our Code of Conduct requiring disclosure under applicable SEC or Nasdaq rules will be posted on our website.

Concerns about accounting or auditing matters or possible violations of our Code of Conduct should be reported under the procedures outlined in our Code of Conduct. Among our many safe, easy-to-use reporting channels we provide a global Integrity Helpline, which is available 24 hours a day, seven days a week in multiple languages. Reports to the Integrity Helpline are confidential and can be made anonymously.

Governance Guidelines of the Board of Directors

The Board has adopted Governance Guidelines to serve as a framework to aid the Board in effectively conducting its business. The Governance Guidelines cover many of the policies and practices discussed in this proxy statement, including Board member criteria, Board composition, leadership, development, and succession, expectations for meeting attendance and the roles of the Board’s standing committees. The Governance Committee reviews the Governance Guidelines each year, and recommends any changes to the Board for consideration and approval as necessary or appropriate in response to changing regulatory requirements, evolving best practices, and other considerations.

Where to Find Our Governance Documents

Our Governance Guidelines, charters of our principal Board committees, our Code of Conduct, and other key corporate governance documents and materials are available on the governance section of our Investor Relations website at https://investor.pypl.com/governance/governance-overview/.

Related Person Transactions

The Board has adopted a written policy governing the review and approval of related person transactions. The policy, which is administered by the Audit Committee, applies to any transaction or series of transactions in which (1) the Company or its consolidated subsidiary is a participant, (2) the amount involved is or is reasonably expected to be more than $120,000, and (3) a related person under the policy has a direct or indirect material interest. The policy defines a “related person” to include directors, director nominees, executive officers, beneficial owners of more than 5% of PayPal’s outstanding common stock, or an immediate family member of any of these persons.

Under the policy, transactions requiring review are referred to the Audit Committee for pre-approval, ratification, or other action. Management will provide the Audit Committee with a description of any related-person transaction proposed to be approved or ratified, including the terms of the transaction, the business purpose of the transaction and the benefits to PayPal and to the relevant related person. In determining whether to approve or ratify a related-person transaction, the Audit Committee will consider the following factors:

•	whether the terms of the transaction are fair to the Company, and at least as favorable to the Company as they would be if the transaction did not involve a related person;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director under the Company’s director independence standards; and

•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

The Company also has practices that address potential conflicts in circumstances where a non-employee director is a control person of an investment fund that desires to make an investment in or acquire a company that may compete with one of the

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Corporate Governance Related Person Transactions

Company’s businesses. Under those circumstances, the director is required to notify the Company’s CEO, Chief Legal Officer, and Corporate Secretary of the proposed transaction, who then assess the nature and degree to which the investee company is competitive with one of the Company’s businesses, as well as the potential overlaps between the Company and the investee company. If it is determined that the competitive situation and potential overlaps between PayPal and the investee company are acceptable, the Company may approve the transaction, conditioned upon the director agreeing to certain limitations. Such limitations may include refraining from joining the board of directors of, serving as an advisor to or being directly involved in the business of the investee company; not conveying any confidential or proprietary information regarding the investee company to the Company or regarding the Company’s line of business with which the investee competes to the investee company; abstaining from being the primary decision-maker for the investment fund with respect to the investee company; recusing themselves from portions of investee company meetings that cover confidential competitive information reasonably pertinent to the Company’s lines of business with which the investee company competes; and agreeing to any additional limitations the CEO or Chief Legal Officer deems reasonably necessary or appropriate as circumstances change. All transactions by investment funds in which a non-employee director is a control person also remain subject in all respects to the Board’s written policy for the review of related person transactions, discussed above.

The Audit and Finance Committee charter requires it to review and approve all related person transactions that are required to be disclosed under Item 404(a) of SEC Regulation S-K. There were no transactions required to be reported in this proxy statement since the beginning of fiscal year 2025, where our written related-person transaction policy did not require review, approval or ratification or where this policy was not followed.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on the information available to us during the fiscal year ended December 31, 2025, we believe that all applicable Section 16(a) reports were timely filed.

2026 Proxy Statement	43

Director Compensation

Director Compensation

The Compensation Committee is responsible for reviewing and approving compensation paid to non-employee directors for their Board and Board committee service. On an annual basis, the Compensation Committee reviews the non-employee director compensation program, receiving input from the Compensation Committee’s independent compensation consultant regarding market practices and the competitiveness of the non-employee director compensation program in relation to the Company’s peer group and the general market.

2025 Director Compensation

Our director compensation program includes the payment of an annual cash retainer and the grant of an annual equity award to each of our non-employee directors. In late 2024, the Compensation Committee, after consultation with its independent compensation consultant, determined that the Company’s director compensation program continued to be aligned with market practices. Accordingly, no changes were made to the director compensation program for 2025 at that time.

Effective June 23, 2025, the Board effected the Committee Reorganization, disbanding the ARC Committee and creating two separate standing committees – the Audit Committee and the Risk Committee. In connection with the Committee Reorganization, the Compensation Committee approved annual committee retainers payable to chairs and members of each of the Audit Committee and Risk Committee, as set forth under “2025 Annual Cash Retainers” below. Any Board member appointed as chair or member of a committee on which they were not serving at the time of the Committee Reorganization received a pro-rated annual committee retainer in connection with the Committee Reorganization. This includes any Board member appointed as chair or member of the Audit Committee or Risk Committee who was not serving on the ARC Committee at the time of the Committee Reorganization, as well as any Board member appointed to both the Audit Committee and Risk Committee who was serving on the ARC Committee at the time of the Committee Reorganization. Any Board member appointed as chair or member of only one of the Audit Committee or Risk Committee who was serving on the ARC Committee at the time of the Committee Reorganization was not eligible to receive a pro-rated annual committee retainer.

2025 Annual Cash Retainers

Each non-employee director of the Company was provided the following annual retainers following the first trading day after January 1, 2025 (or on a prorated basis following their appointment to the Board or to a committee):

2025 Annual Retainers:

All Non-Employee Directors	$80,000/year

Non-Executive Board Chair	$87,500/year

Lead Independent Director (if applicable)	$75,000/year

2025 Committee Chair Retainers:

ARC Committee Chair	$40,000/year

Compensation Committee Chair	$25,000/year

Governance Committee Chair	$20,000/year

Audit Committee Chair (effective June 23, 2025)	$40,000/year

Risk Committee Chair (effective June 23, 2025)	$40,000/year

2025 Committee Member Retainers:

ARC Committee Member	$20,000/year

Compensation Committee Member	$18,000/year

Governance Committee Member	$10,000/year

Audit Committee Member (effective June 23, 2025)	$20,000/year

Risk Committee Member (effective June 23, 2025)	$20,000/year

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Director Compensation 2025 Director Compensation

Annual director retainers are generally paid in cash, but non-employee directors may elect to receive 100% of their annual retainers in fully vested PayPal common stock, with a grant date fair value equal to the annual retainer, in lieu of cash.

Each non-employee director receives an annual retainer and additional retainers, as applicable, for serving as chair or a member of our Board committees. Our Non-Executive Board Chair receives an annual Chair retainer in addition to the annual non-employee director retainer. Our Board does not currently include a Lead Independent Director, as our Board Chair is an independent director.

If, following the annual retainer payment date, a non-employee director is appointed or elected to serve as a member of the Board (or as Board Chair, a committee chair or a committee member), the non-employee director will receive a prorated annual retainer, based on the number of days from the appointment or election date to December 31 of that year.

2025 Equity Awards

In addition to the annual retainers, all then-serving non-employee directors received the following fully vested awards of PayPal common stock following the 2025 Annual Meeting of Stockholders:

2025 Equity Awards:

All Non-Employee Directors	$275,000 in PayPal common stock

Non-Executive Board Chair	Additional $87,500 in PayPal common stock

If a non-employee director is appointed or elected to serve as a member of the Board (or Board Chair) following the Annual Meeting of Stockholders, the non-employee director will receive a prorated annual equity award (and Board Chair annual equity award, as applicable), based on the number of days from the appointment or election date to the first anniversary of the last Annual Meeting of Stockholders. Ms. Chik received an initial equity award of $55,005 in PayPal common stock upon her appointment to the Board on March 10, 2025, reflecting a $275,000 annual equity award, prorated for the number of days from her appointment date to May 22, 2025 (the first anniversary of our 2024 Annual Meeting of Stockholders). Ms. Stanley received an initial equity award of $260,694 in PayPal common stock upon her appointment to the Board on June 24, 2025, reflecting a $275,000 annual equity award, prorated for the number of days from her appointment date to June 5, 2026 (the first anniversary of our 2025 Annual Meeting of Stockholders).

The number of shares of PayPal common stock subject to the equity award is determined by dividing the value of the annual equity award by the closing price of our common stock on the date of the annual stockholders meeting (or, for the initial equity award granted to each of Mses. Chik and Stanley, the grant date), rounded up to the nearest whole share.

Deferred Compensation

Our non-employee directors are eligible to defer 5% to 100% of their annual retainers and equity awards pursuant to the PayPal Holdings, Inc. Deferred Compensation Plan (“DCP”), our non-qualified deferred compensation plan. The DCP allows participants to set aside tax-deferred amounts. The investment return on any deferred cash amounts is linked to the performance of a range of market-based investment choices made available pursuant to the DCP, and the investment return on any deferred equity awards is linked to the performance of PayPal common stock. Our non-employee directors can elect to begin distributions from the DCP following the termination of their services to PayPal or in a specified year (provided that a director’s DCP account will be distributed if the director’s service on the Board terminates prior to the specified year). Our non-employee directors can elect to receive their distributions either as a lump sum or in annual installments over a period ranging from two to 15 years.

Director Stock Ownership Guidelines

Our non-employee directors are subject to rigorous stock ownership guidelines. Each non-employee director is required to hold an amount of PayPal common stock valued at five times the annual retainer for all non-employee directors within five years of joining the Board and is expected to continuously own sufficient shares to meet the stock ownership guidelines thereafter. As of the Record Date, each non-employee director met the stock ownership guidelines or is on track to meet the stock ownership guidelines within the five-year period for initial compliance.

Shares that count toward satisfaction of the stock ownership guidelines include the following:

•	shares owned outright by the director or their immediate family members residing in the same household;

•	shares held in trusts, limited liability companies, or similar entities for the benefit of the director or their immediate family members; and

2026 Proxy Statement	45

Director Compensation 2025 Director Compensation

•

deferred shares, vested deferred stock units (“DSUs”), vested deferred restricted stock units (“RSUs”), or vested deferred performance-based restricted stock units (“PBRSUs”) that may only be settled in shares of our common stock.

Unvested shares of restricted stock, DSUs, RSUs or PBRSUs and unexercised stock options (whether or not vested) do not count toward ownership under the stock ownership guidelines.

Our stock ownership guidelines are available on the governance section of our Investor Relations website at

https://investor.pypl.com/governance/governance-overview/.

2025 Director Compensation Table

The following table summarizes the total compensation earned by or paid to our non-employee directors for the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total[3] ($)

Rodney C. Adkins[4]	110,000	—	110,000

Joy Chik[5]	90,515	330,029	420,544

Jonathan Christodoro	118,466	275,024	393,490

Carmine Di Sibio	120,932	275,024	395,956

David W. Dorman	125,564	275,024	400,588

Enrique Lores[6]	167,534	362,567	530,101

Gail J. McGovern	128,466	275,024	403,490

Debbie M. Messemer	105,233	275,024	380,257

David M. Moffett	130,466	275,024	405,490

Ann M. Sarnoff	109,419	275,024	384,443

Deirdre Stanley[7]	57,319	260,694	318,013

Frank D. Yeary	109,488	275,024	384,512

[1]

The amounts reported in the Fees Earned or Paid in Cash column reflect the annual cash retainer amounts earned by each non-employee director in 2025, which includes annual retainer amounts for which the following directors elected to receive fully vested shares of PayPal common stock in lieu of cash:

Name	Fees Forgone ($)	Shares Received (#)

David W. Dorman	125,466	1,481

Enrique Lores	167,500	1,944

Deirdre Stanley	57,260	779

Frank Yeary	109,419	1,292

[2]

Amounts shown represent the grant date fair value of the fully vested shares of PayPal common stock granted to our non-employee directors (other than Ms. Stanley) on June 5, 2025, following our 2025 Annual Meeting of Stockholders; to Ms. Chik on March 10, 2025, in connection with her appointment to the Board; and to Ms. Stanley on June 24, 2025, in connection with her appointment to the Board. The grant date fair value is calculated by multiplying the number of shares of PayPal common stock subject to the award by the closing price of a share of PayPal common stock on the date of grant, in accordance with FASB ASC Topic 718.

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Director Compensation 2025 Director Compensation Table

[3]

The amounts reported in the Fees Earned or Paid in Cash, Stock Awards and Total columns include amounts deferred under the DCP. As of December 31, 2025, our non-employee directors held the following vested DSUs and deferred shares of our common stock under the DCP:

Name	Total DSUs Held (#)	Total Deferred Shares Held (#)

Jonathan Christodoro	5,353	—

Carmine Di Sibio	—	8,044

David W. Dorman	9,488	—

Enrique Lores	—	25,183

Gail J. McGovern	3,711	4,167

Deborah Messemer	—	13,976

David M. Moffett	49,001	12,087

Deirdre Stanley	—	4,322

Frank D. Yeary	5,460	25,383

DSUs and deferred shares held by our directors accrue dividend equivalents, which will be paid in cash to our non-employee directors at the same time as the underlying DSUs or deferred shares are delivered. Dividend equivalents are not included in “All Other Compensation” because those amounts were factored into the grant date fair values.

[4]	Mr. Adkins did not seek re-election to the Board at the 2025 Annual Meeting of Stockholders.

[5]

Ms. Chik was appointed to the Board on March 10, 2025. Her annual cash retainer was prorated to reflect her service during 2025 and her annual equity retainer for service prior to the 2025 Annual Meeting of Stockholders was prorated to reflect the number of days from the date of her appointment to the first anniversary of the 2024 Annual Meeting of Stockholders.

[6]	The amounts reported in this table for Mr. Lores reflect compensation for his role as a non-employee director during all of 2025.

[7]

Ms. Stanley was appointed to the Board on June 24, 2025. Her annual cash retainer was prorated to reflect her service during 2025 and her 2025 annual equity retainer was prorated to reflect the number of days from the date of her appointment to the first anniversary of the 2025 Annual Meeting of Stockholders.

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Corporate Sustainability & Impact Oversight and Management

Corporate Sustainability & Impact Oversight and Management

PayPal recognizes the importance of operating our business in a responsible and sustainable manner in support of our long-term strategic objectives. We believe that effective management of non-financial risks and opportunities is important to furthering the long-term interests of our business and help enable us to create value for our stockholders, customers, employees, communities, and other stakeholders. Below is a high-level overview of our programs and initiatives. For more in-depth information, see our latest annual Global Impact Report available at https://investor.pypl.com/csi-strategy.

Corporate Sustainability & Impact Governance

Our overall CS&I governance framework is designed to provide sound company oversight of CS&I matters, drive Board and management accountability and demonstrate PayPal’s commitment to transparency. The entire Board engages on CS&I matters that affect business strategy, and Board committees are responsible for oversight of specific matters. Our cross-functional program is managed by the CS&I Executive Council and implemented through guidance and direction provided by the CS&I Steering Committee. Representatives from the CS&I Steering Committee provide updates to the CS&I Executive Council on CS&I matters regularly and to the Governance Committee quarterly, and meet with a subcommittee of the Enterprise Risk Management Committee at least annually to review current and emerging CS&I-related risk topics.

Oversight

Our Board of Directors is actively engaged on CS&I matters that impact business strategy:

•

Governance Committee: Oversight of PayPal’s management of CS&I topics, including overall CS&I strategy, risks and opportunities, stakeholder engagement, and programs and initiatives in social innovation and environmental sustainability.

•

Risk Committee: Oversight of the Company’s risk framework and enterprise-wide compliance program, including cybersecurity, privacy, and AI matters.

•

Compensation Committee: Oversight of the strategies and responsibilities related to human capital management, including corporate culture.

Management

Our CS&I Executive Council directs and manages the execution of our enterprise-wide CS&I strategy to help ensure non-financial risks and opportunities are appropriately tracked across the enterprise, including through the ERCM Program.

Implementation

The CS&I Steering Committee, supported by cross-functional working groups, is responsible for overall program implementation.

Corporate Sustainability & Impact Strategy

Our CS&I strategy is aligned with our focus to drive long-term business value and growth. We approach and manage our key non-financial risks and opportunities across four focus areas: Employees & Culture, Social Impact, Responsible Business Practices and Environmental Sustainability. Reflective of our business, mission, and values, this integrated approach is designed to support enterprise priorities to drive and protect brand value, manage risk effectively, demonstrate competitive differentiation, position PayPal as an employer of choice, and support future opportunities for innovation and growth.

Employees & Culture

Our employees play a critical role in advancing our mission to revolutionize commerce globally. Investing in our workforce is fundamental to our success, and we are dedicated to building a workplace where everyone can make a positive impact. By investing in learning, career development, and internal mobility, we support employee growth on both individual and collective levels – helping our people grow, lead, and contribute their best work while shaping the future of commerce.

Social Impact

As a trusted global brand, PayPal is uniquely positioned to move money quickly and securely, helping small businesses and individuals access the support they need to participate and thrive in the digital economy. PayPal’s social impact mission is to prepare people and small businesses for the next era of commerce. This mission guides how we invest, partner, engage, and operate, as well as how we measure our progress.

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Corporate Sustainability & Impact Oversight and Management Corporate Sustainability & Impact Governance

Responsible Business Practices

Building and maintaining customer trust and upholding ethical business practices are fundamental to the success of our long-term strategy. Our commitment to these principles is illustrated by our rigorous approach to risk management, governance, and oversight. We are committed to responsibly managing our infrastructure, safeguarding sensitive data, maintaining high standards of business ethics, and ensuring a responsible and sustainable supply chain.

Environmental Sustainability

We are committed to furthering environmental sustainability in the areas in which it impacts our business and strategic objectives, or as otherwise required by applicable law in the jurisdictions in which we do business.

Leadership Principles

PayPal’s mission to revolutionize commerce globally is guided by our leadership principles: (1) put people first, including by inspiring greatness in others, raising the standard and modeling it, and building trust and fostering belonging; (2) work customer back, including by solving our customer’s greatest needs, innovating through uncertainty, and acting quickly, with purpose; and (3) win together, including by taking ownership, driving joint success, and executing with excellence.

Corporate Sustainability & Impact Reporting

As part of our commitment to transparency, we strive for alignment with those non-financial reporting frameworks that are most applicable to our business and most important to our stakeholders. Our Global Impact Report provides specific reporting of our CS&I programs, policies and metrics mapped to Global Reporting Initiative standards and Sustainability Accounting Standards Board standards, as applicable. As we continue to evolve our CS&I efforts, we are committed to sharing progress through subsequent reports and updates. For more in-depth information, see our latest annual Global Impact Report available at https://investor.pypl.com/csi-strategy.

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Stock Ownership Information

Stock Ownership Information

The following tables set forth certain information with respect to (1) each stockholder known to us to be the beneficial owner of more than 5% of our common stock as of December 31, 2025, and (2) the beneficial ownership of our common stock by each director and director nominee, by each named executive officer identified in the 2025 Summary Compensation Table, and by all executive officers and directors (including nominees) as a group as of the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to these tables, the entities and individuals named in the tables have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Five Percent Owners of Common Stock

	Shares Beneficially Owned

Name and Mailing Address	Number		Percent

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	90,375,902	[1]	10.05%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	72,523,555	[2]	8.06%

[1]

Based solely on information on Schedule 13G/A (Amendment No. 9) filed with the SEC on January 30, 2026. The Vanguard Group and certain related entities have sole voting power of 0 shares of the Company’s common stock, shared voting power of 8,798,288 shares of the Company’s common stock, sole dispositive power of 0 shares of the Company’s common stock and shared dispositive power of 90,375,902 shares of the Company’s common stock. According to the most recent Schedule 13G/A (Amendment No. 10) filed by The Vanguard Group with the SEC on March 27, 2026, The Vanguard Group does not beneficially own any shares of the Company’s common stock following an internal reorganization pursuant to which The Vanguard Group’s beneficial ownership has been disaggregated.

[2]

Based solely on information on Schedule 13G/A (Amendment No. 6) filed with the SEC on January 26, 2024. BlackRock, Inc. has sole voting power of 64,471,044 shares of the Company’s common stock and sole dispositive power of 72,523,555 shares of the Company’s common stock.

50	2026 Proxy Statement

Stock Ownership Information Security Ownership of Executive Officers and Directors

Security Ownership of Executive Officers and Directors

	Shares Beneficially owned[2]

Name[1]	Number	Percent

Enrique Lores	1,147,553	*

Alex Chriss	505,191	*

Jamie Miller	700,656	*

Michelle Gill	655,986	*

Frank Keller	589,240	*

Suzan Kereere	622,658	*

Diego Scotti	626,304	*

Aaron Webster	480,046	*

Joy Chik	4,607	*

Jonathan Christodoro	41,476	*

Carmine Di Sibio	8,044	*

David W. Dorman	74,397	*

Alyssa Henry	1,210	*

Gail J. McGovern	33,529	*

Deborah M. Messemer	13,976	*

David M. Moffett	71,022	*

Ann M. Sarnoff	31,867	*

Frank D. Yeary	55,269	*

All Directors and Executive Officers as a Group (18) Persons	5,663,031	*

*	Less than one percent

[1]	c/o PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131.

[2]

Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 25, 2026 and RSUs that are scheduled to vest within 60 days of March 25, 2026 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options or RSUs, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 899,673,971 shares of common stock outstanding as of March 25, 2026.

2026 Proxy Statement	51

Information About Our Executive Officers

Information About Our Executive Officers

Diversity of our current Executive Officers*
86%	3 Women Executive Officers 4 Ethnically Diverse Executive Officers

Total Diversity
* As of March 25, 2026

Executive Officer Biographies

Enrique Lores

President and Chief Executive Officer	In current position since March 2026	Age: 60

Career Highlights • Mr. Lores’ biography is set forth on page 20 of this proxy statement under the heading “Proposal 1: Election of Directors – Director Biographies.”

Michelle Gill

Executive Vice President, General Manager, Small Business & Financial Services	In current position since November 2023	Age: 53

Career Highlights

•

Senior Vice President, QuickBooks Money Platform at Intuit from March 2023 to September 2023.

•

General Manager and Executive Vice President of Consumer Lending and Capital Markets at SoFi from April 2020 to September 2022.

•

Chief Financial Officer of SoFi from May 2018 to April 2020.

•

Investment Professional at TPG Sixth Street Partners from July 2017 to April 2018.

•

Managing Director and Partner at Goldman Sachs from February 2003 to April 2017.

52	2026 Proxy Statement

Information About Our Executive Officers Executive Officer Biographies

Frank Keller

Executive Vice President, General Manager, Large Enterprise & Merchant Platform	In current position since April 2024	Age: 52

Career Highlights

•

Senior Vice President, General Manager, Large Enterprise & Merchant Platform Group from November 2023 to March 2024.

•

Senior Vice President, General Manager Merchant and Payments at PayPal from May 2022 to October 2023.

•

Senior Vice President, Enterprise Solutions and Digital Commerce at PayPal from January 2021 to April 2022.

•

Vice President, Europe & Global Inside Sales, Global Sales Transformation Lead at PayPal from June 2019 to January 2021.

•

Vice President, Global Head of Consumer Segment at PayPal from July 2018 to June 2019.

•

Served in additional positions of increasing responsibility at PayPal from May 2011 to July 2018.

Suzan Kereere

President, Global Markets	In current position since January 2024	Age: 60

Career Highlights

•

Executive Vice President, Global Business Solutions at Fiserv from June 2021 to December 2023 and Chief Growth Officer at Fiserv from July 2021 to November 2021.

•

Global Head, Merchant Sales & Acquiring at Visa from August 2018 to May 2021.

•

Head, Europe Merchant Sales & Acquiring at Visa from September 2017 to July 2018.

•

Head, Global Merchant Client Group at Visa from May 2016 to August 2017.

•

Served in positions of increasing responsibility at American Express from June 1996 to April 2016, including Senior Vice President & General Manager, National Client Group, Global Merchant Services from March 2013 to April 2016; and Senior Vice President & General Manager, Global Network Business from March 2010 to February 2013.

•

Member of the Board of Directors of 3M since February 2022.

Jamie Miller

Executive Vice President, Chief Financial and Operating Officer	In current position since February 2025	Age: 57

Career Highlights

•

Interim President and Chief Executive Officer of PayPal from February 2026 to March 2026

•

Global Chief Financial Officer of Ernst and Young from February 2023 to June 2023.

•

Senior Vice President, Chief Financial Officer and Head of Strategy of Cargill from June 2021 to January 2023.

•

Held a variety of senior positions at General Electric from April 2008 to February 2020, including Senior Vice President and Chief Financial Officer from November 2017 to February 2020; Senior Vice President and President and CEO of GE Transportation from October 2015 to November 2017; Senior Vice President and Chief Information Officer from April 2013 to October 2015.

•

Senior Vice President, Controller and Investor Relations at Anthem (formerly Wellpoint) from August 2007 to April 2008 and Lead Partner, Midwest financial services advisory practice at PricewaterhouseCoopers from 2005 to 2007.

•

Member of the Board of Directors of Qualcomm since May 2020.

2026 Proxy Statement	53

Information About Our Executive Officers Executive Officer Biographies

Diego Scotti

Executive Vice President, General Manager, Consumer Group	In current position since December 2023	Age: 53

Career Highlights

•

Executive Vice President, Chief Marketing Officer at Verizon from October 2014 to November 2023.

•

Senior Vice President, Chief Marketing Officer at J.Crew from November 2011 to October 2014.

•

Executive Director, Marketing at Vogue Magazine from August 2008 to October 2011.

•

Served in a variety of senior positions at American Express from August 1992 to August 2008, including Vice President, Global Advertising & Brand Management from July 2003 to August 2008.

Aaron Webster

Executive Vice President, Global Chief Risk Officer	In current position since March 2024	Age: 46

Career Highlights

•

Chief Risk Officer, Global Head of Operations and Latin America at SoFi from June 2022 to March 2024.

•

Chief Risk Officer at SoFi from July 2019 to August 2022.

•

Chief Risk Officer at Citi from January 2018 to July 2019.

•

Held a variety of senior positions at Toyota North America from October 2008 to February 2018, including Managing Director, USA/Americas Risk Management and Data Science from August 2017 to February 2018; Managing Director, Risk Management and Data Science – Americas Region and US Residual Value from May 2016 to August 2017; and Director, Risk Management and Data Science – Americas Region from October 2008 to May 2016.

•

Regional Risk Leader at GE Capital from June 2004 to October 2008.

54	2026 Proxy Statement

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote)

Proposal 2:

Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote)

Each year, pursuant to Section 14A of the Exchange Act, we ask our stockholders to vote on an advisory basis to approve the compensation granted or paid to our named executive officers (“NEOs”), as described in the CD&A and the compensation table sections of this proxy statement.

The Compensation Committee is committed to an executive compensation program that is transparent, appropriately incentivizes our executive officers and aligns executive interests with those of our stockholders. The Compensation Committee also views our executive compensation program as a critical tool that enables us to effectively compete for, attract and retain top talent so we can build the strongest possible leadership team for PayPal. The Compensation Committee believes the goals of our executive compensation program are appropriate and that the program is properly structured to achieve those goals. In deciding how to vote on this proposal, the Board encourages you to read the CD&A and the compensation table sections of this proxy statement.

The Board recommends that stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosures.”

This say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements. The next say-on-pay vote will occur at PayPal’s 2027 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

2026 Proxy Statement	55

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Named Executive Officers	56

Executive Summary	57

2025 Compensation Framework and Decisions	65

Other Compensation Elements	71

Our Structure for Setting Compensation	72

Other Compensation Practices and Policies	74

Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) describes the material compensation elements for each of PayPal’s NEOs and provides an overview of the compensation policies and practices applicable to our NEOs.

2025 NEOs1

Jamie Miller	Michelle Gill	Frank Keller	Suzan Kereere	Diego Scotti
Executive Vice President, Chief Financial and Operating Officer	Executive Vice President, General Manager, Small Business and Financial Services	Executive Vice President, General Manager, Large Enterprise and Merchant Platform	President, Global Markets	Executive Vice President, General Manager, Consumer Group

[1]

Alex Chriss was also an NEO for 2025. Mr. Chriss ceased serving in his role as President and Chief Executive Officer effective February 2, 2026 and terminated employment with the Company on March 2, 2026.

56	2026 Proxy Statement

Compensation Discussion and Analysis Executive Summary

Executive Summary

Our 2025 Key Performance Highlights

2025 was a year of continued strategic progress for PayPal. Building on the foundation established in 2024, we advanced our transformation by deepening engagement across our two-sided platform, accelerating innovation, and demonstrating the quality and durability of our business model. Diversified growth across key products in our portfolio – including credit, Venmo, and our payment service provider (PSP) business – enabled us to deliver strong financial and operating results. At the same time, branded checkout performance later in the year fell short of our expectations. We acknowledged the need to accelerate execution and bring greater discipline to how we implement our strategic priorities, and the Board took decisive action to drive those outcomes through our CEO transition.

Throughout 2025, our pace of innovation remained high as we expanded omnichannel capabilities through our PayPal Everywhere campaigns, drove Venmo monetization to new levels, reaccelerated Enterprise Payments growth, and positioned PayPal as an early mover in agentic commerce through partnerships with industry leaders. We also strengthened our capital return program by initiating a dividend, reflecting confidence in our free cash flow generation and balance sheet.

2026 Proxy Statement	57

Compensation Discussion and Analysis Executive Summary

Transaction Margin Dollars $20 $15 $15.5B $14.7B $13.7B $10 $5 $0 2023 2024 2025 Non-GAAP Operating Income1 $8 $6 $6.4B $5.8B $5.1B $4 $2 $0 2023 2024 2025 Earnings per Share $6 $5.41 $5 $5.31 $4.65 $4 $3.84 $3.99 $3.83 $3 2023 2024 2025 Non-GAAP EPS1 GAAP EPS

PYPL and S&P500 Total Compound Return 2025 indexed to $100 $120 $100 $80 $60 $40 $20 $0 Jan Apr Jul Oct Dec 2025 2025 2025 2025 2025 PYPL S&P 500 PYPL Capital Return (in millions) $7,000 $130 $6,000 $6,047 $6,052 $5,000 $5,002 $4,000 $3,000 $2,000 $1,000 $0 2023 2024 2025 Dividend ($) Shares Repurchased ($)

Growing total payment volume (TPV):	Driving engagement:	Delivering solid revenue growth:	Continuing robust cash flow generation:

7%	439M	4%	$6.4B

2025 TPV increased to $1.79 trillion[2]	Active accounts increased 1.1%, or by 4.7 million	Net revenues increased to $33.2 billion	Cash flow from operations and adjusted free cash flow[1] of $6.4 billion

58	2026 Proxy Statement

Compensation Discussion and Analysis Executive Summary

Other notable 2025 results include:

•	Total payment volume (TPV) grew 7% to $1.79 trillion.[2]

•	Transaction margin dollars excluding interest on customer balances increased 6%, accelerating from 5% growth in 2024.

•	GAAP operating income increased 14% to $6.1 billion; non-GAAP operating income increased 9% to $6.4 billion.

•	GAAP EPS increased 35% to $5.41; non-GAAP EPS increased 14% to $5.31.

•	Cash flow from operations was $6.4 billion, with adjusted free cash flow of $6.4 billion.

•	Monthly active accounts grew to 227 million, with transactions per active account (excluding PSP) up 5%.

•	Advanced Venmo monetization, growing revenue approximately 20% to $1.7 billion.[3]

•	Continued to scale Buy Now, Pay Later, with TPV growing more than 20% to over $40 billion.

•	Accelerated PSP TPV growth through the year, with Enterprise Payments volume reaching double-digit growth in the fourth quarter.

•

Continued our strong capital return program, deploying approximately $6 billion to share repurchases and reducing average share count by approximately 7%; initiated a quarterly cash dividend as part of a disciplined capital allocation strategy.

With this foundation in place, and under the leadership of our new President and CEO, Enrique Lores, we are focused on clear prioritization and disciplined execution across our strategic growth drivers and making targeted investments to accelerate growth. These investments are concentrated in the areas where we expect to see the greatest opportunity, including restoring branded checkout momentum by improving the consumer experience, enhancing presentment, and driving selection of PayPal and Venmo at checkout. With a strong balance sheet and robust free cash flow generation, we believe we are well-positioned to drive durable, profitable growth and value creation in the years ahead.

[1]

Transaction margin dollars, non-GAAP operating income, non-GAAP EPS, and adjusted free cash flow are not financial measures prepared in accordance with generally accepted accounting principles (“GAAP”). Beginning in 2024, our non-GAAP financial metric reporting includes stock-based cash compensation expense and related employer payroll taxes. Adjusted free cash flow excludes the net impact from timing differences between originating Buy Now, Pay Later receivables classified as held for sale and their subsequent sale. For more information on how we compute non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” in this proxy statement.

[2]	All growth figures represent year-over-year comparison to prior year.

[3]	Excludes interest on customer balances and a one-time benefit from renewal and expansion of key payment partner relationship in the second quarter of 2025.

2026 Leadership Transition

On February 2, 2026, the Board appointed Enrique Lores as President and CEO of the Company, effective as of March 1, 2026. Alex Chriss ceased serving as our President and CEO and as a member of the Board, effective as of February 2, 2026. The Board appointed Jamie Miller to serve as Interim President and CEO, effective from February 2, 2026 until Mr. Lores assumed the role of President and CEO on March 1, 2026.

Transition-Related Compensation

CEO Offer Letter

Mr. Lores’ offer letter included two categories of compensation entitlements: (1) go-forward, ordinary course compensation arrangements and (2) special, non-recurring awards associated with Mr. Lores’ appointment as CEO. The non-recurring awards are intended to incentivize Mr. Lores to lead PayPal with a focus on long-term stockholder return and to compensate him for awards he forfeited in departing from his prior employer to join PayPal.

The amounts and types of compensation for Mr. Lores were determined carefully by the Compensation Committee in consultation with the Compensation Committee’s independent compensation consultant. In determining his compensation package, the Compensation Committee considered factors including Mr. Lores’ more than three decades of technology and commercial experience and his expertise, including his unique qualifications and level of knowledge of PayPal’s business due to his nearly five-year tenure on the Board, the compensation paid to Mr. Lores at his prior employer, market compensation for Mr. Lores’ role within PayPal’s compensation peer group (as listed below under the heading “Our Compensation Peer Group”) including external new hire compensation arrangements, feedback previously received from stockholders, and PayPal’s pay-for-performance philosophy.

The design of Mr. Lores’ new hire awards is highly performance-oriented, with no sign-on cash component, and with a special performance-based equity award tied to rigorous stock price hurdles over a period up to five years.

2026 Proxy Statement	59

Compensation Discussion and Analysis Executive Summary

The following are the go-forward elements of Mr. Lores’ compensation arrangements:

Pay Element and Target Value	Key Terms

Annual Base Salary $1,450,000	—

Target AIP Bonus 200% of Base Salary	• Payout determined based on Company and individual performance • Eligible for full bonus in respect of 2026

2026 RSUs $16,500,000	• Follows PayPal’s standard three-year vesting schedule • Amount reflects target grant date value

2026 PBRSUs $16,500,000

•

Follows PayPal’s PBRSU vesting schedule for 2026 PBRSUs applicable to other executive officers, as discussed below in the section titled “2026-2028 PBRSUs”

•

Performance period began on January 1, 2026, in alignment with the rest of the executive leadership team

•

Amount reflects target grant date value

Portion of 2027 RSUs $11,000,000

•

Granted upon hire to provide immediate and strong alignment of Mr. Lores’ incentives with our stockholders’ long-term interests and ensure that any future appreciation in value realized pursuant to this award results directly from meaningful stock price appreciation driven by his performance from the commencement of his employment

•

Designed to provide a more meaningful, stockholder-aligned inducement to join PayPal, compared to a cash sign-on bonus

•

Vesting delayed by one year to reflect 2027 nature of the award; vests over four years from the grant date, with 1/3 of the shares underlying the award vesting on the second anniversary of the grant date and 1/12 of the shares underlying the award vesting quarterly thereafter, generally subject to Mr. Lores’ continued employment through the applicable vesting date

•

Amount reflects target grant date value

•

These RSUs represent 1/3 of the aggregate grant date value of annual equity grants anticipated to be made to Mr. Lores for 2027; subject to Compensation Committee approval, Mr. Lores remains eligible for additional RSU and PBRSU grants in 2027 with an anticipated aggregate target grant date value of $22,000,000 (of which $5,500,000 is anticipated to be in the form of RSUs and $16,500,000 is anticipated to be in the form of PBRSUs)

The following are the special, non-recurring elements of Mr. Lores’ compensation arrangements:

Pay Element and Target Value	Key Terms

Make-Whole RSUs $20,000,000

•

Vests as to 1/3 of the shares underlying the award on the first three anniversaries of the grant date, generally subject to Mr. Lores’ continued employment through the applicable vesting date

•

Amount reflects target grant date value and the approximate value of awards Mr. Lores forfeited with his former employer to join PayPal

•

Upon a termination of employment by PayPal without cause, by Mr. Lores for good reason, or due to Mr. Lores’ death or disability (in each case as defined in the Company’s Executive Change in Control and Severance Plan (the “Executive Severance Plan”)), any then-unvested Make-Whole RSUs will vest, subject to satisfaction of release of claims and other requirements under the Executive Severance Plan

Inducement Stock Price PBRSUs $25,000,000

•

Eligible to vest based on the achievement of long-term stock price hurdles (set forth below) measured based on the average closing price of PayPal common stock over any consecutive 60-calendar day period ending on or between the third and fifth anniversaries of Mr. Lores’ start date as our CEO, with any PBRSUs earned to vest as to 25% on achievement of the stock price hurdle and as to 75% on the fifth anniversary of Mr. Lores’ start date, generally conditioned on his continued employment with us, subject to certain termination protection in the event of a termination of his employment by PayPal without cause, by Mr. Lores for good reason, or due to Mr. Lores’ death or disability

	Price Increase[1]	Minimum Stock Price	Total Payout

Target	60%	N/A	100%

Stretch	100%	$100	175%

Max	150%	$125	250%

[1] Compared to stock price used to convert the target value of the award into the number of shares to be granted ($42.58).
• Performance period began on March 1, 2026 • Amount reflects target grant date value

60	2026 Proxy Statement

Compensation Discussion and Analysis Executive Summary

2026-2028 PBRSUs

In structuring the 2026 long-term incentive compensation program for our executive officers, the Compensation Committee sought to align executive incentives with the effective execution of our transformation strategy, while responding to stockholder feedback regarding the inclusion of financial metrics in the Company’s long-term incentive awards.

To ensure our executive team is focused on accelerating execution and bringing greater discipline to how we implement our strategic priorities, PBRSUs granted to our executive officers in 2026, including the 2026 PBRSUs to be granted to Mr. Lores pursuant to the terms of his offer letter, will be eligible to vest following the completion of a three-year performance period (January 1, 2026 through December 31, 2028). Vesting will be determined based on the achievement of two equally-weighted financial performance metrics: FX-neutral revenue growth and non-GAAP EPS. Achievement against those metrics will be further subject to a relative total shareholder return (“rTSR”) modifier.

To focus executives’ attention on delivering strong near-term performance during this critical phase of the Company’s transformation, the Compensation Committee will establish annual targets for the financial performance metrics at the beginning of each year during the performance period. The percentage achieved for each of the three years will be averaged to determine the final number of shares earned and the rTSR modifier will be based on our performance relative to the S&P 500 for the full three-year performance period. Awards will continue to be subject to an overall payout cap of 200% of target. Any earned PBRSUs will vest on March 1, 2029, generally subject to the executive’s continued employment with the Company through the vesting date.

Interim President and CEO Compensation

In recognition of Ms. Miller’s service as Interim President and CEO, and to secure her continued service as our Chief Financial and Operating Officer during this critical time for the Company, Ms. Miller received a cash retention award of $3 million, which will vest and become payable as to 67% on February 2, 2027 and 33% on February 2, 2028, in each case generally subject to her continued employment with us through the applicable payment date.

Former CEO Compensation

In connection with Mr. Chriss’ departure, the Company and Mr. Chriss entered into a separation agreement, pursuant to which he was eligible to receive only the severance payments and benefits applicable upon a termination of employment by the Company without cause (and not in connection with a change in control of the Company) under the Executive Severance Plan. For information on Mr. Chriss’ severance benefits, see the section below titled “Potential Payments Upon Termination or Change in Control – CEO Departure-Related Compensation.”

Additional details regarding Mr. Lores’ offer letter, Ms. Miller’s retention bonus and Mr. Chriss’ severance benefits are also available on PayPal’s Current Report on Form 8-K filed with the SEC on February 3, 2026.

2025 NEO Compensation Program Elements

For 2025, the Compensation Committee approved an executive compensation program based on our “pay for performance” philosophy that is designed to align our executive officers’ compensation with key drivers of profitable growth and motivate our executive officers to successfully drive our strategy. The ultimate goals of our executive compensation program are to properly incentivize and reward our executives for performance that exceeds expectations, provide transparency for our executives and our stockholders, and enable us to attract and retain highly capable leaders in an intensely competitive talent market in both the technology and financial sectors.

2026 Proxy Statement	61

Compensation Discussion and Analysis Executive Summary

The following is an overview of the 2025 compensation program elements for our NEOs.

	Form of Payment	Performance Period	Performance Criteria	Objectives	For More Information

Salary	Cash	Ongoing	Alignment of salary with performance is evaluated on an annual basis	• Rewards individuals’ current contributions • Compensates for expected day-to-day performance • Reflects scope of roles and responsibilities	Page 65

Annual Incentive Plan (“AIP”)	Cash	One year	Transaction Margin Dollars and Non-GAAP Operating Income, adjusted for individual performance[1]	• Rewards successful annual performance • Incentivizes achievement of short-term performance goals designed to drive profitable growth and enhance stockholder value	Page 66

Long-Term Incentive Plan (“LTI”)	Performance-Based Restricted Stock Units (“PBRSUs”)	Three years	Earned based on rTSR, measured as compared to the S&P 500 over discrete 12-, 24- and 36-month measurement periods; three-year cliff vesting

•  Rewards achievement of performance goals over the three-year performance period designed to drive the creation of stockholder value

•  Intended to support long-term retention objectives while minimizing potential impact of short-term share price volatility by reinforcing the need to deliver consistent performance results over the full performance period

Page 69
	Restricted Stock Units (“RSUs”)	Vests over three years	Service-based vesting; ultimate value based on stock price performance	• Rewards the creation of long-term value • Recognizes potential future contributions • Intended to support long-term retention objectives	Page 71

[1]

Transaction margin dollars and non-GAAP operating income are not financial measures prepared in accordance with GAAP. For information on how we compute non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” to this proxy statement.

2025 Incentive Compensation Plan Outcomes

By design, our AIP and PBRSUs utilize different metrics and timeframes, with the 2025 AIP payout based on one-year achievement of operational metrics and the 2025-2027 PBRSUs vesting following the end of the three-year performance period based on rTSR over discrete 12-, 24- and 36-month measurement periods.

62	2026 Proxy Statement

Compensation Discussion and Analysis Executive Summary

2025 PayPal Annual Incentive Plan

Under the 2025 AIP, the bonus pool was funded based on achievement of two equally-weighted Company performance metrics: transaction margin dollars and non-GAAP operating income. The following table shows the Company performance goals established at the beginning of 2025, and actual performance achieved as determined by the Compensation Committee.

Company Measure ($ in billions)	Threshold (50% Payout)[1]	Target (100% Payout)[1]	Maximum (125% Payout)[1]	Actual Achieved	Actual Achieved (Percentage of Target)

Transaction Margin Dollars[2]	$15.024	$15.400	$15.611	$15.466	108%

Non-GAAP Operating Income[2]	$ 6.130	$ 6.500	$ 6.597	$ 6.384	89%

	Company Performance Score				98%

[1]	Linear interpolation applies to transaction margin dollars and non-GAAP operating income for results between specific hurdles.

[2]

Transaction margin dollars and non-GAAP operating income are not financial measures prepared in accordance with GAAP. For information on how we compute non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” to this proxy statement.

Each NEO’s individual bonus payout was then subject to adjustment based on their individual performance. Each of our current NEOs achieved an individual performance score of 100% for 2025, as further described in the section titled “Individual Performance Scores” on page 67 of this CD&A. Mr. Chriss ceased to be eligible for the 2025 AIP in accordance with its terms upon notice of his termination of employment with the Company. See the section titled “Potential Payments Upon Termination or Change in Control – CEO Departure-Related Compensation” for more information.

2023-2025 PBRSUs

The following table shows the performance goals and actual performance achieved for the PBRSUs granted in 2023, which vested based on achievement of FX-neutral revenue compound annual growth rate (“CAGR”) and free cash flow CAGR metrics during a three-year performance period (the “2023-2025 PBRSUs”).

Measure	Threshold (50% Payout)[1]	Target (100% Payout)[1]	Maximum (200% Payout)[1]	Actual Achieved (Three-Year CAGR)	Actual Achieved (Percentage of Target)

FX-Neutral Revenue CAGR	2.0%	5.0%	8.0%	6.7%	157%

Free Cash Flow CAGR[2]	1.5%	4.5%	7.5%	2.9%	73%

	Aggregate Percentage of Target Achieved				115%

[1]	Linear interpolation applies to FX-neutral revenue CAGR and free cash flow CAGR for results between specific hurdles.

[2]

Free cash flow is not a financial measure prepared in accordance with GAAP. For information on how we compute non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” to this proxy statement.

Messrs. Chriss and Keller are our only NEOs who held 2023-2025 PBRSU awards.

2025 Say-on-Pay Outcome and Stockholder Engagement

Our Board and management team are committed to regular engagement to solicit the perspectives of a broad cross-section of stockholders on our compensation program design and corresponding annual Say-on-Pay vote. Stockholder feedback serves as a critical input as the Compensation Committee evaluates our compensation program, as does the outcome of our Say-on-Pay vote, which received 90% support in 2025.

Following the 2025 Annual Meeting of Stockholders, we contacted stockholders representing approximately 57% of our common stock held by institutional investors, and had conversations with stockholders representing 28% of our common stock held by institutional investors.

Compensation was a prominent topic during our discussions with investors. Our stockholders expressed broad support for our compensation program structure, and in particular, the changes made to our compensation program in 2024, including the incorporation of rTSR and more profitability-linked metrics, the program’s continued alignment of pay and performance, and the steps we took to manage stockholder dilution.

2026 Proxy Statement	63

Compensation Discussion and Analysis Executive Summary

For more information on our engagement efforts and additional feedback received through these conversations, see “Corporate Governance – Stockholder Engagement” on page 40 of this proxy statement.

Key Compensation Policies and Practices

We maintain the following policies and practices that we believe demonstrate our commitment to strong corporate governance and executive compensation best practices.

What We Do

Pay for Performance	Our AIP is entirely performance-based, and our NEOs are not guaranteed any minimum levels of payment under that plan.

More than 50% of our NEOs’ target total direct compensation (composed of each NEO’s base salary, AIP target and LTI target) is performance-based and tied to pre-established performance goals aligned with our short-term and long-term objectives.

Rigorous performance goals	We use objective, performance-based Company goals designed to be rigorous in our incentive plans.

Include stock-based compensation expense in non-GAAP performance metrics	The non-GAAP performance metrics used in our executive compensation program include the impact of stock-based compensation expense.

Independent compensation consultant	The Compensation Committee engages its own independent compensation consultant to advise on executive and director compensation matters.

Annual compensation peer group review

The Compensation Committee annually reviews the composition of our compensation peer group to evaluate whether the peer group remains appropriate in light of our size and industry, as well as the industries in which we compete for talent.

Annual say-on-pay vote	We conduct an annual advisory say-on-pay vote on our NEO compensation.

Stockholder engagement

We are committed to ongoing engagement with our stockholders – including on executive compensation, corporate governance and corporate sustainability and impact (“CS&I”) matters – through in-person meetings, teleconferences, and correspondence.

Annual compensation risk assessment	We conduct an annual compensation risk assessment to evaluate whether our executive compensation program presents any risks that are reasonably likely to have a material adverse effect on PayPal.

Clawback policies

In addition to our mandatory recovery policy adopted in compliance with Exchange Act Rule 10D-1 and the Nasdaq listing standards regarding recovery of erroneously awarded compensation in the event of an accounting restatement, we maintain a separate clawback policy pursuant to which the Compensation Committee can require forfeiture or reimbursement of a broader range of incentive compensation paid or awarded to our NEOs (including time-based equity awards) in certain other circumstances.

Robust stock ownership guidelines

Our stock ownership guidelines require significant sustained ownership of our common stock to align the long-term interests of our NEOs and non-employee directors with those of our stockholders and reflect our commitment to sound corporate governance.

Prohibition of hedging and pledging transactions

Our insider trading policy, which applies to all Board members, executive officers and employees, prohibits the use of hedging and monetization transactions relating to our securities and the use of PayPal derivative securities as collateral in a margin account or for any loan or extension of credit. Board members and executive officers are prohibited, and all other employees are strongly discouraged, from pledging any PayPal securities as collateral for loans.

What We Don’t Do

No entitlement to excise tax gross-ups on “change in control” payments	Our agreements with our NEOs do not provide for any excise tax gross-ups or other payment or reimbursement of excise taxes on severance in connection with a change in control of PayPal.

No “single-trigger” CIC payments or acceleration of equity awards

We do not make “single-trigger” change-in-control payments or maintain any plans that require single-trigger change-in-control acceleration of equity awards to our NEOs upon a change in control of PayPal.

No tax gross-ups on perquisites

We do not provide our NEOs with tax gross-ups on perquisites, other than in limited circumstances related to relocation and international business travel that are at our direction and deemed to benefit our business operations.

No discounting of stock options or repricing of underwater options	Our equity compensation plan expressly prohibits the discounting of the exercise price of stock options and the repricing of underwater stock options without stockholder approval.

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Compensation Discussion and Analysis 2025 Compensation Framework and Decisions

2025 Compensation Framework and Decisions

Executive Compensation Program Design

Our key guiding principle for executive compensation is to closely align the compensation of our executives with the creation of long-term value for our stockholders. We do so by tying a significant portion of our executives’ target total direct compensation opportunity (composed of each NEO’s base salary, AIP target and LTI target) to PayPal’s performance.

In designing our executive compensation program, the Compensation Committee prioritizes four goals:

Transparency, Simplicity, and Clarity Enable executives to directly link between Company and individual performance and their pay, and enable stockholders to directly link between returns on their investment and executive pay outcomes. Attracting World Class Talent Recognize the unique space in which we compete and prioritize nimble and aggressive compensation strategies to attract and retain key talent. One Team Maintain unified goals and objectives of the annual short- and long-term incentive programs for the entire executive leadership team to drive aligned operational decisions and Company performance. Individual Performance Deliver compensation commensurate with results, and hold leaders accountable for their performance against strategic, financial, and operational objectives. paypal

When designing our executive compensation program, the Compensation Committee assessed competitive market data obtained from the public filings of our compensation peer group companies and general industry data for comparable technology and financial companies that are included in proprietary third-party compensation surveys. For more information, see “Our Structure for Setting Compensation.”

Base Salary

At the beginning of each year, the Compensation Committee reviews and approves each then-serving executive officer’s base salary for the year. In making its determinations, the Compensation Committee considers competitive market data and certain individual factors, including the executive’s individual performance, level of responsibility, breadth of knowledge and prior experience, while also considering internal pay equity. For Ms. Miller, the Compensation Committee also considered her appointment to the additional role of Chief Operating Officer in February 2025. The following table shows the 2025 annualized base salary for each NEO.

NEO	Annual Base Salary in 2025 ($)[1]	Annual Base Salary in 2024 ($)

Alex Chriss	1,350,000	1,250,000

Jamie Miller	900,000	750,000

Michelle Gill	800,000	750,000

Frank Keller	800,000	750,000

Suzan Kereere	800,000	750,000

Diego Scotti	800,000	750,000

[1]	The 2025 base salaries provided in the table reflect each NEO’s annualized base salary effective as of April 1, 2025.

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Compensation Discussion and Analysis 2025 Compensation Framework and Decisions

How We Determine Incentive Compensation

When deciding the target amount and forms of incentive compensation for our NEOs, the Compensation Committee considers competitive market data, including the compensation practices of technology and financial companies in our compensation peer group (see “Our Compensation Peer Group” below for our 2025 peer group), as disclosed in their public filings and in proprietary third-party compensation surveys, and the need to retain qualified individuals in a highly competitive market for proven executive talent in both the technology and financial sectors.

In determining the individual payouts pursuant to our executive compensation program, the Compensation Committee also considers the following individual factors for each NEO:

•	performance against strategic, financial and operational objectives;

•	the size and complexity of the NEO’s position and business unit or function;

•	any changes to or expansion of scope of role and responsibilities;

•	the NEO’s definition of, and execution against, strategy, roadmaps and budgets;

•	the NEO’s driving of innovation for the business unit or function;

•	leadership and commitment to PayPal’s leadership principles described on page 49; and

•	results of risk and compliance reviews designed to hold executives accountable for achieving risk and compliance management goals.

PayPal Annual Incentive Plan

The 2025 AIP provided each of our NEOs with the opportunity to earn annual incentive compensation based on Company performance and individual performance during 2025. The Compensation Committee determined that the 2025 AIP bonus pool would be funded based on two equally-weighted Company performance metrics, with each NEO’s individual bonus payment then subject to adjustment based on their individual performance score. The AIP bonus is paid 100% in cash.

The following table sets forth the 2025 target annual incentive opportunity (the “Target Incentive Amount”) for each participating NEO, which is expressed as a percentage of the NEO’s base salary. Target incentive percentages remained unchanged from 2024 to 2025.

NEO	AIP Target as Percentage of Base Salary (%)	Base Salary Used to Calculate Target Incentive Amount ($)[1]	Target Incentive Amount ($)

Alex Chriss[2]	200%	1,325,342	2,650,685

Jamie Miller	125%	863,014	1,078,767

Michelle Gill	125%	787,671	984,589

Frank Keller	125%	787,671	984,589

Suzan Kereere	125%	787,671	984,589

Diego Scotti	125%	787,671	984,589

[1]	In accordance with the terms of the 2025 AIP, each NEO’s base salary was prorated to reflect changes effective during 2025 for purposes of calculating the NEO’s Target Incentive Amount.

[2]

Mr. Chriss ceased to be eligible for the 2025 AIP in accordance with its terms upon notice of his termination of employment with the Company. See the section titled “Potential Payments Upon Termination or Change in Control – CEO Departure-Related Compensation” for more information on the compensation Mr. Chriss received in connection with his termination of employment.

The actual amount of each participating NEO’s 2025 AIP bonus was determined by the following formula with an overall AIP bonus payout cap of 200% of the NEO’s Target Incentive Amount:

Company Performance Score Individual Target 50% 50% Performance AIP Bonus Incentive Score Payout Transaction Non-GAAP (0-160% Margin Dollars Operating Income of target) (0-125% of target) (0-125% of target)

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Compensation Discussion and Analysis 2025 Compensation Framework and Decisions

Company Performance Score

When designing PayPal’s 2025 executive compensation program, the Compensation Committee evaluated potential performance metrics for PayPal’s incentive programs, considered input from stockholders, management and its independent compensation consultant and determined that transaction margin dollars and non-GAAP operating income continued to be the metrics best aligned to PayPal’s strategy entering 2025, including our continued focus on profitable growth, and that achievement of goals associated with those measures would drive strong operational performance results and stockholder returns.

Measure	Weighting	Definition	Purpose

Transaction Margin Dollars		Transaction margin dollars as described in “Appendix A: Reconciliations of Non-GAAP Financial Measures” to this proxy statement.	The Compensation Committee believes that transaction margin dollars is an important measure of our performance because it measures profitability and incentivizes our NEOs to focus on driving profitable growth.

Non-GAAP Operating Income		Non-GAAP operating income (including the impact of stock-based compensation expense) as described in “Appendix A: Reconciliations of Non-GAAP Financial Measures” to this proxy statement.	The Compensation Committee believes that non-GAAP operating income is a key financial metric for the Company’s performance and a driver of stockholder value creation.

Transaction margin dollars and non-GAAP operating income were weighted equally to determine the Company performance score under the 2025 AIP. If the threshold performance goal was not met for one of the transaction margin dollars and non-GAAP operating income metrics, the Company performance score attributable to that metric would be 0%. Any Company performance score of less than 50% would result in no bonus payment under the 2025 AIP. The maximum possible Company performance score under the 2025 AIP was 125%.

In January 2025, the Compensation Committee established threshold, target, and maximum performance goals for the transaction margin dollars and non-GAAP operating income measures, based primarily on our approved budget and operating plan for the year and full-year guidance provided to the investment community. The table below shows the Company performance goals for the 2025 AIP and the actual performance achieved. The Compensation Committee believes that the goals established were rigorous and represented a high degree of operational performance and execution of strategy. In addition, the 2025 target performance goals for both transaction margin dollars and non-GAAP operating income were set higher than the actual performance achieved in 2024.

Company Measure ($ in billions)	Threshold (50% Payout)[1]	Target (100% Payout)[1]	Maximum (125% Payout)[1]	Actual Achieved	Actual Achieved (Percentage of Target)

Transaction Margin Dollars[2]	$15.024	$15.400	$15.611	$15.466	108%

Non-GAAP Operating Income[2]	$6.130	$6.500	$6.597	$6.384	89%

	Company Performance Score				98%

[1]	Linear interpolation applies to transaction margin dollars and non-GAAP operating income for results between specific hurdles.

[2]

Transaction margin dollars and non-GAAP operating income are not financial measures prepared in accordance with GAAP. For information on how we compute non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” to this proxy statement.

Individual Performance Scores

Following funding of the 2025 AIP bonus pool based on achievement of Company performance goals, each current NEO’s individual bonus payment was subject to adjustment based on their individual performance score. Under the 2025 AIP, individual performance scores ranged from 0% to 160%, with an overall AIP bonus cap of 200% of the individual’s Target Incentive Amount.

At the beginning of 2025, the Compensation Committee discussed with Mr. Chriss the key factors for determining awards under the AIP, as well as our NEOs’ expected contributions to that performance and their respective individual business objectives. In early 2026, the Compensation Committee assessed each then-current NEO’s individual performance during 2025 to determine their individual performance score.

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Compensation Discussion and Analysis 2025 Compensation Framework and Decisions

The key accomplishments of the NEOs taken into account into determining their individual scores under the 2025 AIP are discussed below.

NEO[1]	Key Performance Against Objectives

Jamie Miller

•

Expanded role to encompass Chief Operating Officer responsibilities, continuing strong partnership with executive leadership and the Board to help lead and drive results in profitable growth, capital allocation, sharpening strategic focus, execution and accountability.

•

Successfully built a high-performing operations function through strategic leadership hires and the development of robust operational capability that enhances organizational efficiency and scalability.

Michelle Gill

•

Launched agentic commerce strategy, putting artificial intelligence at the core of how the Company manages payments, risk, and customer support.

•

Revamped SMB business strategy in a manner designed to reduce merchant loss, grow merchant lending business, and drive improvements to data platform.

Frank Keller

•

Restored commercial discipline, execution rigor, and accountability across PSP, including resetting operating cadence, tightening pricing and margin governance, and prioritizing profitable growth over volume expansion, as demonstrated by double-digit growth in Enterprise Payments from 2024 to 2025.

•

Partnered on scaling Buy Now, Pay Later and Pay with Venmo driving double-digit growth for both over prior year and drove acceleration in our crypto business, including PYUSD Rewards and Pay with Crypto.

Suzan Kereere

•

Scaled partnerships with global merchants, reiterating the foundation for next-generation digital and agentic transactions for both merchants and consumers.

•

Developed and launched PayPal World to connect local wallets to global commerce, strengthening the consumer experience.

Diego Scotti

•

Grew revenue base for core products by delivering new and improved product experiences that expand and deepen monetization opportunities.

•

Delivered critical, large-scale campaigns for Consumer and B2B, including PayPal Everywhere, Venmo Everything, and PayPal Open.

[1]

Mr. Chriss ceased to be eligible for the 2025 AIP in accordance with its terms upon notice of his termination of employment with the Company. As a result, he did not receive an individual performance score for 2025.

In determining the individual performance score for each then-current NEO, the Compensation Committee, with input from each of Mr. Lores and Mr. Chriss, conducted a review of each applicable NEO’s performance. Mr. Lores and Mr. Chriss each recommended to the Compensation Committee an individual performance score for each NEO. The Compensation Committee made a final determination as to the individual performance score for each applicable NEO based on this review and recommendations from each of Mr. Lores and Mr. Chriss.

Based upon an evaluation of each NEO’s performance achievements, the Compensation Committee determined that each NEO achieved an individual performance score of 100% for the year.

AIP Payouts

The following table shows the 2025 AIP payout for each NEO.

NEO[1]	Target Incentive Amount ($)	Company Performance Score (%)	Individual Performance Score (%)	2025 AIP Payout ($)

Jamie Miller	1,078,767	98%	100%	1,057,192

Michelle Gill	984,589	98%	100%	964,897

Frank Keller	984,589	98%	100%	964,897

Suzan Kereere	984,589	98%	100%	964,897

Diego Scotti	984,589	98%	100%	964,897

[1]	Mr. Chriss ceased to be eligible for the 2025 AIP in accordance with its terms upon notice of his termination of employment with the Company.

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Long-Term Incentive Compensation

Long-Term Incentive Award Target Values

In making its determination on the LTI target values for our NEOs for 2025, the Compensation Committee set equity award guidelines and target levels for individual awards by position based on the factors discussed in “How We Determine Incentive Compensation” above.

The 2025 LTI awards for our eligible NEOs were divided equally into (i) PBRSUs (assuming target performance) with performance measured over a three-year period and (ii) service-based RSUs that vest over three years (with one-third of the RSUs vesting on the first anniversary of the grant date, and the remainder vesting ratably each subsequent quarter over the remaining vesting period, generally subject to the NEO’s continued employment with PayPal through the applicable vesting date). Based on the above guidelines, the Compensation Committee approved the target 2025 LTI awards set forth in the following table for each NEO.

NEO	Target LTI Grant Value ($)	Target PBRSU Value ($) (Shares)[1]	Service-Based RSUs ($) (Shares)[1]

Alex Chriss[2]	$28,000,000	$14,000,000 (171,971 shares)	$14,000,000 (171,791 shares)

Jamie Miller	$14,500,000	$7,250,000 (88,964 shares)	$7,250,000 (88,964 shares)

Michelle Gill	$13,500,000	$6,750,000 (82,828 shares)	$6,750,000 (82,828 shares)

Frank Keller	$13,500,000	$6,750,000 (82,828 shares)	$6,750,000 (82,828 shares)

Suzan Kereere	$13,500,000	$6,750,000 (82,828 shares)	$6,750,000 (82,828 shares)

Diego Scotti	$13,500,000	$6,750,000 (82,828 shares)	$6,750,000 (82,828 shares)

[1]

The target number of PBRSUs and number of service-based RSUs shown in the table represent the actual number of shares underlying the award, as determined in accordance with Company policy. The PBRSUs and RSUs listed in this table were granted to our NEOs on March 1, 2025. As a result, these target values differ from the accounting values for these awards reported in the 2025 Summary Compensation Table.

[2]

In connection with the termination of his employment, Mr. Chriss is eligible to continue vesting in any time-based equity award that otherwise would have vested during the 12-month period following his separation date, and in any performance-based equity award with a performance period ending within the 12-month period following his separation date. On his separation date, Mr. Chriss forfeited the portion of the service-based RSUs that were scheduled to vest outside the 12-month period and his entire PBRSU award.

Performance-Based Restricted Stock Units (“PBRSUs”)

In January 2025, the Compensation Committee approved the following structure for the multi-year PBRSUs granted in 2025 (the “2025-2027 PBRSUs”).

•

Three-year performance period from January 1, 2025 through December 31, 2027, to emphasize the importance of sustained growth and long-term stockholder value creation, with three discrete measurement periods of 12, 24 and 36 months, to enhance the program’s durability and minimize the potential impact of short-term stock price volatility.

•	Three-year cliff vesting, to maximize retentive value of the awards.

•

Awards to be settled in shares of our common stock, subject to the Compensation Committee’s certification of the Company’s relative total shareholder return (“rTSR”), measured as compared to the S&P 500, with the target for rTSR versus the S&P 500 set at the 55th percentile, to ensure rigor in our LTI program.

•

If absolute TSR is negative for the 36-month performance period, the maximum shares earned are capped at 100% of the target number of shares, to help ensure appropriate alignment of PBRSU payouts with long-term stockholder value creation.

In approving this structure, the Compensation Committee considered a number of factors, including its desire to set challenging performance goals that require outperformance to achieve target, the evolution of PayPal’s strategic priorities and initiatives, particularly during a period of transition for the Company, and feedback received from stockholders. The Compensation Committee believes that this PBRSU structure meets these objectives by measuring and rewarding our holistic relative outperformance and long-term value creation and enhancing program durability, while ensuring alignment with stockholder experience in the event of negative absolute stockholder returns.

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Compensation Discussion and Analysis 2025 Compensation Framework and Decisions

PBRSU Mechanics and Targets

For each of the three discrete measurement periods of 12, 24 and 36 months, one-third of the 2025-2027 PBRSUs will be eligible to vest based on the Company’s rTSR, measured as compared to the S&P 500, as depicted in the table below.

	Threshold	Target	Maximum

PayPal TSR v. S&P 500 TSR	25th percentile	55th percentile	75th percentile

Payout to Target	50%	100%	200%

For each tranche, performance below the threshold level will result in a payout of 0% and performance above the maximum level will result in a payout of 200% of target. Linear interpolation is applied to performance between threshold, target and maximum levels. If absolute TSR achievement is negative for the 36-month performance period, the maximum payout will be 100% of the target number of shares for all three tranches (the “Performance Cap”).

rTSR performance for the 12-month (calendar year 2025) measurement period was achieved below the 25th percentile, such that one-third of the 2025-2027 PBRSUs will be earned at 0% of target. All three tranches of the 2025-2027 PBRSUs are subject to three-year cliff vesting, with settlement of the PBRSUs on March 1, 2028 based on rTSR achievement over the three performance periods.

Performance of Previously Awarded 2024-2026 PBRSUs

PBRSUs granted to our NEOs (other than Mr. Chriss) in 2024 (the “2024-2026 PBRSUs”) are eligible to vest based on the Company’s rTSR, measured as compared to the S&P 500, for three discrete measurement periods of 12, 24 and 36 months during the three-year performance period from January 1, 2024 through December 31, 2026, in accordance with the terms described above for the 2025-2027 PBRSUs.

rTSR performance was achieved for the 12-month (calendar year 2024) measurement period at the 84th percentile, and for the 24-month (calendar years 2024-2025) measurement period at the 29th percentile, such that one-third of the 2024-2026 PBRSUs will be earned at 200% of target and one-third of the 2024-2026 PBRSUs will be earned at 56% of target, in each case subject to the Performance Cap. All three tranches of the 2024-2026 PBRSUs are subject to three-year cliff vesting, and generally subject to the continued employment of the NEO, with settlement of the PBRSUs on March 1, 2027 based on rTSR achievement over the three performance periods.

Mr. Chriss did not receive a grant of PBRSUs in 2024 because his new hire grants made in 2023 were designed to include the value of his intended 2024 LTI awards.

Settlement of Previously Awarded 2023-2025 PBRSUs

PBRSUs granted to Messrs. Chriss and Keller in 2023 (the “2023-2025 PBRSUs”) were eligible to vest based on achievement of two equally-weighted measures over the three-year performance period from January 1, 2023 through December 31, 2025: FX-neutral revenue CAGR and free cash flow CAGR. The following table shows the performance goals and actual performance achieved for the 2023-2025 PBRSUs.

Measure	Threshold (50% Payout)[1]	Target (100% Payout)[1]	Maximum (200% Payout)[1]	Actual Achieved (Three-Year CAGR)	Actual Achieved (Percentage of Target)

FX-Neutral Revenue CAGR	2.0%	5.0%	8.0%	6.7%	157%

Free Cash Flow CAGR[2]	1.5%	4.5%	7.5%	2.9%	73%

	Aggregate Percentage of Target Achieved				115%

[1]	Linear interpolation applies to FX-neutral revenue CAGR and free cash flow CAGR for results between specific hurdles.

[2]

Free cash flow is not a financial measure prepared in accordance with GAAP. For information on how we compute non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” to this proxy statement.

As a result of their late 2023 and 2024 start dates, none of Mses. Miller, Gill and Kereere or Mr. Scotti received a grant of 2023-2025 PBRSUs.

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Compensation Discussion and Analysis 2025 Compensation Framework and Decisions

Restricted Stock Units

Our 2025 LTI awards also included service-based RSUs with a three-year vesting schedule. These RSU awards vest one-third on the first anniversary of the grant date, with the remainder vesting ratably each subsequent quarter over the remaining vesting period, generally subject to the NEO’s continued employment with PayPal through the applicable vesting date. Service-based RSUs serve to more closely align our NEOs’ interests with those of our stockholders, as RSUs become more valuable as our stock price increases. While the value is tied directly to our stock price performance, the service-based RSUs have some value regardless of whether our stock price increases or decreases, and are also designed to provide an appropriate incentive for our NEOs to remain with us throughout the three-year vesting period.

Other Compensation Elements

401(k) and Deferred Compensation Plans

The Company’s tax-qualified 401(k) savings plan (the “401(k) Plan”) provides our U.S.-based employees the opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) Plan, the Company matches 100% of employee contributions up to the first 4% of the employee’s eligible compensation, subject to applicable IRS limits. The DCP, our non-qualified deferred compensation plan, provides our U.S.-based executives the opportunity to defer compensation in excess of the amounts that are legally permitted to be deferred under the 401(k) Plan. The DCP does not offer employer matching contributions. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that enhances our ability to attract and retain talented executives while building plan participants’ long-term commitment to PayPal. The investment return on the deferred amounts is linked to the performance of a range of market-based investment choices.

Other Benefits

While we generally do not provide perquisites or other personal benefits to our executive officers, we provide certain executive officers with perquisites and other personal benefits described below. The Compensation Committee believes the perquisites described below are reasonable and consistent with our overall executive compensation program and philosophy and that they will help us attract and retain our executive officers. The Compensation Committee periodically reviews the benefits provided to our executive officers.

CEO Security Program

We maintain a comprehensive security policy, and we may determine that in certain circumstances, certain executive officers should be required to have personal security protection. We require these executives to accept such personal security protection because we believe it is in the best interests of PayPal and our stockholders that our executives and their family members not be vulnerable to security threats.

Because PayPal is a highly visible company, the Compensation Committee has authorized a CEO security program to address safety concerns, which include specific threats to our CEO’s safety arising directly as a result of his position as our President and CEO. In connection with this program, which was designed in accordance with an independent security study completed by a third-party consultant, we paid to procure, install and maintain personal residential security measures and for the costs of security personnel during Mr. Chriss’ personal travel while he served as our CEO. In addition, the Compensation Committee required that Mr. Chriss use our corporate aircraft for personal travel in connection with his overall security program.

We believe the costs of this overall security program are reasonable and appropriate, and benefit PayPal. Although we do not consider the CEO security program to be a perquisite for the benefit of our CEO for the reasons described above, the incremental costs related to personal security measures for Mr. Chriss at his residence and during personal travel, as well as the incremental costs of our corporate aircraft for his personal travel during his time as our CEO, are reported in the “All Other Compensation” column in the 2025 Summary Compensation Table below.

Corporate Apartment

In 2025, PayPal approved the lease of a corporate apartment near our New York office for use by Mr. Chriss during his frequent business travel to our New York office. The Compensation Committee permitted Mr. Chriss’ personal use of the corporate apartment for up to 30 days in the aggregate per calendar year, subject to him paying any costs associated with the corporate apartment in excess of $24,000 per month and reimbursing the Company for daily costs incurred as a result of his personal use. Mr. Chriss had no personal use of the corporate apartment during 2025.

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Compensation Discussion and Analysis Other Compensation Elements

Relocation-Related Benefits

As part of our global mobility program, our policies provide that executive officers and other eligible employees who relocate at our request are eligible for certain relocation and expatriate benefits to facilitate the transition and international assignment, including tax assistance. These policies are intended to recognize and compensate our employees for the costs associated with living and working outside the employees’ home countries, with the goal that employees are not financially advantaged or disadvantaged as a result of their international assignment and related taxes. At the time of her hire in 2024, Ms. Kereere was eligible for relocation benefits if she was requested by PayPal to relocate to our San Jose office. Ms. Kereere continued to be based in our New York office throughout 2025, and as a result, no relocation benefits were provided to her in 2025.

Our Structure for Setting Compensation

Roles and Responsibilities

Compensation Committee

Our executive compensation program is designed and administered under the direction and control of the Compensation Committee, which is made up solely of independent directors. The Compensation Committee reviews and approves our overall executive compensation program, policies and practices and sets the compensation of our executive officers, including our NEOs.

Compensation Consultant

The Compensation Committee’s independent compensation consultant provides advice and resources to help the Compensation Committee assess the effectiveness of our executive compensation strategy and program. The compensation consultant reports directly to the Compensation Committee, and the Compensation Committee has the sole power to terminate or replace the consultant at any time. Compensia has served as the Compensation Committee’s compensation consultant since 2016.

The Compensation Committee directed Compensia to help members of management obtain the information necessary for management to formulate recommendations to the Compensation Committee, which are evaluated by Compensia. A representative of Compensia also attends Compensation Committee meetings, which generally include an executive session during which Compensia meets with the Compensation Committee with no members of management present. Compensia also regularly meets with the Chair of the Compensation Committee as warranted outside of regular meetings.

As part of its engagement in 2025, Compensia provided a market overview of executive compensation, evaluated our compensation peer group composition, evaluated executive cash and equity compensation levels at our compensation peer group companies, reviewed proposed compensation adjustments and changes to existing arrangements, advised on the framework for our annual and long-term incentive awards, assessed executive perquisites relative to peer and broader market practices, advised on our equity compensation program, including equity usage, and reviewed the compensation of our non-employee directors. Compensia did not provide any other services to us in 2025.

Recognizing the importance of objective advice, the Compensation Committee closely examines the procedures and safeguards of its compensation consultant to ensure that its services are objective. The Compensation Committee has assessed the independence of Compensia pursuant to the applicable Nasdaq listing standards and SEC rules and concluded that Compensia’s work for the Compensation Committee does not raise any conflict of interest.

CEO and the People Function

The Compensation Committee works with members of our management team, including our CEO and Isabel Cruz, our Executive Vice President, Chief People Officer, to formulate the specific plan and award designs, including performance measures and performance target levels, necessary to align our executive compensation program with our business objectives and strategies.

Our CEO reviews with the Compensation Committee his performance evaluations of each of our other NEOs, together with his recommendations regarding base salary adjustments, annual incentive awards and long-term incentives to enable the Compensation Committee to consider our financial and operational results as well as individual performance in its compensation decisions. The Compensation Committee makes all final decisions regarding the compensation of all our NEOs.

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Compensation Discussion and Analysis Our Structure for Setting Compensation

While certain members of management attended the meetings of the Compensation Committee in 2025 by invitation, they did not attend executive sessions of the meetings unless requested by the Compensation Committee, and they did not attend portions of Compensation Committee meetings during which their individual compensation was discussed or approved.

Our Compensation Peer Group

Given the criticality of our ability to attract and retain executive talent from both the technology and financial sectors, our compensation peer group is made up of technology companies and financial companies. This mix is intended to provide the Compensation Committee with insight into the differences across these two business sectors so that it can design an executive compensation program that is both balanced and competitive across each sector.

In deciding whether a company should be included in our compensation peer group, the Compensation Committee generally considers the following screening criteria:

•	revenue and revenue growth;

•	market capitalization;

•	industry; and

•	whether we compete with the company for executive talent.

While each member of the compensation peer group was chosen based on one or more of the factors listed above, not all factors were relevant for every peer company. While some of the compensation peer group members may be significantly larger than PayPal in terms of revenue or market capitalization, the Compensation Committee has determined that such companies should be included in the peer group primarily because we compete with them for talent.

Our compensation peer group for 2025 was composed of 10 technology companies and 10 financial companies with which we generally compete for talent. Applying the criteria described above and to improve the comparability of our compensation peer group, in consultation with Compensia, the Compensation Committee removed Automatic Data Processing Inc. and added Airbnb Inc.

Peer Group Companies

Technology Companies Adobe Inc. Airbnb Inc. Block, Inc. Intuit Inc. Netflix, Inc. Oracle Corporation Salesforce, Inc. ServiceNow, Inc. Shopify Inc. Uber Technologies, Inc. Financial Companies American Express Company Capital One Financial Corporation Discover Financial Services Fidelity National Information Services, Inc. Fiserv Inc. Global Payments Inc. JP Morgan Chase & Co. Mastercard Incorporated U.S. Bancorp Visa Inc.

In assessing our executive compensation program for 2025, the Compensation Committee considered the compensation programs of our compensation peer group as well as our goals of rewarding performance and retaining core top talent. We also compare our performance to the performance of companies in our compensation peer group that we believe have relatively comparable business models. Our executive compensation program is generally designed to balance compensation practices from each sector represented by our compensation peer group because our employees have historically been recruited by companies in both sectors.

2026 Proxy Statement	73

Compensation Discussion and Analysis Other Compensation Practices and Policies

Other Compensation Practices and Policies
Equity Grant Practices
Our equity awards are currently made in the form of RSUs and PBRSUs. We do not currently grant stock options or stock appreciation rights. We maintain the following equity award grant practices:

•	Annual equity awards are granted on March 1 st of each year.

•	In the case of awards made to newly-hired employees, equity awards are granted on the 15 th of the month following the month of the employee’s start date.

•	Off-cycle equity awards, including retention and promotion awards, are also granted on the 15 th of the month.
Equity awards granted to our NEOs, Section 16 officers and any employee with a title of Executive Vice President or above are approved by the Compensation Committee. Equity awards granted to non-executive
employees, including any Senior Vice President or below who is not a Section 16 officer, are approved by our
Non-Officer
Equity Committee (the sole member of which is our CEO), with oversight from the Compensation Committee, which reviews and approves projected equity usage at the beginning of each year.
We do not grant equity awards in anticipation of the release of material non-public
information, and the release of material
non-public
information is not timed on the basis of equity grant dates.
Stock Ownership Guidelines
Our Board has adopted stock ownership guidelines designed to closely align the interests of our senior leadership team (including our executive officers) with the long-term interests of our stockholders. Under these guidelines, our covered executives are required to achieve ownership of our common stock valued at the following multiple of their annual base salary, as applicable:

•	CEO: six times base salary

•	Executive Vice Presidents: three times base salary

•	Senior Vice Presidents who are members of the senior leadership team: two times base salary
Each covered executive is expected to meet the applicable guideline level within five years of becoming subject to these requirements and to continuously own sufficient shares to meet the guideline level for as long as they remain a covered executive. As of the Record Date, each of our current NEOs met the stock ownership guidelines.
Covered executives who have not yet satisfied their applicable guideline level are required to retain 25% of the net shares of our common stock that they receive as the result of the exercise, vesting or payment of any equity awards granted to them.
Shares that count towards satisfaction of the stock ownership guidelines include the following:

•	shares owned outright by the covered executive or their immediate family members residing in the same household;

•	shares held in trusts, limited liability companies or similar entities for the benefit of the covered executive or their immediate family members; and

•	deferred shares, vested DSUs, vested deferred RSUs, or vested deferred PBRSUs that may only be settled in shares of our common stock.
Unvested shares of restricted stock, DSUs, RSUs or PBRSUs and unexercised stock options (whether or not vested) do not count toward ownership under the stock ownership guidelines.
Our stock ownership guidelines are available on the Governance section of our Investor Relations website at
https://investor.pypl.com/governance/governance-overview/
.

74	2026 Proxy Statement

Compensation Discussion and Analysis Other Compensation Practices and Policies

Hedging and Pledging Policy
Our insider trading policy prohibits all directors, executive officers and employees from entering (directly or indirectly) into any hedging or monetization transactions relating to our securities, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or any other transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of PayPal securities owned directly or indirectly by such person. Additionally, directors, executive officers and employees are prohibited from using PayPal derivative securities as collateral in a margin account or for any loan or extension of credit, or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale (including a short sale “against the box”), collar, or other derivative security. Our insider trading policy also prohibits all directors and executive officers from pledging our common stock as collateral for loans. Other employees are strongly discouraged from pledging PayPal securities as collateral for loans.
Mandatory Recovery Policy and Clawback Policy
PayPal maintains a mandatory recovery policy adopted in compliance with Exchange Act Rule
10D-1
and the Nasdaq listing standards regarding recovering of erroneously awarded compensation in the event of an accounting restatement. This policy provides for the recovery of erroneously awarded incentive compensation received by a current or former Section 16 officer in the event we are required to prepare an accounting restatement due to material errors or non-compliance
with financial reporting requirements under applicable securities laws.
PayPal also maintains a separate clawback policy pursuant to which the Compensation Committee can require forfeiture or reimbursement of incentive compensation in certain other circumstances. This policy applies to incentive compensation (including cash incentives and time-based and performance-based equity awards) paid or awarded to any NEO or other officer in a vice president or more senior position (“covered employees”). Pursuant to the terms of the clawback policy, upon the occurrence of any of the following triggering events, the Compensation Committee will determine in its discretion whether to require the full or partial forfeiture and/or repayment of any incentive compensation covered by the policy:

•	a covered employee materially violates any written policy of the Company, including our Code of Business Conduct;

•	a covered employee causes material financial or reputational harm to PayPal;

•
a termination of a covered employee’s employment by the Company for cause (as defined in the Executive Severance Plan) or a determination by the Compensation Committee within 12 months following the covered employee’s termination of employment that grounds existed for a termination for cause; or

•	a material restatement of all or a portion of our financial statements occurs due to a supervisory or other failure by a covered employee.
The forfeiture and/or repayment may include the following:

•	any incentive compensation that is greater than the amount that would have been paid to the covered employee had the triggering event been known;

•
any outstanding or unpaid incentive compensation, whether vested or unvested, that was paid or awarded to the covered employee and that the Compensation Committee determines would not have been paid or awarded had the triggering event been known;

•
in the event of a termination of employment for cause, or a determination by the Compensation Committee within 12 months following a termination of employment that grounds for cause existed, any severance compensation paid or awarded to the covered employee; and/or

•
any incentive compensation that was paid to or received by the covered employee (including gains realized through the exercise of stock options) during the
12-month
period preceding the date on which PayPal had actual knowledge of the triggering event, or the full impact of the triggering event was known (or such longer period of time as may be required by any applicable statute or government regulation).

Severance and Change in Control Provisions
Under the Executive Severance Plan, as amended and restated effective as of November 24, 2025, each actively employed NEO is eligible to receive payments and benefits in the event of certain terminations of employment, including an involuntary termination of employment by PayPal without cause or, in certain circumstances, by the executive for good reason. The Executive Severance Plan includes the Executive Long Term Incentive Program (the “ELTIP”), which provides additional equity vesting benefits upon a qualifying retirement, death or disability, subject to the terms and conditions of the ELTIP.
In November 2025, the Compensation Committee approved an amendment and restatement of the Executive Severance Plan designed to streamline and simplify administration and to more closely align certain administrative provisions of the Executive Severance Plan with prevailing market practices, including:

•	providing for accelerated vesting of time-based equity awards upon the death of an executive, rather than continued vesting;

2026 Proxy Statement	75

Compensation Discussion and Analysis Other Compensation Practices and Policies

•

broadening the definition of “cause” to include material violations of the Company’s written policies, including the Code of Business Conduct, and actions or omissions of an executive that cause, or could reasonably be expected to cause, material financial or reputational harm to PayPal; and

•	clarifying that the 30-day cure period in the “cause” definition applies only to those situations where PayPal determined the failure to perform duties can be remedied.

These updates apply to all of our NEOs, with the exception of Ms. Miller, who has a contractual entitlement under her offer letter to the severance benefits provided under the prior Executive Severance Plan for a period of three years from her start date.

No payments or benefits are provided under the Executive Severance Plan if there is a change in control of PayPal without an accompanying qualifying termination of employment (i.e., we do not provide any “single-trigger” change in control payments). The Executive Severance Plan does not provide for any excise tax “gross-ups” or other payment or reimbursement of excise taxes on severance or other payments in connection with a change in control of PayPal.

The Compensation Committee believes that the Executive Severance Plan is essential to fulfill PayPal’s objective of recruiting, developing and retaining key, high-quality management talent in a competitive market because these arrangements provide reasonable protection to executives in the event they are not retained under specific circumstances. The Executive Severance Plan is also intended to facilitate changes to the leadership team by setting terms for the termination of the employment of an NEO in advance, which allows for a smoother transition of responsibilities when it is deemed to be in PayPal’s best interest. The change in control provisions in the Executive Severance Plan are intended to position our executives to focus their attention on our business operations despite the potentially disruptive impact of a proposed change-in-control transaction, to assess takeover bids objectively without regard to the potential impact on their individual job security and to allow for a seamless transition in the event of a change in control of PayPal. These considerations are especially important in light of the executives’ key leadership roles.

See “Potential Payments Upon Termination or Change in Control” below for a description of these arrangements and the estimated payments and benefits payable under the Executive Severance Plan as of December 31, 2025.

Tax and Accounting Considerations

Section 162(m) of the U.S. Internal Revenue Code generally limits tax deductibility of compensation paid by a public company to certain current and former executive officers in any year to $1 million. The Compensation Committee will award non-deductible compensation where it believes doing so is in our and our stockholders’ best interests, regardless of its deductibility.

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for stock-based payments, including stock options, RSUs, PBRSUs, shares of common stock and other forms of equity compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into PayPal’s 2025 Annual Report on Form 10-K.

The Compensation Committee of the Board

Frank D. Yeary (Chair)

Joy Chik

Jonathan Christodoro

Alyssa Henry

76	2026 Proxy Statement

Compensation Tables

Compensation Tables

2025 Summary Compensation Table

The following table summarizes the total compensation paid to and received and earned by each of our NEOs for the fiscal year ended December 31, 2025 and, to the extent required under SEC rules, the fiscal years ended December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	All Other Compensation ($)[4]	Total ($)

Alex Chriss[5]	2025	1,325,342	—	23,365,294	—	552,850	25,243,486

Former President and Chief Executive Officer	2024	1,250,000	—	—	4,975,000	433,527	6,658,527
	2023	302,885	—	41,137,646	164,384	311,840	41,916,755

Jamie Miller	2025	863,014	—	12,099,994	1,057,192	14,000	14,034,200

EVP, Chief Financial and Operating Officer	2024	750,000	3,000,000	7,365,879	1,865,625	13,800	12,995,304
	2023	100,962	3,000,000	8,825,116	—	3,462	11,929,539

Michelle Gill	2025	787,671	—	11,265,436	964,897	14,000	13,032,004

EVP, General Manager, Small Business and Financial Services	2024	750,000	1,000,000	7,365,879	1,865,625	13,800	10,995,304
	2023	80,769	1,000,000	8,825,116	—	923	9,906,808

Frank Keller	2025	787,671	—	11,265,436	964,897	14,000	13,032,004
EVP, General Manager, Large Enterprise and Merchant Platform

Suzan Kereere	2025	787,671	—	11,265,436	964,897	14,000	13,032,004
President, Global Markets	2024	750,000	6,000,000	20,767,514	1,865,625	13,800	29,396,939

Diego Scotti	2025	787,671	—	11,265,436	964,897	14,000	13,032,004

EVP, General Manager, Consumer Group	2024	750,000	1,000,000	13,652,417	1,865,625	13,800	17,281,842

[1]	Amounts shown represent cash sign-on bonuses paid to the applicable NEO in the applicable year.

[2]

Amounts shown represent the grant date fair value of RSUs and PBRSUs granted to our NEOs as computed in accordance with FASB ASC Topic 718. The grant date fair value of RSUs is calculated by multiplying the number of shares of our common stock subject to the award by the closing price of a share of our common stock on the date of grant. The assumptions used by PayPal in calculating the grant date fair value of the stock awards are incorporated herein by reference to Note 15 to the consolidated financial statements contained in PayPal’s 2025 Annual Report on Form 10-K. The estimated fair value of PBRSUs is calculated based on the probable outcome of the performance measures for the applicable performance period as of the grant date of the award for accounting purposes.

Assuming the highest level of performance is achieved under the applicable performance measures for the 2025-2027 PBRSUs granted in 2025, the maximum possible value of the 2025-2027 PBRSU awards using the fair value of the underlying common stock on the date that the awards were granted for accounting purposes is presented below:

Name	Maximum Value of 2025-2027 PBRSUs (as of Grant Date for Accounting Purposes) ($)

Alex Chriss	22,319,087

Jamie Miller	11,558,203

Michelle Gill	10,761,014

Frank Keller	10,761,014

Suzan Kereere	10,761,014

Diego Scotti	10,761,014

[3]	For 2025, amounts represent cash (non-equity) performance-based compensation earned under the AIP. See the section titled “PayPal Annual Incentive Plan” in the CD&A for a more detailed discussion.

2026 Proxy Statement	77

Compensation Tables 2025 Summary Compensation Table

[4]

The dollar amounts for each perquisite and each other item of compensation shown in the “All Other Compensation” column and in this footnote represent PayPal’s incremental cost of providing the perquisite or other benefit to our NEOs, net of any amounts reimbursed by our NEOs, and are valued based on the amounts accrued for payment or paid to the service provider or NEO, or, in the case of perquisites or other benefits, the aggregate incremental cost to PayPal, as applicable. See the section titled “Other Benefits” in the CD&A for additional details on these benefits. Amounts include the following perquisites and other compensation provided to our NEOs in 2025.

Name	401(k) Match(a) ($)	Perquisites and Other Benefits ($)		Total ($)

Alex Chriss	14,000	538,850	(b)	552,850

Jamie Miller	14,000	—		14,000

Michelle Gill	14,000	—		14,000

Frank Keller	14,000	—		14,000

Suzan Kereere	14,000	—		14,000

Diego Scotti	14,000	—		14,000

(a)	Represents matching contributions under the 401(k) Plan.

(b)

Represents costs related to Mr. Chriss’ overall security program, which consisted of $203,860 related to personal security measures for Mr. Chriss and $334,934 related to his personal use of our corporate aircraft, in each case calculated based on the aggregate incremental cost to PayPal. Mr. Chriss’ family members or guests accompanied him on certain flights with no incremental cost to the Company. Also represents costs of $56 related to concessions provided at a sporting event attended by members of Mr. Chriss’ family. Certain additional perquisites are available to Mr. Chriss, including occasional use by Mr. Chriss and his guests of tickets for sporting and special events previously acquired by the Company when no other business use has been arranged, at no incremental cost to the Company.

[5]	Mr. Chriss ceased serving as our President and Chief Executive Officer effective February 2, 2026, and his employment with us terminated effective March 2, 2026.

78	2026 Proxy Statement

Compensation Tables 2025 Grants of Plan-Based Awards Table

2025 Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards to each of our NEOs for the fiscal year ended December 31, 2025.

Name	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	Grant Date Fair Value of Stock Awards ($)[4]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Alex Chriss

2025 AIP			1,325,342	2,650,685	5,301,370	—	—	—	—	—

2025-2027 PBRSUs	1/27/25	3/1/25	—	—	—	85,896	171,791	343,582	—	11,159,543

2025 RSUs	1/27/25	3/1/25	—	—	—	—	—	—	171,791	12,205,751

Jamie Miller

2025 AIP			539,384	1,078,767	2,157,534	—	—	—	—	—

2025-2027 PBRSUs	1/27/25	3/1/25	—	—	—	44,482	88,964	177,928	—	5,779,101

2025 RSUs	1/27/25	3/1/25	—	—	—	—	—	—	88,964	6,320,892

Michelle Gill

2025 AIP			492,295	984,589	1,969,178	—	—	—	—	—

2025-2027 PBRSUs	1/27/25	3/1/25	—	—	—	41,414	82,828	165,656	—	5,380,507

2025 RSUs	1/27/25	3/1/25	—	—	—	—	—	—	82,828	5,884,929

Frank Keller

2025 AIP			492,295	984,589	1,969,178	—	—	—	—	—

2025-2027 PBRSUs	1/27/25	3/1/25	—	—	—	41,414	82,828	165,656	—	5,380,507

2025 RSUs	1/27/25	3/1/25	—	—	—	—	—	—	82,828	5,884,929

Suzan Kereere

2025 AIP			492,295	984,589	1,969,178	—	—	—	—	—

2025-2027 PBRSUs	1/27/25	3/1/25	—	—	—	41,414	82,828	165,656	—	5,380,507

2025 RSUs	1/27/25	3/1/25	—	—	—	—	—	—	82,828	5,884,929

Diego Scotti

2025 AIP			492,295	984,589	1,969,178	—	—	—	—	—

2025-2027 PBRSUs	1/27/25	3/1/25	—	—	—	41,414	82,828	165,656	—	5,380,507

2025 RSUs	1/27/25	3/1/25	—	—	—	—	—	—	82,828	5,884,929

[1]

The amounts shown represent potential non-equity incentive plan awards under the 2025 AIP. Maximum and threshold amounts represent 200% (based on the overall payout cap under the 2025 AIP) and 50% (based on threshold Company performance under the 2025 AIP), respectively, of the NEO’s target incentive amount under the AIP. For more information on the AIP, including actual payouts for the AIP, see the section titled “PayPal Annual Incentive Plan” in the CD&A. Mr. Chriss ceased to be eligible for the 2025 AIP in accordance with its terms upon notice of his termination of employment with the Company.

[2]

The amounts shown represent the 2025-2027 PBRSUs granted in 2025 under our 2015 Equity Incentive Award Plan (the “2015 Equity Plan”). Maximum and threshold amounts represent 200% and 50%, respectively, of the target number of shares subject to the 2025-2027 PBRSUs granted to each NEO. The 2025-2027 PBRSUs will be earned based on performance over three discrete measurement periods of 12, 24 and 36 months, and will vest on March 1, 2028, generally subject to the NEO’s continued employment with us through the vesting date. See the section titled “Long-Term Incentive Compensation” in the CD&A for more information.

[3]

The amounts shown represent service-based RSUs granted in 2025 under the 2015 Equity Plan that vest over three years, with one-third vesting on the first anniversary of the grant date, and the remainder vesting quarterly thereafter, generally subject to the NEO’s continued employment with us through the applicable vesting date. See the section titled “Long-Term Incentive Compensation” in the CD&A for more information.

[4]

Represents the grant date fair value determined in accordance with FASB ASC Topic 718. For the RSUs, the grant date fair value was calculated by multiplying the closing price of the underlying common stock on the date of grant (or, if there is no closing price on such date, the closing price on the immediately preceding trading day) by the number of shares of our common stock subject to the award. For the 2025-2027 PBRSUs, the grant date fair value assumes the probable outcome of the performance conditions applicable to the awards. See Footnote 2 to the “2025 Summary Compensation Table” for more information. The assumptions used by PayPal in calculating the grant date fair value of the stock awards are incorporated herein by reference to Note 15 to the consolidated financial statements contained in PayPal’s 2025 Annual Report on Form 10-K.

2026 Proxy Statement	79

Compensation Tables 2025 Outstanding Equity Awards at Fiscal Year-End Table

2025 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding equity awards held by each of our NEOs as of December 31, 2025.

		Stock Awards

Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]

Alex Chriss	10/15/23	93,119	[2]	5,436,287	—		—

	10/15/23	326,059	[3]	19,035,324	—		—

	3/1/25	—		—	85,896	[4]	5,014,608

	3/1/25	171,791	[2]	10,029,159	—		—

Jamie Miller	12/15/23	36,377	[2]	2,123,689	—		—

	12/15/23	11,640	[2]	679,543	—		—

	3/1/24	—		—	205,092	[5]	11,973,271

	3/1/25	—		—	44,482	[4]	2,596,859

	3/1/25	88,964	[2]	5,193,718	—		—

Michelle Gill	12/15/23	36,377	[2]	2,123,689	—		—

	12/15/23	11,640	[2]	679,543	—		—

	3/1/24	—		—	205,092	[5]	11,973,271

	3/1/25	—		—	41,414	[4]	2,417,749

	3/1/25	82,828	[2]	4,835,499	—		—

Frank Keller	3/1/23	2,374	[2]	138,594	—		—

	3/1/23	32,783	[3]	1,913,872	—		—

	3/1/24	—		—	82,038	[5]	4,789,378

	3/1/24	17,090	[2]	997,714	—		—

	4/15/24	—		—	39,338	[5]	2,296,552

	4/15/24	9,834	[2]	574,109	—		—

	3/1/25	—		—	41,414	[4]	2,417,749

	3/1/25	82,828	[2]	4,835,499	—		—

Suzan Kereere	2/15/24	42,514	[2]	2,481,967	—		—

	2/15/24	61,222	[6]	3,574,140	—		—

	3/1/24	—		—	205,092	[5]	11,973,271

	3/1/25	—		—	41,414	[4]	2,417,749

	3/1/25	82,828	[2]	4,835,499	—		—

Diego Scotti	1/15/24	42,939	[2]	2,506,779	—		—

	3/1/24	—		—	205,092	[5]	11,973,271

	3/1/25	—		—	41,414	[4]	2,417,749

	3/1/25	82,828	[2]	4,835,499	—		—

[1]	Market price is calculated based on $58.38 per share, the closing price of PayPal’s common stock on December 31, 2025.

[2]

The RSUs reported in this row vest over three years, with one-third of the underlying shares vesting on the first anniversary of the grant date, and the remainder vesting quarterly thereafter, generally subject to the NEO’s continued employment with us through the applicable vesting date.

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Compensation Tables 2025 Outstanding Equity Awards at Fiscal Year-End Table

[3]

The amounts reported in this row reflect performance goal achievement of 115% for the 2023-2025 PBRSU awards granted in 2023. The PBRSU awards vested based on PayPal’s performance over the three-year performance period ending December 31, 2025, with respect to the FX-Neutral Revenue CAGR and Free Cash Flow CAGR goals. PBRSUs earned based on Company performance became fully vested on March 1, 2026, generally subject to the NEO’s continued employment with us through the vesting date.

[4]

The amounts reported in this row assume performance goal achievement of 50% for the 2025-2027 PBRSUs granted in 2025. The 2025-2027 PBRSUs vest based on PayPal’s rTSR, measured against the S&P 500 over 12-, 24- and 36-month measurement periods, subject to an overall cap of 100% in the event of a negative 36-month TSR (the “Performance Cap”). rTSR performance for the 12-month (calendar year 2025) measurement period was achieved at less than the 25th percentile, resulting in one-third of the 2025-2027 PBRSUs vesting at 0% of target. PBRSUs earned based on Company performance will become fully vested on March 1, 2028, generally subject to the NEO’s continued employment with us through the vesting date.

[5]

The amounts reported in this row assume performance goal achievement of 200% for the 2024-2026 PBRSUs granted in 2024. The 2024-2026 PBRSUs vest based on PayPal’s rTSR, measured against the S&P 500 over 12-, 24- and 36-month measurement periods, subject to the Performance Cap. rTSR performance for the 12-month (calendar year 2024) measurement period was achieved at the 84th percentile, resulting in one-third of the 2024-2026 PBRSUs vesting at 200% of target, subject to the Performance Cap. rTSR performance for the 24-month (calendar years 2024-2025) measurement period was achieved at the 29th percentile, resulting in one-third of the 2024-2026 PBRSUs vesting at 56% of target, subject to the Performance Cap. PBRSUs earned based on Company performance will become fully vested on March 1, 2027, generally subject to the NEO’s continued employment with us through the vesting date.

[6]	One-half of the shares subject to these service-based RSUs vested on each of the first and second anniversaries of the grant date.

2025 Option Exercises and Stock Vested Table

The following table sets forth the number of shares acquired, and the value realized, upon the vesting of stock awards by each of our NEOs for the fiscal year ended December 31, 2025. None of our NEOs held stock options during the fiscal year ended December 31, 2025.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Alex Chriss	176,511	12,575,655

Jamie Miller	48,021	3,221,382

Michelle Gill	48,021	3,221,382

Frank Keller	57,612	3,861,541

Suzan Kereere	120,747	9,167,711

Diego Scotti	60,119	4,758,246

[1]	Value realized for stock awards is calculated based on the closing price per share on each applicable vesting date.

2025 Non-Qualified Deferred Compensation Table

All NEOs are eligible to participate in the DCP; however, none of our NEOs elected to participate in the DCP in 2025. For more information, see the section titled “401(k) and Deferred Compensation Plans” in the CD&A.

Potential Payments Upon Termination or Change in Control

Under the Executive Severance Plan, each actively employed NEO is eligible to receive payments and benefits under the circumstances described below. As discussed in the CD&A, the Executive Severance Plan was amended and restated effective as of November 24, 2025. The terms of the amended and restated Executive Severance Plan apply to all of our actively employed NEOs, with the exception of Ms. Miller, who has a contractual entitlement under her offer letter to the severance benefits provided under the Executive Severance Plan as in effect on her start date for a period of three years from her start date.

The November 2025 restatement of the Executive Severance Plan was primarily intended to streamline and simplify administration and to more closely align certain administrative provisions of the Executive Severance Plan with prevailing market practices, including:

•	providing for accelerated vesting of time-based equity awards upon the death of an executive, rather than continued vesting;

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Compensation Tables Potential Payments Upon Termination or Change in Control

•

broadening the definition of “cause” to include material violations of the Company’s written policies, including the Code of Business Conduct, and actions or omissions of an executive that cause, or could reasonably be expected to cause, material financial or reputational harm to PayPal; and

•	clarifying that the 30-day cure period in the “cause” definition applies only to those situations where PayPal determined the failure to perform duties can be remedied.

The following table, footnotes, and narrative set forth our payment obligations under the Executive Severance Plan for each of our NEOs, under the circumstances described below, assuming that their employment was terminated or a change in control of PayPal occurred on December 31, 2025. The terms “cause,” “disability,” and “good reason” used below are defined in the Executive Severance Plan and the term “change in control” used below is defined in the 2015 Equity Plan.

Because our executive compensation program is heavily weighted towards equity-based compensation, a significant percentage of the compensation that would be received by our NEOs upon a termination of employment under the circumstances described below relates to the settlement of outstanding equity awards. See the 2025 Outstanding Equity Awards at Fiscal Year-End Table above for further information regarding outstanding equity awards granted to the NEOs in 2025 and in prior years.

Name	Voluntary Termination or Retirement ($)(a)	Involuntary Termination Outside of Change in Control Period ($)(b)[1,2]	Involuntary Termination Within Change in Control Period ($)(c)[1,2]	Death or Disability ($)(d)[1]

Alex Chriss	—	33,969,961	52,817,017	27,839,204

Jamie Miller	—	9,960,925	24,344,813	19,258,667

Michelle Gill	—	7,463,122	23,097,856	11,610,673

Frank Keller	—	7,643,722	21,225,848	9,738,368

Suzan Kereere	—	10,209,255	26,329,941	14,863,548

Diego Scotti	—	6,665,507	22,801,699	11,314,219

[1]

The value of equity compensation included in this table is calculated based on $58.38 per share, the closing price of PayPal’s common stock on December 31, 2025, assuming target achievement of performance goals attributable to outstanding PBRSUs. Amounts do not take into account potential reductions due to the “best net pay” provision in the Executive Severance Plan.

[2]

The severance benefits included in this table include actual COBRA premiums amounts for each NEO, assuming a termination date of December 31, 2025, and outplacement services of $6,075, per the Company’s transition program services policies in effect on December 31, 2025.

Retirement – Column (a)

None of our NEOs were eligible to receive amounts under the Executive Severance Plan in connection with their retirement under the ELTIP.

The ELTIP provides eligibility for continued vesting of equity awards granted at least 12 months prior to an NEO’s retirement date, subject to the NEO’s attainment of at least 60 years of age, completion of at least seven years of service to PayPal and provision of sufficient advance notice to PayPal. Any eligible outstanding time-based restricted stock unit awards would continue to vest in accordance with their original schedule; provided that, for any awards scheduled to vest more frequently than annually, each scheduled vesting date not falling on an anniversary of the grant date would be treated as though that vesting date were on the next following anniversary of the grant date. Any eligible outstanding PBRSUs would remain outstanding and eligible to vest based solely on the achievement of the applicable Company performance targets for the applicable performance period.

All continued vesting under the ELTIP is subject to the NEO’s execution of a release of claims in favor of PayPal and required attestations and compliance with the restrictive covenants set forth in the Executive Severance Plan.

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Compensation Tables Potential Payments Upon Termination or Change in Control

Involuntary Termination Other Than for Cause – Column (b)

Severance Arrangements for Involuntary Termination Other Than for Cause Outside a Change in Control Period

Under the terms of the Executive Severance Plan, each of Mr. Chriss and Ms. Miller is eligible for the following severance payments and benefits in the event that their employment is terminated by PayPal without cause or by them for good reason outside of a change in control period, and each of our other NEOs is eligible for the following severance payments and benefits in the event that the NEO’s employment is terminated by PayPal without cause outside of a change in control period:

•	A lump sum cash payment equal to the sum of the NEO’s annual base salary and target bonus, multiplied by 1.5x for each of Mr. Chriss and Ms. Miller and 1.0x for our other NEOs.

•

Company-paid or -reimbursed COBRA premiums for a post-employment period (up to 18 months for Mr. Chriss and up to 12 months for our other NEOs), subject to the NEO’s timely election of COBRA continuation coverage.

•	Any earned, but unpaid, annual bonus in respect of the year prior to the year of termination based on actual Company performance and target individual performance.

•	For Ms. Miller, a prorated annual bonus for the year of termination based on actual Company performance and target individual performance.

•

Continued vesting of time-based equity awards that would have otherwise become vested within the 12 months following the NEO’s termination of employment; provided that, for any awards scheduled to vest more frequently than annually, each scheduled vesting date not falling on an anniversary of the grant date would be treated as though that vesting date were on the next following anniversary of the grant date.

•

Continued vesting of performance-based equity awards with a performance period that ends within the 12 months following the NEO’s termination of employment based solely on achievement of the applicable Company performance targets.

•	Outplacement services in accordance with the Company’s transition program services policies.

In addition, pursuant to the terms of their offer letters, each of Mr. Chriss and Ms. Kereere was entitled to accelerated vesting of the make-whole RSUs granted in connection with commencement of their employment. The make-whole RSUs held by Mr. Chriss and Ms. Kereere became fully vested in accordance with their terms on October 15, 2025 and February 15, 2026, respectively.

All severance benefits and payments are subject to the NEO’s execution of a release of claims in favor of PayPal and continued vesting of equity awards is also subject to required attestations and compliance with the restrictive covenants set forth in the Executive Severance Plan.

Involuntary Termination in Connection with a Change in Control – Column (c)

Severance Arrangements for an Involuntary Termination in a Change in Control Period

Under the terms of the Executive Severance Plan, each NEO is eligible for the following severance payments and benefits in the event that the NEO’s employment is terminated by PayPal without cause or by the NEO for good reason within a change in control period:

•	A lump sum cash payment equal to the sum of the NEO’s annual base salary and target bonus, multiplied by 2.0x.

•	A lump sum cash payment equal to 24 months of the NEO’s COBRA premiums, subject to the NEO’s timely election of COBRA continuation coverage.

•	Any earned, but unpaid, annual bonus in respect of the year prior to the year of termination based on actual Company performance and target individual performance.

•	A prorated annual bonus for the year of termination based on actual Company performance and target individual performance.

•	Accelerated vesting of time-based equity awards.

•	Accelerated vesting of performance-based equity awards, based on achievement of the applicable Company performance targets through the date of the change in control.

•	Outplacement services in accordance with the Company’s transition program services policies.

For purposes of the Executive Severance Plan, a “change in control period” is defined as the period beginning 90 days prior to, and ending 24 months following, a change in control of PayPal.

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Compensation Tables Potential Payments Upon Termination or Change in Control

Under the Executive Severance Plan, in the event any payments or benefits constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Internal Revenue Code Section 4999, such payments or benefits would be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in the NEO receiving a higher net-after tax amount than the NEO would have received absent such reduction (the “best net pay” provision).

All severance benefits and payments are subject to the NEO’s execution of a release of claims in favor of PayPal.

Change in Control – Equity Awards

We have not entered into any arrangements with any of our NEOs to provide “single trigger” change in control payments. The 2015 Equity Plan generally provides (and, if approved by stockholders, the Equity Plan will generally provide) for the acceleration of vesting of awards granted under each respective plan upon a change in control of PayPal only if the acquiring entity does not agree to assume or continue the awards. Under the terms of the 2015 Equity Plan (and the Equity Plan, if approved by stockholders), for purposes of determining payouts in connection with or following a change in control, PBRSU performance will be based on applicable performance metrics through the date of the change in control. These provisions generally apply to all holders of awards under the 2015 Equity Plan and will generally apply to all holders of awards under the Equity Plan, if approved by stockholders.

Death or Disability – Column (d)

Severance Arrangements in the Event of Death or Disability

Under the terms of the Executive Severance Plan, other than for Ms. Miller, in the event that an NEO’s employment terminates due to death or disability outside of a change in control period, the NEO would be eligible for:

•	For time-based equity awards:

•

Accelerated (on death) or continued (on disability) vesting of time-based equity awards granted within the 12 months prior to the NEO’s termination of employment that would have otherwise become vested within the 12 months following the NEO’s termination of employment; and

•	Full accelerated (on death) or continued (on disability) vesting of time-based equity awards granted at least 12 months prior to the NEO’s termination of employment.

On a termination of employment by reason of the executive’s disability, for any awards scheduled to vest more frequently than annually, each scheduled vesting date not falling on an anniversary of the grant date would be treated as though that vesting date were on the next following anniversary of the grant date.

•	For performance-based equity awards:

•

Continued vesting of performance-based equity awards granted within the 12 months prior to the NEO’s termination of employment, with a performance period that ends within the 12 months following the NEO’s termination of employment, based solely on actual achievement of the applicable Company performance targets.

•

Continued vesting of performance-based equity awards granted at least 12 months prior to the NEO’s termination of employment based solely on the actual achievement of the applicable Company performance targets.

In the event that an NEO’s employment terminates due to death or disability within a change in control period, the NEO would be eligible for accelerated vesting of all outstanding time-based and performance-based equity awards, with performance-based equity awards vesting based on achievement of the applicable Company performance targets through the date of the change in control.

For Ms. Miller, under the terms of the prior Executive Severance Plan, in the event her employment terminates due to disability outside of a change in control period, she would be eligible for:

•

Continued vesting of all outstanding time-based equity awards; provided that, for any awards scheduled to vest more frequently than annually, each scheduled vesting date not falling on an anniversary of the grant date would be treated as though that vesting date were on the next following anniversary of the grant date.

•	Continued vesting of all outstanding performance-based equity awards, based solely on actual achievement of the applicable Company performance targets.

•	Company-paid or -reimbursed COBRA premiums for the period during which Ms. Miller has equity awards outstanding and eligible to vest.

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Compensation Tables Potential Payments Upon Termination or Change in Control

In the event Ms. Miller’s employment terminates due to disability during a change in control period, she would be eligible for accelerated vesting of all outstanding time-based and performance-based equity awards, with performance-based equity awards vesting based on achievement of the applicable Company performance targets through the date of the change in control.

In the event of Ms. Miller’s death, all outstanding equity awards otherwise eligible to continue vesting would vest on the date of her death, with PBRSUs vesting based on target achievement of the Company performance targets.

Continued vesting for all NEOs (other than in the event of an NEO’s death) is subject to the NEO’s execution of a release of claims in favor of PayPal and required attestations and compliance with the restrictive covenants set forth in the Executive Severance Plan.

CEO Departure-Related Compensation

As noted above in the CD&A under the heading “Transition-Related Compensation – Former CEO Compensation,” in connection with the termination of his employment on March 2, 2026, Mr. Chriss was eligible to receive the severance payments and benefits applicable upon a termination of employment by the Company without cause (not in connection with a change in control of the Company) under the Executive Severance Plan. Mr. Chriss entered into an agreement with PayPal on February 2, 2026, documenting his severance benefits and the conditions to receiving such benefits, including timely execution and non-revocation of a release of claims in favor of PayPal and compliance with non-competition, non-solicitation, non-disparagement, confidentiality and other obligations. Pursuant to the separation agreement, Mr. Chriss remained an employee of the Company in a non-officer capacity through March 2, 2026 to assist with transition matters and received a base salary at his annual rate of $1,350,000 during such time.

Mr. Chriss was entitled to receive the following severance benefits pursuant to the Executive Severance Plan, as documented in his separation agreement and subject to his compliance with its terms:

Severance Type	Amount ($)[1]

Lump sum equal to 1.5 times the sum of Mr. Chriss’ annual base salary and target bonus	6,075,000

Up to 18 months of Company-paid or -reimbursed COBRA premiums	54,237

Amount equal to Mr. Chriss’ earned but unpaid 2025 AIP bonus (based on actual Company and target individual performance)	2,646,000

12 months of continued vesting of all RSUs that were outstanding as of March 2, 2026 (but no longer subject to a continued employment requirement), except the RSU vesting schedule converted to annual vesting (i.e., any quarterly vests will be deemed to vest on the next anniversary of the grant date)	5,799,664	[1]

Continued vesting of PBRSUs with a performance period that ends within the 12 months following Mr. Chriss’ termination of employment based solely on achievement of the applicable Company performance targets	—

Outplacement services	6,750

TOTAL	14,581,651

[1]	RSUs are valued at $45.63 per share, which was our closing stock price on March 2, 2026, Mr. Chriss’ last day of employment with the Company.

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Pay versus Performance

Pay versus Performance
The following Pay versus Performance table sets forth information regarding PayPal’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with Item 402(v) of Regulation
S-K.
Amounts included as “compensation actually paid” do not represent the value of cash compensation and equity awards actually received by the NEOs, but rather are amounts calculated under SEC rules that include, among other things, the year-over-year changes in the “fair value” of unvested equity-based awards. For a discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the CD&A.

Year 1	Summary Compensation Table Total for PEO (Chriss) ($) 2	Summary Compensation Table Total for PEO (Schulman) ($) 2	Compensation Actually Paid to PEO (Chriss) ($) 3	Compensation Actually Paid to PEO (Schulman) ($) 3	Average Summary Compensation Table Total for Non-PEO NEOs ($) 2	Average Compensation Actually Paid to Non-PEO NEOs ($) 3	Value of Initial Fixed $100 Investment Based On: 4		Net Income ($ Millions)	Transaction Margin Dollars ($ Millions) 6
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) 5

2025	25,243,486	—	(7,470,322)	—	13,232,443	(2,424,860)	25	122	5,233	15,466

2024	6,658,527	—	35,181,425	—	19,520,806	30,276,847	36	123	4,147	14,658

2023	41,916,754	22,138,954	46,350,840	18,991,635	10,976,852	9,423,987	26	98	4,246	13,704

2022	—	21,957,922	—	(87,002,457)	10,367,818	(13,358,744)	30	71	2,419	13,773

2021	—	32,070,353	—	13,504,312	14,799,891	10,020,976	81	108	4,169	13,996

1
Mr. Chriss served as the Principal Executive Officer (“PEO”) from and after September 27, 2023 and for the entirety of 2024 and 2025. Mr. Schulman served as the Principal Executive Officer (“PEO”) in 2023 from January 1 through September 26 and for the entirety of 2021 and 2022. PayPal’s non-PEO
NEOs for the applicable years were as follows:

•	2025: Mses. Jamie Miller, Michelle Gill, and Suzan Kereere and Messrs. Frank Keller and Diego Scotti

•	2024: Mses. Jamie Miller and Suzan Kereere and Messrs. Diego Scotti and Aaron Webster

•	2023: Messrs. Aaron Karczmer, John Kim, and Blake Jorgensen, and Mses. Jamie Miller, Peggy Alford, Michelle Gill, and Gabrielle Rabinovitch

•	2022: Messrs. Blake Jorgensen, John D. Rainey, Mark Britto, Jonathan Auerbach, and Aaron Karczmer, and Mses. Gabrielle Rabinovitch and Peggy Alford

•	2021: Messrs. John D. Rainey, Mark Britto, and Jonathan Auerbach, and Ms. Louise Pentland

2
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Chriss or Mr. Schulman, as applicable and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for PayPal’s non-PEO
NEOs reported for that applicable year, respectively.

3
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Chriss and for the average of the non-PEO
NEOs for 2025 is set forth following the footnotes to this table.

4
Pursuant to SEC rules, the comparison assumes $100 was invested on December 31, 2020 and that dividends were reinvested during the measurement period. Historical stock price performance is not necessarily indicative of future stock price performance.

5	The Total Shareholder Return Peer Group consists of the companies included in the S&P Software and Services Select Industry Index.

6
As noted in the CD&A, the Compensation Committee determined that transaction margin dollars was a key financial metric for PayPal’s performance and success and driver of stockholder value creation for 2025. By using transaction margin dollars, together with the other performance goals used in our incentive programs, the Compensation Committee believes that the program reflected an appropriate balance with respect to incentivizing profitable growth and stockholder value creation. Transaction margin dollars is not a financial measure prepared in accordance with GAAP. For information on how we compute non-GAAP
financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of
Non-GAAP
Financial Measures” to this proxy statement. PayPal has designated transaction margin dollars as the Company-Selected Measure for 2025.

86	2026 Proxy Statement

Pay versus Performance Relationship Between Pay and Performance

Reconciliation of 2025 Compensation Actually Paid Adjustments

Name	Summary Compensation Table Total ($) 1	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($) 2	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($) 3	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($) 4	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested in the Fiscal Year ($) 5	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years that Vested in the Fiscal Year ($) 6	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year ($) 7	Plus Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation ($) 8	Compensation Actually Paid ($)

Mr. Chriss	25,243,486	(23,365,294)	13,011,450	(19,774,933)	—	(2,585,031)	—	—	(7,470,322)

Non-PEO NEOs (Average)	13,232,443	(11,432,348)	6,366,341	(9,732,524)	—	(858,772)	—	—	(2,424,860)

1	For Mr. Chriss, amount shown represents total compensation as reported in the Summary Compensation Table for 2025. With respect to the non-PEO NEOs, amount shown represents averages for 2025.

2	Represents the grant date fair value of the stock awards granted during 2025, computed in accordance with the methodology used for financial reporting purposes.

3
Represents the fair value as of 2025 fiscal
year-end
of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

4
Represents the change in fair value during fiscal year 2025 of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of fiscal year 2025, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of fiscal year 2025.

5	Represents the fair value at vesting of the stock awards that were granted and vested during fiscal year 2025, computed in accordance with the methodology used for financial reporting purposes.

6
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award that was granted in a prior fiscal year and that vested during fiscal year 2025, computed in accordance with the methodology used for financial reporting purposes.

7
Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in fiscal year 2025, computed in accordance with the methodology used for financial reporting purposes.

8
Represents the dollar value of dividends or other earnings paid on stock awards in fiscal year 2025 prior to the vesting date that are not otherwise included in the total compensation for fiscal year 2025.

Relationship Between Pay and Performance
We believe the compensation actually paid in each of the years reported above and over the five-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay for performance” as the compensation actually paid fluctuated year over year, primarily due to our stock performance and our varying levels of achievement against pre-established
performance goals under the AIP and PBRSU awards. The CD&A describes the Compensation Committee’s emphasis on “pay for performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial objectives, as well as stockholder value creation. Because our executive compensation program incentivizes and rewards executives primarily through long-term incentives in the form of PBRSU and RSU equity awards, the compensation actually paid is most significantly impacted by changes in our stock price over the vesting period of the awards.
Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures which, in our assessment, represent the most important financial performance measures used by PayPal to link compensation actually paid to the NEOs for 2025:

•	Transaction margin dollars

•	Non-GAAP operating income

•	rTSR, measured compared to the S&P 500

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Pay versus Performance Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

Transaction margin dollars and
non-GAAP
operating income are not financial measures prepared in accordance with GAAP. For information on how we compute non-GAAP
financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of
Non-GAAP
Financial Measures” to this proxy statement.
See the CD&A for a further description of the metrics used in PayPal’s executive compensation program.

TSR $60 $46 $123 $122 $150 $108 $98 $100 Millions) $30 $81 $71 ) $19 $35 ( $ in $30 $ $9 ( $30 $25 $50 Return Paid $0 $36 $14 $10 ($13) $26 ($2) ($7) 0 Actually -$30 -$50 Shareholder Total -$60 -$100 Compensation ($87) -$90 -$150 2021 2022 2023 2024 2025 Compensation Actually Paid to PEO (Chriss) PayPal Total Shareholder Return Compensation Actually Paid to PEO (Schulman) Average Compensation Actually Paid to Non-PEO NEOs

NET INCOME $60 $5.2 $6.0 $46 $35 $4.2 $30 $50 Millions) $30 $4.2 in $ $9 ( $19 $4.1 $4.0 Billions) Paid $0 $14 $10 ($13) ($2)in ($7) $3.0 ( $ Actually -$30 $2.4 $2.0 Income Net -$60 $1.0 Compensation ($87) -$90 $0.0 2021 2022 2023 2024 2025 Compensation Actually Paid to PEO (Chriss) Average Compensation Actually Paid to Non-PEO NEOs Compensation Actually Paid to PEO (Schulman) Net Income ($ in Billions)

88	2026 Proxy Statement

Pay versus Performance Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

TRANSACTION MARGIN DOLLARS $60 $46 $15.5 $16.0 $14.7 $15.0 $14.0 Millions) $30 $13.8 $13.7 Billions) $14.0 in in ( $ $9 $ ( $19 $35 $30 $13.0 Paid $0 $14 $10 ($13) ($2) Dollars ($7) $12.0 Actually -$30 $11.0 Margin $10.0 -$60 Compensation ($87) $9.0 Transaction -$90 $8.0 2021 2022 2023 2024 2025 Compensation Actually Paid to PEO (Chriss) Average Compensation Actually Paid to Non-PEO NEOs Compensation Actually Paid to PEO (Schulman) Transaction Margin Dollars ($ in Billions)

2026 Proxy Statement	89

CEO Pay Ratio Disclosure

CEO Pay Ratio Disclosure

We are providing the following information about the relationship of the total compensation of Mr. Chriss, who served as our CEO for the entirety of 2025, to the median of the annual total compensation of all our employees (other than Mr. Chriss), which we refer to as the “pay ratio.” We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2025, our last completed fiscal year, the median of the annual total compensation of all our employees (other than our CEO) was $114,331. The total compensation of our CEO was $25,243,486 (based on the assumptions used to determine the compensation reported in the “2025 Summary Compensation Table” in this proxy statement). For 2025, we estimate that the pay ratio of the total compensation of our CEO to the median of the annual total compensation of all our employees is 221 to 1.

Methodology

PayPal is a global company and operates in approximately 200 markets around the world. As of December 31, 2025, we employed approximately 23,800 people globally: approximately 41% of them were based in the U.S. and 59% were based outside of the U.S. We strive to create a competitive global compensation program, taking into account an employee’s position with PayPal and their geographic location. Accordingly, our compensation programs and reward offerings are designed to reflect local market practices across our global operations.

In determining our pay ratio for 2025, we compiled compensation information for all of our full-time and part-time employees worldwide (including interns) as of December 1, 2025. For purposes of identifying the median employee from our global employee population, we compared the total target compensation of our employees for 2025, which was composed of annual base salary, target short-term incentives and other bonuses and the intended grant value related to any long-term incentive equity awards, as reflected in our global human resources and equity management systems. For employees outside of the U.S., we converted their compensation to U.S. dollars using the applicable exchange rate as of December 1, 2025. We did not include any contractors or workers employed through a third-party provider in our employee population.

The elements in this compensation measure are representative of the principal forms of compensation delivered to our employees. We identified our median employee using this compensation measure, which was consistently applied to all employees included in the calculation.

We identified and calculated the elements of our median employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, and converted the employee’s compensation from Euros to U.S. dollars using the exchange rate as of December 31, 2025, resulting in annual total compensation of $114,331. For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our “2025 Summary Compensation Table” in this proxy statement.

The SEC rules for identifying the median employee allow companies to adopt many different methodologies, such as applying estimates, assumptions, adjustments and exclusions and adopting unique definitions of compensation to identify the median employee and calculate the pay ratio. In light of the differences in how pay ratios may be calculated, neither the median employee’s compensation nor the estimated pay ratio reported by other companies may be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

90	2026 Proxy Statement

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table gives information regarding our equity compensation plans as of December 31, 2025, which we collectively refer to as our Equity Compensation Plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)

Equity Compensation Plans Approved by Security Holders	39,052,485	[1]	—		84,340,377	[2]

Equity Compensation Plans Not Approved by Security Holders	110,850	[3]	20.82	[4]	—

TOTAL	39,163,335		20.82		84,340,377

[1]

Includes (a) 31,627,590 shares of our common stock issuable pursuant to RSUs under the 2015 Equity Plan, (b) 77,131 shares of our common stock issuable pursuant to DSUs under the 2015 Equity Plan, (c) 3,001,210 shares of our common stock issuable from outstanding 2025-2027 PBRSUs (representing the maximum number of shares issuable assuming achievement of maximum performance against target level), (d) 2,957,118 shares of our common stock issuable from outstanding 2024-2026 PBRSUs (representing the maximum number of shares issuable assuming achievement of maximum performance against target level) and (e) 1,389,436 shares of our common stock issuable from outstanding 2023-2025 PBRSUs (representing the actual number of shares issuable based on actual Company performance for the three-year performance period ending December 31, 2025). RSUs and DSUs each represent an unfunded, unsecured right to receive shares of our common stock. The value of RSUs and DSUs varies directly with the price of our common stock.

[2]

Includes 45,068,694 shares of our common stock reserved for future issuance under the 2015 Equity Plan as of December 31, 2025 and 39,271,683 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan as of December 31, 2025.

[3]

Represents (a) 17,676 shares of our common stock to be issued upon exercise of outstanding options assumed in connection with acquisitions and (b) 93,174 shares of our common stock issuable pursuant to RSUs granted under the 2022 Inducement Plan. We do not currently intend to make further grants of any awards under an equity plan of an acquired company or the 2022 Inducement Plan.

[4]	Does not include outstanding RSUs.

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Proposal 3: Vote to Approve PayPal Holdings, Inc. 2026 Equity Incentive Award Plan

Proposal 3:

Vote to Approve PayPal Holdings, Inc.

2026 Equity Incentive Award Plan

Summary

On March 26, 2026, the Board approved the adoption of the PayPal Holdings, Inc. 2026 Equity Incentive Award Plan (the “Equity Plan”), subject to stockholder approval. If approved by stockholders at the Annual Meeting, the Equity Plan will replace the Company’s 2015 Equity Incentive Award Plan (the “2015 Equity Plan”) as the source of equity awards granted on or after the date of the Annual Meeting, and no additional equity awards will be granted under the 2015 Equity Plan following that date.

The Equity Plan authorizes the issuance of up to 39,100,000 shares of our common stock, plus up to 44,600,000 shares underlying awards granted and outstanding under the 2015 Equity Plan that again become available for grant per the terms of the 2015 Equity Plan. Our share pool request includes the projected number of shares that will be available for grant under the 2015 Equity Plan as of the date of the Annual Meeting (estimated to be 24,100,000 shares) plus an additional 15 million shares.

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board, upon the recommendation of the Compensation Committee, has approved the Equity Plan, subject to stockholder approval, and recommends that our stockholders vote in favor of this proposal at the Annual Meeting.

Reasons to Vote for the Proposal

In determining whether to recommend that stockholders approve the increase in the number of shares reserved for future issuance, the Compensation Committee and Board carefully considered a number of important factors, including:

•

The Equity Plan supports a broad-based program that is critical to our ability to effectively compete for, attract and retain top talent. We operate in a highly competitive market for talent, and compete with companies in both the technology and financial sectors for the talent necessary to drive our business strategy and operations. With 49% of our full-time employees classified within our technology function, it is important to consider how our technology sector competitors utilize equity compensation for comparable roles. While we have narrowed our eligibility for equity awards in response to stockholder feedback, our ability to continue offering equity incentive awards to a relatively broad base of employees under the Equity Plan is particularly critical to our ability to attract, retain and reward skilled and motivated employees. We strive to balance this with stockholder interests regarding dilution, as reflected in the steps detailed under the section titled “Responsible and prudent equity usage” below.

We make our annual, broad-based equity grant in early March of each year. As of the Record Date, 24,792,339 shares remained available for future grants under the 2015 Equity Plan (equal to approximately 2.76% of our common shares outstanding). If stockholders do not approve this proposal, the current share reserve may not be sufficient to support our equity compensation plans through the next opportunity to increase the equity plan reserve at the 2027 Annual Meeting, which is expected to be held in May 2027. As a result, we would lose access to a key element of compensation that is critical in the labor markets in which we compete, particularly with respect to our technology function.

Key statistics on our program (as of fiscal year-end 2025) include:

80%[1]	74%	49%	95%

of Full-Time Employees Hold Equity Awards	of Full-Time Employees Received Equity in 2025	of Full-Time Employees are in Our Technology Function	of 2025 Grants were Awarded to Individuals who were not 2025 NEOs

[1]	Reduction from 99% as of December 31, 2024 reflects steps taken in response to stockholder feedback, as detailed in the section titled “Responsible and prudent equity usage” below.

•

Equity awards align employee and stockholder interests and support our pay-for-performance philosophy. We currently award fully vested stock awards to our non-employee directors and restricted stock units (RSUs) to a broad-based group of our employee population. We also grant performance-based RSUs (PBRSUs) to senior-level employees that vest based on both performance conditions and continued service with us. Equity compensation motivates employees to think and act like owners and creates strong alignment between participants and stockholders, incentivizing our employees to drive profitable growth and long-term stockholder value. Further, the Board believes that equity awards

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create strong alignment between realized pay and company performance, as their value depends on the performance of our stock.

•

Responsible and prudent equity usage. We manage our long-term stockholder dilution by closely managing the number of equity awards granted annually while regularly evaluating the equity compensation practices of those companies with which we compete for talent. We grant what we believe is an appropriate amount of equity necessary to effectively attract, retain and reward employees in the context of the market in which we compete for talent. Our three-year average burn rate, which we define as the number of shares subject to equity awards granted (assuming target performance for PBRSUs) divided by the weighted average number of shares outstanding for that fiscal year, was 2.3% for fiscal years 2023 through 2025. This burn rate reflects a period of significant leadership transitions, including the hiring of five of the six named executive officers in our CD&A, the majority of our other current CEO Staff and a number of other key senior leadership hires. During this process, we have continued to closely monitor and manage equity compensation usage.

We have implemented several actions to reduce our ongoing equity usage while still maintaining a competitive total rewards program, including by taking the following steps:

•	Cash-based annual bonus. In 2024, we discontinued our historical practice of using stock for compensation under our annual incentive plan, and instead use only cash compensation for such plan.

•

Narrowed equity eligibility. As part of the adoption of a new global career framework in 2025, we revised our equity eligibility criteria to maintain broad-based participation while focusing equity grants on employees in positions with greater strategic impact on our long-term performance. Our narrowed equity eligibility criteria allow us to allocate equity compensation more strategically to attract, retain and incentivize employees most directly responsible for driving stockholder value, while maintaining our commitment to broad-based employee ownership across the organization. In addition, beginning in 2024, we ceased providing an initial grant to all newly hired full-time employees.

•

Significant share repurchase program. Our share repurchase program has helped mitigate dilution to our stockholders by reducing the total number of shares outstanding. In fiscal year 2025, our share repurchases resulted in a reduction of 86 million shares outstanding, which was equivalent to 9.3% of our shares outstanding as of December 31, 2025. Further, over the last three fiscal years, from 2023 through 2025, our share repurchases resulted in a reduction of 252 million shares outstanding, which was equivalent to 27.4% of our shares outstanding as of December 31, 2025. Our share repurchase program more than offsets the impact of ownership dilution from equity-based awards that vested during the year, and consequently increases the burn rate and overhang numbers shown in the tables below.

•

Recognition of stock-based compensation expense. In response to stockholder feedback and to promote increased accountability and transparency, in 2024 we began including stock-based compensation expense in our non-GAAP financial metric reporting, providing stockholders with greater visibility into our total compensation costs and enhancing comparability with our peers.

Key statistics on our equity compensation status and annual share usage are shown in the following tables:

Equity Compensation Status

Number of shares to be made available for grant under the Equity Plan, based on the number of shares projected to be issuable under the 2015 Equity Plan as of the Annual Meeting	24,100,000

Additional shares requested under this Proposal	15,000,000

Total shares authorized for issuance under the Equity Plan (if this Proposal is approved)	39,100,000

Common stock outstanding, as of the Record Date	899,673,971

Outstanding awards under the 2015 Equity Plan, as of the Record Date[1]	51,985,516

Simple overhang, as of the Record Date[2]	9.32%

Fully diluted overhang, as of the Record Date[3]	8.53%

[1]	Includes RSUs, PBRSUs (reflects target performance for PBRSUs in the year of grant) and DSUs granted under the 2015 Equity Plan; excludes RSUs and options assumed in connection with acquisitions.

[2]	Represents the sum of outstanding awards under the 2015 Equity Plan and shares proposed to be made available for grant under the Equity Plan as a percentage of common stock outstanding.

[3]

Represents the sum of outstanding awards under the 2015 Equity Plan and shares proposed to be made available for grant under the Equity Plan as a percentage of fully diluted common stock (i.e., common stock outstanding plus outstanding awards and shares proposed to be made available for grant).

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Three-Year Average Equity Award “Burn Rate”

Year	Weighted Average Shares Outstanding (Undiluted)	Options Granted[1]	Options Canceled / Forfeited	Full- Value Awards Granted[1]	Full- Value Awards Canceled / Forfeited	Gross Equity Burn / Usage	Net Equity Burn / Usage

2025	959,000,000	0	0	22,329,000	5,937,000	2.3%	1.7%

2024	1,029,000,000	0	2,000	24,138,000	6,360,000	2.3%	1.7%

2023	1,103,000,000	0	9,000	24,970,000	3,595,000	2.3%	1.9%

Three-Year Average						2.3%	1.8%

[1]	Includes RSUs, PBRSUs (reflects target performance for PBRSUs in the year of grant) and DSUs granted; excludes RSUs and options assumed in connection with acquisitions.

•

Our requested increase balances our need to attract and retain talent with stockholder interests regarding dilution. We are mindful of the dilutive impact of our equity compensation programs on our stockholders. The proposed increase to the share reserve is intended to balance this impact with our need to compete for skilled talent, maintain competitive compensation practices, and attract and retain the talent required to support our strategic objectives. Specifically:

•

Size of share request. This proposal is designed to increase the number of shares available for future issuance by 15 million shares. This represents approximately 1.6% of our fiscal 2025 year-end common shares outstanding, and is level with our 2025 share request, despite our recent stock price volatility. We expect that the proposed increase will be sufficient to support our compensation programs during the remainder of 2026 and the first half of 2027 (including our annual focal grant in fiscal year 2027, which is anticipated to occur before our 2027 Annual Meeting of Stockholders).

•

Ongoing, frequent stockholder input. As noted above, we expect that the proposed increase should be sufficient to support our compensation plans during the remainder of 2026 and the first half of 2027. In the near term, we intend to make regular requests to stockholders for additional shares under the Equity Plan to allow stockholders to continue to monitor our use of equity and provide ongoing input on our equity program. In addition, we have conducted, and will continue to conduct, significant and ongoing outreach to gather input from our stockholders. As outlined in the CD&A, since our 2025 Annual Meeting we contacted investors representing approximately 57% of our common stock held by institutional investors, and engaged with investors representing approximately 28% of our common stock held by institutional investors.

•

Equity Request Reflects our Market for Talent. PayPal operates a technology platform designed to enable digital payments and simplify commerce experiences for millions of consumers and merchants worldwide. Given that we operate at the intersection of technology and finance, some market participants have classified us as a financial services firm. This may lead some market participants to compare our use of equity to that of financial services firms. With 49% of our full-time employees classified within our technology function, we believe that comparisons relative to traditional financial services organizations do not fully capture our competitive market for talent. Traditional financial services organizations typically have significantly different workforce demographics with a smaller percentage of employees focused on engineering, and often pay significantly higher cash compensation and provide less equity compensation than is common within the technology sector. As a FinTech company, we compete for key talent with other technology companies in certain critical areas, including in our technology function and with respect to many of our leadership roles; accordingly, we believe it is more appropriate to compare our equity compensation practices to those of our technology peers.

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•

Strong Governance Practices Designed to Protect Stockholder Interests. The Equity Plan and our equity compensation programs are designed to reflect leading corporate governance and compensation practices:

What We Do

Minimum vesting for equity awards

The Equity Plan provides that no portion of any award granted under the Equity Plan may vest before the one-year anniversary of the date of grant. The foregoing is subject to a 5% carve-out, as discussed in further detail below, and does not restrict the Compensation Committee’s discretion where the Compensation Committee has the ability to provide for accelerated vesting of awards.

Non-discretionary treatment of awards on a change in control of the Company

The Equity Plan provides that, upon the consummation of a change in control (as described below), if an award is not assumed or substituted by the acquiring or surviving corporation, the vesting of the award will automatically accelerate, with the performance-based vesting of any award determined based on actual achievement of the applicable performance goals through the date of the change in control.

Requires stockholder approval for additional shares	The Equity Plan does not contain an “evergreen” provision but instead reserves a fixed maximum number of shares for issuance, which can only be increased with stockholder approval.

Responsible share recycling provisions

In general, when awards granted under the 2015 Equity Plan or the Equity Plan expire or are canceled without having been fully exercised, or are settled in cash, the shares reserved for those awards will be returned to the Equity Plan share reserve and become available for future awards. If shares are tendered to us or withheld by us to satisfy an award’s tax withholding obligations or pay the exercise price of a stock option or stock appreciation right, those shares do not become available for future awards.

Director compensation limits	The Equity Plan limits the value of equity that may be granted pursuant to non-employee director awards each year.

Stock ownership guidelines and mandatory retention requirement

We maintain robust stock ownership requirements for our executives and directors. In addition, executive officers who have not yet satisfied their applicable guideline level are required to retain 25% of the net shares of our common stock that they receive as the result of the exercise, vesting or payment of any equity awards granted to them.

Grants of performance-based equity awards to our executives	We award a meaningful portion of equity awards to our executives in the form of PBRSUs that are subject to forfeiture based on both time- and performance-based vesting conditions.

Limited authority to accelerate vesting of performance-based awards	Except in connection with a change in control, the Compensation Committee does not have the authority to accelerate the vesting of performance-based awards granted under the Equity Plan.

Frequent re-approval by stockholders	We intend to continue to provide our stockholders with frequent opportunities to provide input on our share reserve and other material matters under the Equity Plan.

What We Don’t Do

Explicit prohibition on repricing without stockholder approval	The Equity Plan prohibits the repricing, cash-out or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

No discounted stock options or stock appreciation rights

The Equity Plan requires that stock options and stock appreciation rights issued under it have an exercise price equal to at least the closing price of a share on the date the award is granted (or, if no closing price was reported on that date, the closing price on the immediately preceding trading day), except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

No dividends paid on awards prior to vest and no dividend equivalents on options or stock appreciation rights

The Equity Plan provides that dividends credited or payable or dividend equivalents in connection with any award granted under the Equity Plan are subject to the same restrictions as the underlying award and will not be paid until the underlying award vests. Further, no dividend equivalents are payable with respect to options or stock appreciation rights.

Limited transferability and no share pledging

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, unless otherwise approved by the Board or the Compensation Committee.

No tax gross-ups	The Equity Plan does not provide for any tax gross-ups.

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board, upon the recommendation of the Compensation Committee, has approved the Equity Plan subject to stockholder approval, and recommends that our stockholders vote in favor of this proposal at the Annual Meeting. This proposal is also being submitted to our stockholders in compliance with Nasdaq listing standards concerning stockholder approval of equity compensation plans and/or material revisions to these plans.

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If our stockholders approve this proposal, the Equity Plan will become effective as of the date of stockholder approval, and the Company will make no further awards under the 2015 Equity Plan. If our stockholders do not approve this proposal, the Equity Plan will not take effect, and the 2015 Equity Plan will continue to be administered in its current form.

Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the Equity Plan.

Summary of the Equity Plan

The following is a summary of the operation and material features of the Equity Plan. The summary is qualified in its entirety by reference to the Equity Plan as set forth in Appendix B.

Purpose

The purpose of the Equity Plan is to advance the interests of the Company by providing for the grant of awards to employees, non-employee directors and other individual service providers.

Shares Available for Awards

Subject to the adjustment provisions of the Equity Plan, the Equity Plan authorizes the issuance of up to 39,100,000 shares of our common stock, plus the number of shares of our common stock underlying any award granted under the 2015 Equity Plan that, on or after the date the Equity Plan is approved by our stockholders, again becomes available for grant under the terms of the 2015 Equity Plan (not to exceed 44,600,000 shares). The share pool represents the projected number of shares that will be available for grant under the 2015 Equity Plan as of the date of the Annual Meeting (estimated to be 24,100,000 shares) plus an additional 15 million shares. Based solely on the closing price of the Company’s common stock, as reported on Nasdaq on the Record Date, which was $44.85 per share, the maximum aggregate market value of the 39,100,000 shares that could be issued under the Equity Plan is $1,753,635,000.

Under the Equity Plan, any shares of stock underlying awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance of shares will not reduce the share pool. All shares withheld by the Company in payment of the exercise price or purchase price of an award or in satisfaction of tax withholding requirements will reduce the share pool. Shares issued in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition, or pursuant to a stockholder-approved plan of an acquired company, will not reduce the share pool.

Shares that may be delivered under the Equity Plan may be authorized but unissued shares of our common stock, treasury stock or previously issued shares of our common stock reacquired by the Company.

Administration

The Compensation Committee has the authority to administer the Equity Plan, including the power to interpret the Equity Plan and any awards under the Equity Plan, determine who will be granted awards under the Equity Plan, determine the terms and conditions of each award, and take action as it determines to be necessary or advisable for the administration of the Equity Plan.

The Compensation Committee may delegate to one or more of our directors such of its duties, powers and responsibilities as it may determine, to one or more of our officers the authority to grant awards to participants, to the extent permitted by applicable law, and to employees or other persons such ministerial tasks as it may determine. The Board has delegated to our Chief Executive Officer, in his capacity as a member of the Board and the sole member of the Non-Officer Equity Committee, the authority to determine and make individual grants to our employees in roles of Senior Vice President and below who are not subject to Section 16 of the Exchange Act. As used in this summary, the term “Compensation Committee” refers to the Compensation Committee, the Board and any authorized delegates, as applicable.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any affiliate of the Company on the basis of their service. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any subsidiary corporation of the Company. As of December 31, 2025, there were approximately 23,800 employees, including seven executive officers, 11 non-employee directors and 15,400 consultants eligible to be granted awards under the Equity Plan. While consultants to the Company are eligible to participate in the Equity Plan, as of the Record Date, the Company has not granted any equity awards to any consultants, and the Company’s current practice is to not grant equity awards to consultants.

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Limitations on Awards to Directors

The maximum value of awards granted to a non-employee director pursuant to the Equity Plan during any fiscal year is $600,000; provided, however, that the limit set forth in this sentence: (a) is increased to $1,200,000 in the fiscal year in which a non-employee director commences service on the Board and (b) does not apply to awards made pursuant to a non-employee director’s election to receive an award in lieu of all or a portion of a cash retainer for service on the Board or any committee thereunder.

Awards

•

Restricted Stock Awards. A restricted stock award is the grant of shares at a price, if any, determined by the Compensation Committee, and which is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment and/or achievement of established performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares, provided that any dividends will be subject to the same vesting conditions as the underlying shares of restricted stock.

•

Restricted Stock Units (“RSUs”). An award of RSUs provides for the issuance of common stock at a future date upon the satisfaction of specific conditions. Conditions may be based on continuing employment and/or achievement of pre-established performance goals.

•

Performance-Based Awards. A performance award is an award subject to performance vesting conditions, which may include performance criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an award. Except in connection with a change in control (as defined below), the Compensation Committee does not have the authority to accelerate the vesting of performance-based awards granted under the Equity Plan.

•

Cash Awards. A cash award is an award denominated in cash that may be payable on a future date upon the satisfaction of specific conditions. Conditions may be based on continuing employment and/or achievement of pre-established performance goals.

•

Stock Options and Stock Appreciation Rights (“SARs”). The Equity Plan provides for the grant of stock options, including incentive stock options and non-qualified stock options, and SARs. Stock options entitle the holder to acquire shares of our common stock upon payment of the exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or in shares of our common stock of equivalent value) equal to the excess of the closing price of the shares subject to the SAR on the exercise date over the base value from which appreciation under the SAR is to be measured. The exercise price of a stock option, and the base value against which a SAR is to be measured, may not be less than 100% of the closing price (or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of the closing price) of a share on the date of grant (or, if no closing price was reported on that date, the closing price on the immediately preceding trading day). Stock options and SARs may be exercised as determined by the Compensation Committee, but in no event may a stock option or SAR have a term extending beyond ten years from the date of grant (or, in the case of an incentive stock option granted to a ten percent stockholder, five years from the date of grant).

•

Additional Awards. The other types of equity awards that may be granted under the Equity Plan include performance share units, performance shares, deferred stock units, dividend equivalents and other stock-based awards. Any dividend equivalents will be subject to the same vesting conditions as the underlying awards to which the dividend equivalents relate. No dividend equivalents may be payable with respect to stock options or SARs.

Prohibition on Repricing

Except for adjustments described in “Adjustments to Shares Subject to the Equity Plan” below, the Compensation Committee may not, without stockholder approval, authorize the amendment of any outstanding award to reduce its purchase price per share, the replacement or substitution of any award for an award having a lesser purchase price per share, or an offer to purchase any previously granted option or stock appreciation right for a payment in cash when the per share exercise price exceeds the current trading price of the underlying share.

Minimum Vesting

Subject to the acceleration of vesting as permitted under the terms of the Equity Plan, no portion of any award granted under the Equity Plan will vest before the one-year anniversary of the date of grant, except that awards that result in the issuance to one or more participants of up to 5% of the shares of our common stock which may be issued or transferred under the Equity Plan may be granted without regard to such minimum vesting provisions.

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Awards Subject to Clawback

Any incentive awards granted under the Equity Plan, and any cash or property delivered pursuant to incentive awards, are subject to forfeiture, recovery, or other action by PayPal as necessary for compliance with any Company policy, including our mandatory recovery policy and our clawback policy (as described in the section titled “Mandatory Recovery Policy and Clawback Policy“ in the CD&A) or as required by law.

Transferability of Awards

Except as the Compensation Committee may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.

Adjustments to Shares Subject to the Equity Plan

In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Compensation Committee will make appropriate adjustments to the maximum number of shares of common stock that may be delivered under the Equity Plan and to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to awards and any other provision of awards affected by such change.

Change in Control

A “change in control” generally means (i) a transaction in which any person or group acquires more than 50% of our voting securities, (ii) a change in a majority of the Board over a two-year period that is not approved by at least two-thirds of the incumbent Board members (which generally includes Board members serving at the beginning of the period and any new director whose election or appointment was approved by a vote of at least two-thirds of the incumbent directors then in office), (iii) a sale or other disposition of all or substantially all of our assets, (iv) a merger or consolidation in which we are not the surviving corporation or a reverse merger in which we are the surviving corporation but the shares of our stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, or (v) the approval by the Company’s stockholders of a liquidation or dissolution of the Company.

Outstanding awards do not automatically terminate in the event of a change in control. In the event of a change in control, any surviving corporation or acquiring corporation must either assume or continue outstanding awards or substitute similar awards. Otherwise, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and all forfeiture restrictions on such awards will lapse. The unexercised portion of all outstanding awards subject to exercise may terminate upon the change in control.

If a change in control occurs during a performance period applicable to an outstanding performance-based award, the performance period of the award will end as of the date of the change in control, and the performance goals will be deemed to have been satisfied at the actual level of performance as of the date of the change in control, without proration. To the extent deemed earned by the Compensation Committee, such performance-based award will continue to be subject to time-based vesting following the change in control in accordance with the original vesting schedule, subject to acceleration of vesting if the award is not converted, assumed or replaced by a successor entity, as described in the paragraph above.

Termination or Amendment

The Equity Plan will automatically terminate on May 19, 2036, unless terminated at an earlier time by the Compensation Committee. The Compensation Committee may terminate or amend the Equity Plan at any time, subject to stockholder approval for any amendment to the extent required by law or applicable stock exchange requirements. Generally, no termination or amendment of the Equity Plan may adversely affect in any material respect any award previously granted pursuant to the Equity Plan without the prior written consent of the participant.

Summary of U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to participants in the Equity Plan under U.S. law. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes and taxes imposed by jurisdictions outside the U.S., are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of their personal circumstances. This summarized tax information is not tax advice.

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Section 162(m) of the Code

Section 162(m) of the U.S. Internal Revenue Code (the “Code”) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer, chief financial officer, and certain of the corporation’s current and former executive officers.

Restricted Stock

A participant will not recognize taxable income at the time restricted stock (including performance-based restricted stock) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation, taxable as ordinary income at the time the restrictions constituting a substantial risk of forfeiture lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units

A participant will not recognize taxable income at the time an RSU (including a performance-based RSU) is granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Dividend Equivalents

In general, dividend equivalents are generally taxable as ordinary income when the participant receives a payout of the dividend equivalent, and the Company generally will be entitled to a tax deduction at the same time and in the same amount, except to the extent the deduction limits of Section 162(m) of the Code apply.

Cash-Based Awards

A participant who receives a cash-based award will realize compensation taxable as ordinary income in an amount equal to the cash paid at the time of such payment. The Company generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Options

A participant will not recognize taxable income at the time an option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their purchase price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Appreciation Rights

A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income in an amount

2026 Proxy Statement	99

Proposal 3: Vote to Approve PayPal Holdings, Inc. 2026 Equity Incentive Award Plan Summary of U.S. Federal Income Tax Consequences

equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

The tax consequences for equity awards outside of the U.S. may differ significantly from the U.S. federal income tax consequences described above.

New Plan Benefits

No awards have been granted to date under the Equity Plan. The future awards to be made under the Equity Plan are subject to the discretion of the Compensation Committee and are generally not determinable at this time. Moreover, the number of shares that would be earned with respect to any grant may vary based on the achievement of any applicable performance goals, which is not determinable at this time.

If the Equity Plan is approved by stockholders, all future grants to be made by the Company, including the performance-based grants to be made to Mr. Lores, as described in the CD&A, and 2026 equity awards to our non-employee directors, will be made under the Equity Plan. If the Equity Plan is not approved by stockholders, awards (including the performance-based grants to be made to Mr. Lores and our 2026 non-employee director equity awards) will continue to be made under the 2015 Equity Plan.

The Equity Plan authorizes the grant of discretionary awards to non-employee directors, the terms and conditions of which are determined by the Compensation Committee. Historically, our non-employee directors have received annual equity grants under our equity incentive plans. Under our 2026 Independent Director Compensation Policy, our non-employee directors receive annual equity grants promptly following the date of each annual stockholders meeting in the form of fully vested stock payment awards with a dollar value equal to $275,000, and our Non-Executive Board Chair receives an additional fully vested stock payment award with a dollar value equal to $87,500. In addition, our non-employee directors may elect to receive their annual retainers in the form of fully vested stock awards.

The following table includes additional information regarding the equity awards currently contemplated to be made under the Equity Plan upon or shortly following the Annual Meeting:

Name and Position or Group	Dollar Value ($)		Number of Shares (#)

Enrique Lores President & Chief Executive Officer	41,500,000	[1]	974,636	[1]

Jamie Miller EVP, Chief Financial and Operating Officer	—		—

Michelle Gill EVP, General Manager, Small Business and Financial Services	—		—

Frank Keller EVP, General Manager, Large Enterprise and Merchant Platform	—		—

Suzan Kereere President, Global Markets	—		—

Diego Scotti EVP, General Manager, Consumer Group	—		—

Alex Chriss Former President and Chief Executive Officer	—		—

All current executive officers as a group	41,500,000		974,636

All current non-employee directors as a group	2,837,500		63,267	[2]

All employees as a group (excluding executive officers)	—		—

[1]

Reflects PBRSUs set forth in Mr. Lores’ offer letter, as described in the CD&A. These awards are not conditioned on stockholder approval of the awards or the Equity Plan. PBRSUs reported at target level of performance.

[2]

Actual number of shares to be determined by dividing each non-employee director’s annual equity grant by the closing price of a share of our common stock on the Annual Meeting date. The number of shares in the table was estimated based on the closing price of a share of common stock on the Record Date.

100	2026 Proxy Statement

Proposal 3: Vote to Approve PayPal Holdings, Inc. 2026 Equity Incentive Award Plan Registration with the SEC

Registration with the SEC

Subject to stockholder approval of the Equity Plan, we intend to file with the U.S. Securities and Exchange Commission a registration statement on Form S-8 covering the shares reserved for issuance under the Equity Plan.

Summary

We strongly believe that the approval of this proposal is critical to our continued success and is in the best interests of PayPal and its stockholders. Awards such as those provided under the Equity Plan constitute an important incentive and help us attract and retain high-performing individuals.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3.

2026 Proxy Statement	101

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2026

Proposal 4:

Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2026

The Audit and Finance Committee (the “Audit Committee”) is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditor.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for fiscal year 2026. PwC has served as the independent auditor for PayPal, Inc., a direct wholly-owned subsidiary of the Company, since 2000, and as the Company’s independent auditor since it became an independent public company in July 2015. The Board and the Audit Committee believe that the continued retention of PwC to serve as our independent auditor is in the best interests of the Company and our stockholders. Accordingly, we are asking our stockholders to ratify the selection of PwC as our independent auditor for 2026. Although ratification is not legally required, we are submitting the appointment of PwC for ratification by our stockholders because we value our stockholders’ views on the Company’s independent auditor and as a matter of good corporate practice. We expect that a representative of PwC will attend the Annual Meeting, have an opportunity to make a statement if they choose, and be available to respond to appropriate questions.

If stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment of our independent auditor. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

THE BOARD AND THE AUDIT AND FINANCE COMMITTEE RECOMMEND A VOTE FOR PROPOSAL 4.

Audit and Finance Committee Report

The Audit Committee operates under a written charter adopted by the Board and reviewed annually. The Committee consists of the six directors named below. Each member of the Audit Committee meets the independence requirements of Nasdaq and the SEC, and otherwise satisfies the requirements for audit committee service imposed by the Exchange Act. In addition, the Board has determined that each of Mr. Moffett, Mr. Di Sibio, and Ms. Messemer is an “audit committee financial expert” as defined by applicable SEC rules.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to:

•	PayPal’s corporate accounting and financial reporting practices and the audit of its financial statements;

•	The independent auditor’s qualifications and independence;

•	The performance of PayPal’s internal audit function and independent auditor;

•	The quality and integrity of PayPal’s financial statements and reports;

•	Reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor;

•	Producing this Audit Committee Report; and

•	PayPal’s compliance with legal and regulatory matters that could have a material impact on the Company’s financial statements, business or compliance policies.

The Audit Committee relies on the expertise and knowledge of management, the internal audit department and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of PayPal’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PayPal’s independent auditor, PwC, is responsible for performing an audit of PayPal’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the U.S. The independent auditor is also responsible for expressing an opinion on the effectiveness of PayPal’s internal control over financial reporting.

102	2026 Proxy Statement

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2026 Audit and Finance Committee Report

During 2025 and early 2026, among other things, the Audit Committee (including through its predecessor, the Audit, Risk and Compliance Committee prior to June 2025):

•	Reviewed and discussed with management and the independent auditor the Company’s quarterly earnings press releases, financial statements, and related periodic reports prior to filing with the SEC;

•

Reviewed and discussed with executive management, the internal audit team and the independent auditor the scope, adequacy, and effectiveness of the Company’s internal accounting and financial reporting controls and the independent auditor’s opinion on the effectiveness of the Company’s internal control over financial reporting;

•	Monitored and evaluated the independent auditor’s qualifications, performance, internal quality control procedures, and independence on an ongoing basis;

•

Reviewed and discussed with management, the independent auditor, and, as appropriate, the Chief Accounting Officer, the audit scope, any significant matters arising from any audit, and the audit plans of both the internal audit department and the independent auditor;

•

Reviewed with the Chief Legal Officer and Global Chief Risk Officer and Global Chief Compliance Officer, as applicable, any significant legal, compliance or regulatory matters that could have a material impact on the Company’s financial statements, business or compliance policies, including material notices to or inquiries received from governmental agencies;

•

Reviewed and discussed with the independent auditor and management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), including a discussion of any critical audit matters identified by the independent auditor, the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of the disclosures in the financial statements; and

•

Held separate executive sessions with the independent auditor, the internal audit department (including the internal Sarbanes-Oxley Act of 2002 (SOX) team), and executive management to enable them to discuss legal, accounting, auditing, and internal controls matters privately with the Audit Committee.

The Audit Committee has discussed with PwC the matters required to be discussed by the requirements of the PCAOB and the SEC. In addition, the Audit Committee has discussed with PwC its independence from PayPal and its management, received the written disclosures and the letter required by applicable PCAOB requirements regarding the independent auditor’s communications with the Audit Committee concerning independence, and considered whether PwC’s provision of non-audit services was compatible with maintaining the independent auditor’s independence.

As provided in its charter, in addition to evaluating PwC’s independence, the Audit Committee assessed PwC’s performance as independent auditor during fiscal 2025. As part of its annual, comprehensive review of PwC to determine whether to reappoint the firm for the following fiscal year, the Audit Committee reviews a variety of indicators of audit quality including: the quality and candor of PwC’s communications with the Audit Committee and management; the quality and efficiency of the services provided, including input from management on PwC’s performance and how effectively PwC demonstrates its independent judgment, objectivity and professional skepticism; external data on audit quality and performance, including recent PCAOB reports on PwC and its peer firms; PwC’s global capabilities, technical expertise, and knowledge of the Company’s global operations, accounting policies and practices, and internal control over financial reporting; the appropriateness of PwC’s fees; PwC’s tenure as the Company’s independent auditor; and the controls and procedures in place to maintain PwC’s independence. As a result of its evaluation, the Audit Committee concluded that the appointment of PwC as the Company’s independent auditor for the fiscal year ending December 31, 2026 is in the best interests of the Company and its stockholders.

Based on the Audit Committee’s reviews and discussions described above, the Audit Committee recommended to the Board that the consolidated audited financial statements be included in the 2025 Annual Report for filing with the SEC.

The Audit and Finance Committee of the Board

Carmine Di Sibio (Chair)

Jonathan Christodoro

Gail J. McGovern

Deborah M. Messemer

David M. Moffett

Frank D. Yeary

2026 Proxy Statement	103

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2026 Audit and Other Professional Fees

Audit and Other Professional Fees

The following table provides information about fees for services provided by PwC (in thousands):

	Year Ended December 31,

	2025 ($)	2024 ($)

Audit Fees	19,275	17,241

Audit-Related Fees	1,467	685

Tax Fees	222	—

All Other Fees	92	17

TOTAL	21,056	17,943

“Audit Fees” include fees for services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements included in our quarterly reports on Form 10-Q, the audit of internal control over financial reporting, comfort letters, consents, statutory audits, discussions surrounding the proper application of financial accounting and/or reportable standards and audit services provided in connection with other regulatory or statutory filings for which we have engaged PwC.

“Audit-Related Fees” are fees for assurance and related services that are reasonably associated with the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not included in “Audit Fees.” These services primarily include fees for procedures in connection with our Systems and Organization Controls (“SOC”) reports, sustainability reporting and systems pre-implementation reviews.

“Tax Fees” are fees for tax services, including tax planning and advice and tax compliance.

“All Other Fees” are fees for permitted services performed by PwC that do not meet the “Audit Fees,” “Audit-Related Fees” or “Tax Fees” category description. These services primarily include fees for operational readiness assessments and software licenses.

The Audit Committee has determined that the provision of the non-audit services listed above is compatible with PwC’s independence.

Audit and Finance Committee Pre-Approval Policy

The Audit Committee has adopted a policy regarding pre-approval of any audit and permissible non-audit services. Under this policy, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by PwC. These services may include audit services, audit-related services, tax services, and other services. Pre-approval of services is generally provided for a period of up to one year, detailed as to the particular service or category of services, and subject to a specified budget. PwC is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with each pre-approval and the fees for such services provided to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

104	2026 Proxy Statement

Proposal 5: Stockholder Proposal – Provision of Services in Conflict Zones

Proposal 5:

Stockholder Proposal – Provision of Services in Conflict Zones

Lead filer, Deborah Sagner, along with co-filers, Friends Fiduciary Corporation and the Acorn Trust (collectively, the “Proponents”), have advised the Company that a representative of the Proponents intends to present the following stockholder proposal at the Annual Meeting. Ms. Sagner has indicated that she holds sufficient shares of PayPal common stock to meet the requirements of Rule 14a-8 under the Exchange Act. The address of, and the number of shares owned by, the lead filer will be provided upon written request to our Corporate Secretary. The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

The text of the stockholder proposal and supporting statement (including footnotes) appear exactly as received by the Company unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The stockholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all those assertions.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 5 BASED ON THE REASONS SET FORTH IN PAYPAL’S STATEMENT IN OPPOSITION FOLLOWING THE STOCKHOLDER PROPOSAL.

Whereas:

Our Company’s mission statement affirms “We believe that full participation in the global economy is a right, not a privilege. We have an obligation to empower people to exercise this right and improve financial health.”1 Furthermore, it states “affordable and convenient financial services should be a right for all rather than a privilege for the few.”

Our Company describes “Who We Are” by stating “Our mission is to democratize financial services to ensure that everyone, regardless of background or economic standing, has access to affordable, convenient, and secure products and services to take control of their financial lives.”

Our Company states “We are available in more than 200 countries/regions supporting 25 currencies. Send and receive payments easily over borders and language barriers. We’re here for you, wherever you are.”2 This includes service to over 425 million customers, including operations in high-conflict countries such as Yemen and Somalia.

In this context, we are troubled by years of reliable reports3 that individuals with Palestinian bank accounts cannot use PayPal to send or receive money while individuals living in a similar location but with accounts at other banks have full access to Paypal services.

The U.S. Treasury states that transactions with private Palestinian companies and individuals are authorized, stating “prohibitions are not territorial in nature.”4

Visa, Mastercard, and Western Union services have been available for years to these customers5 and Palestinian banks are part of SWIFT6, the global system for secure cross-border payments. In 2021, PayPal’s largest competitor, Apple Pay, started operating in Palestine.

Restrictions on the Palestinian market limits our company’s ability to expand its business to more than two million potential customers,7 and impairs the development of business opportunities for the local 150,000 small and medium enterprises.8

It also hinders economic development in conflict with the company’s own Code of Business Conduct & Ethics, “the rights enshrined in the Universal Declaration of Human Rights and work[s) to align (its] efforts with the U.N. Guiding Principles on Business and Human Rights and other international standards.”9

[1]	https://s201.q4cdn.com/346340278/files/doc_downloads/2022/Code-of-Business-Conduct-Ethics-2022_External.pdf
[2]	https://www.paypal.com/webapps/mpp/country-worldwide?roistat_visit=285623
[3]

https://techcrunch.com/2016/09/09/paypal-brushes-off-request-from-palestinian-tech-firms-to-access-the platform/ https://www.reuters.com/world/middle-east/palestinians-urge-paypal-offer-services-west-bank-gaza-2021-10-21/

[4]	https://home.treasury.gov/policy-issues/financial-sanctions/sanctions-programs-and-country-information/counter-terrorism-sanctions/palestinian-authority
[5]	https://www.reuters.com/world/middle-east/palestinians-urge-paypal-offer-services-west-bank-gaza-2021-10-21/
[6]	https://www.bankofpalestine.com/en/personaI/transfers/swift
[7]	https://thisweekinpalestine.com/banking-sector-in-palestine/
[8]	https://www.mdpi.com/2227-7099/10/10/247
[9]	PayPal, Code of Business Conduct & Ethics (2022) p.47

2026 Proxy Statement	105

Proposal 5: Stockholder Proposal – Provision of Services in Conflict Zones

Furthermore, due to the extreme violence and destruction across the Palestinian Occupied Territory, reconstruction presents an increased need at every level of society—individual, humanitarian and civil society, small/middle/large businesses—for international financial transactions, providing a unique opportunity for PayPal to fulfill its mission by meeting a pressing humanitarian need, while simultaneously expanding into a profitable market.

RESOLVED:

Shareholders request that the Board establish a policy that ensures that people in conflict zones, such as in Palestine, do not suffer discriminatory exclusion from the company’s financial services, or alternatively, if the company chooses not to establish this policy, provide an evaluation of the economic impact the policy of exclusion has on the affected populations as well as the company’s finances, operations and reputation.

106	2026 Proxy Statement

Proposal 5: Stockholder Proposal – Provision of Services in Conflict Zones

PayPal’s Statement in Opposition

PAYPAL’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

Consistent with PayPal’s mission to revolutionize commerce globally, we are focused on empowering consumers and businesses to thrive in the global economy. We take a disciplined approach to evaluating markets and focus on those where we believe we can properly meet customer needs, deliver long-term value for our stockholders, address applicable regulatory and compliance requirements, and appropriately manage and mitigate risk.

While we currently offer services in more than 200 global markets, the scope of our product offerings significantly differs across markets. In the majority of the markets in which we provide services, we enable consumers to buy from merchants in other countries. In select markets we offer a broader suite of services, including domestic payment solutions. The nature and extent of services we provide (if any) are driven by our disciplined, stockholder-focused approach.

In evaluating opportunities for new market entry, we evaluate the potential market opportunity and anticipated customer demand and financial impact as well as the competitive landscape, associated costs, risks, regulatory and compliance requirements, and required partner relationships, among other factors.

PayPal remains committed to executing against our strategic priorities and roadmap and to appropriately evaluating opportunities for geographic expansion and product innovation to identify high-impact opportunities for our Company.

***

Our Board has carefully considered this proposal, and for the reasons set forth above, the Board believes that implementation of this proposal is unnecessary, conflicts with PayPal’s strategic approach, and not in the best interests of PayPal and its stockholders.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 5.

2026 Proxy Statement	107

Proposal 6: Stockholder Proposal – Reduce Threshold to Call Special Meetings of Stockholders

Proposal 6:

Stockholder Proposal – Reduce Threshold to Call Special Meetings of Stockholders

John Chevedden has advised the Company that he intends to present the following stockholder proposal at the Annual Meeting. Mr. Chevedden has indicated that he holds sufficient shares of PayPal common stock to meet the requirements of Rule 14a-8 under the Exchange Act. The address of, and the number of shares owned by, the proponent will be provided upon written request to our Corporate Secretary. The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

The text of the stockholder proposal and supporting statement appear exactly as received by the Company unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The stockholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all those assertions.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 6 BASED ON THE REASONS SET FORTH IN PAYPAL’S STATEMENT IN OPPOSITION FOLLOWING THE STOCKHOLDER PROPOSAL.

Proposal 6 – Support for Special Shareholder Meeting Improvement

for shareholder rights

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.

There shall be no unnecessary poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting and no unnecessary requirement that most shareholders be record holders.

To make up for our complete lack of a right to act by written consent we need the right of 10% of shares to call for a special shareholder meeting. Hundreds of major companies provide shareholders with the right to act by written consent.

Companies, that do not provide for a shareholder right to act by written consent, can have a more reasonable stock ownership threshold to call for a special shareholder meeting. Southwest Airlines is an example of a company that does not provide for shareholder written consent and yet provides for 10% of shares to call for a special shareholder meeting.

Calling a special shareholder meeting is hardly ever used by shareholders but the main point of the right to call a special shareholder meeting is that it gives shareholders a Plan B option if management is not interested in good faith shareholder engagement.

This proposal received 44% support at the 2025 PayPal Holdings (PYPL) annual meeting without any special effort by the proponent. This was in spite of the PYPL special effort against the 2025 proposal. PYPL made a special EDGAR filing opposing the 2025 proposal.

The 44% support likely represented more than 50% shareholder support from the PYPL shares that have access to independent proxy voting advice which gives these shareholders insight to both sides of this important issue.

A special shareholder meeting can be called to introduce a company to a new strategy. Making it less difficult for shareholders to call a special shareholder meeting may be an incentive for the PYPL directors and executives to develop a turnaround strategy on their own.

PYPL sorely needs a turnaround. PYPL stock was at $310 in 2021 and fell to $60 in late 2025. The 5-year total return for PYPL is minus-65%.

Please vote yes:

Support for Special Shareholder Meeting Improvement – Proposal 6

108	2026 Proxy Statement

Proposal 6: Stockholder Proposal – Reduce Threshold to Call Special Meetings of Stockholders

PayPal’s Statement in Opposition

PAYPAL’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

•	PayPal’s stockholders already have a meaningful and appropriate right to call a special meeting.

•	PayPal has strong corporate governance policies and practices to protect the best interests of all stockholders.

•	PayPal’s current stockholder special meeting right reflects broader market practice and our current practices are in our stockholders’ best interests.

PayPal’s stockholders already have a meaningful and appropriate right to call a special meeting

The actions requested by the Proposal are unnecessary. Since PayPal became an independent, publicly traded company in 2015, stockholders who own 20% or more of PayPal’s outstanding common stock have had the right to call a special meeting. Our Board recognizes the importance of providing stockholders with a meaningful ability to call a special meeting of stockholders, which empowers stockholders to collectively participate in the governance of the Company and cast informed votes. While a special meeting provides a forum for consideration of stockholder concerns outside of the annual meeting cycle, it requires the expenditure of considerable time, effort, and resources, including significant legal and administrative fees, costs for preparing, printing, and distributing materials and soliciting proxies, and the diversion of Board and management time away from running PayPal’s business. Consequently, the Board believes that special meetings should be limited to circumstances where stockholders holding a meaningful minority of PayPal’s outstanding shares of common stock believe a matter is significantly urgent or extraordinary to justify considering such matters between annual meetings. Reducing the threshold to call a special meeting from 20% to 10%, as the Proposal requests, could allow a small minority of stockholders to advance narrow or short-term interests that might not be shared by our broader stockholder base. Such misuse of the special meeting may cause disruption in the effective management of our Company and be detrimental to stockholders’ interests.

PayPal has strong corporate governance policies and practices to protect the best interests of all stockholders

PayPal’s established governance policies and practices provide ample opportunities for investors to express their views on the Company and encourage Board accountability and responsiveness to stockholder feedback. The Board considers stockholder engagement an essential element of strong corporate governance and actively engages with our investors with participation from members of the Board throughout the year to solicit and understand their perspectives on our Company. In 2025, we proactively contacted investors representing approximately 57% of our shares held by institutional investors, and holders of approximately 28% of our shares held by institutional investors engaged with us. We shared information and received feedback on a range of issues including governance, business strategy, executive compensation, human capital management, and risk oversight. In the course of this extensive outreach, no investors expressed concerns nor raised any questions regarding our stockholders’ right to call a special meeting.

In addition to the right to call a special meeting, PayPal provides other stockholder-friendly governance mechanisms, including proxy access, which permits eligible stockholders to nominate director candidates for inclusion in our proxy materials. Together with annual director elections, majority voting in uncontested elections, and independent Board leadership, these mechanisms provide meaningful avenues for stockholder influence and accountability.

PayPal’s current stockholder special meeting right reflects broader market practice and our current practices are in stockholders’ best interests

Consistent with our strong corporate governance practices, our long-standing stockholder special meeting right reflects the significant majority of public company practice. Our current 20% ownership threshold is the same as, or more favorable to stockholders than, approximately 70% of companies in the S&P 500. With this in mind, we believe our existing special meeting right is appropriate in light of market practice.

PayPal’s current governance practices already empower stockholders, promote Board and management accountability, and demonstrate PayPal’s responsiveness to stockholder feedback. When viewed together with our strong corporate governance

2026 Proxy Statement	109

Proposal 6: Stockholder Proposal – Reduce Threshold to Call Special Meetings of Stockholders

policies and practices, our robust stockholder engagement program, and the stockholder-friendly governance provisions that we already have in place, our Board believes that our 20% ownership threshold strikes the appropriate balance between providing stockholders with a meaningful opportunity to propose actions for stockholder consideration when appropriate, and protecting against the potential for misuse of this right by a small minority of stockholders who may have narrow, short-term interests, at the cost of a significant commitment of financial resources and Board and management time and attention.

Accordingly, the Board believes the adoption of this proposal is unnecessary and not in the best interests of PayPal or our stockholders.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 6.

110	2026 Proxy Statement

Frequently Asked Questions

Frequently Asked Questions

Proxy Materials

1. Why did I receive these proxy materials?

We have made these materials available to you or delivered paper copies by mail in connection with our Annual Meeting, which will take place exclusively online on Tuesday, May 19, 2026. As a stockholder, you are invited to participate in the Annual Meeting via live webcast and vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and is intended to assist you in voting your shares.

2. What is included in the proxy materials?

The proxy materials include:

•	The Notice of the Annual Meeting;

•	This proxy statement for the Annual Meeting; and

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting. If you received a “Notice of Internet Availability of Proxy Materials” (described in Question 4 below) instead of a paper copy of the proxy materials, see the section entitled “Voting Information” below for information regarding how you can vote your shares.

3. What does it mean if I receive more than one Notice, proxy card or voting instruction form?

It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions separately for each Notice, proxy card and voting instruction form you receive.

4. Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are distributing our proxy materials to certain stockholders over the Internet under the “notice and access” approach in accordance with SEC rules. As a result, we are mailing to many of our stockholders a “Notice of Internet Availability of Proxy Materials” (“Notice”) instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials electronically on an ongoing basis or in printed form by mail.

5. How can I access the proxy materials over the Internet?

Your Notice, proxy card or voting instruction form will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available on our website at https://investor.pypl.com/financials/annual-reports/default.aspx.

Your Notice, proxy card, or voting instruction form will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Instead of receiving future copies of our proxy statements and annual reports by mail, stockholders of record and most beneficial owners may elect to receive an email that will provide an electronic link to these documents. Choosing to receive your proxy materials electronically helps us reduce costs and the environmental impact of our Annual Meeting. If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive future proxy materials by email will remain in effect until you revoke it.

6. How may I obtain a paper copy of the proxy materials?

If you receive a paper Notice instead of a paper copy of the proxy materials, the Notice will provide instructions about how to obtain a paper copy of the proxy materials. If you receive the Notice by email, the email will also include instructions about how to obtain a paper copy of the proxy materials. All stockholders of record who do not receive a paper Notice or Notice by email will receive a paper copy of the proxy materials by mail.

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Frequently Asked Questions Proxy Materials

7. I share an address with another stockholder, and we received only one paper copy of the proxy materials or Notice. How may I obtain an additional copy?

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding PayPal common stock but who share the same address, we have adopted an SEC-approved procedure called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to certain stockholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. This practice helps us conserve natural resources and reduces printing costs, mailing fees and the environmental impact of our Annual Meeting. Stockholders participating in householding will continue to receive separate proxy cards.

If you are a beneficial owner and wish to receive a separate Notice or set of proxy materials, please request those additional materials by contacting your individual bank, broker or other nominee. All stockholders may also request a separate Notice or set of proxy materials for the Annual Meeting by contacting Broadridge Financial Solutions, Inc. (“Broadridge”) at:

•	By Internet: www.proxyvote.com

•	By telephone: 1-800-579-1639

•	By email: sendmaterial@proxyvote.com

If you request a separate Notice or set of proxy materials by email, please be sure to include your control number in the subject line. A separate Notice or set of proxy materials, as applicable, will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate Notice or set of proxy materials, as applicable, in the future, please contact Computershare Shareowner Services LLC, our transfer agent, at:

•	1-800-522-6645

If you are the beneficial owner of shares held through a bank, broker, or other nominee, and you wish to receive a separate Notice or set of proxy materials, as applicable, in the future, please call Broadridge at:

•	1-866-540-7095

8. I share an address with another stockholder, and we received more than one paper copy of the proxy materials or the Notice. How do we obtain a single copy in the future?

Stockholders of record sharing an address who are receiving multiple copies of the proxy materials or the Notice, as applicable, and who wish to receive a single copy of such materials in the future may contact Computershare Shareowner Services LLC, our transfer agent, at:

•	1-800-522-6645

Beneficial owners of shares held through a bank, broker, or other nominee sharing an address who are receiving multiple copies of the proxy materials or the Notice, as applicable, and who wish to receive a single copy of such materials in the future may contact Broadridge at:

•	1-866-540-7095

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Frequently Asked Questions Voting Information

Voting Information

9. Which proposals will be voted on at the Annual Meeting? How does the Board recommend that I vote? What is the vote required to approve each of the proposals? What effect will abstentions and broker non-votes have?

	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Broker Discretionary Voting Allowed*

Proposal 1: Election of the 11 Director Nominees Named in this Proxy Statement	For, Against or Abstain for each nominee	FOR each nominee	Majority of votes cast for such nominee	No effect	No

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote)	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	No

Proposal 3: Approval of PayPal Holdings, Inc. 2026 Equity Incentive Award Plan	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	No

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2026	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	Yes

Proposal 5: Stockholder Proposal — Provision of Services in Conflict Zones	For, Against or Abstain	AGAINST	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	No

Proposal 6: Stockholder Proposal — Reduce Threshold to Call Special Meetings of Stockholders	For, Against or Abstain	AGAINST	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	No

*	See Question 16 below for additional information on broker non-votes.

10. Who is entitled to vote? How many shares can I vote?

Each share of PayPal common stock issued and outstanding as of the close of business on March 25, 2026, the Record Date for the Annual Meeting, is entitled to cast one vote per share on all items being voted on at the Annual Meeting. You may vote all shares of PayPal common stock that you owned as of the Record Date, including (1) shares held directly in your name as the stockholder of record, including shares purchased or acquired through PayPal’s equity incentive plans and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

On the Record Date, 899,673,971 shares of PayPal common stock were issued and outstanding and entitled to vote.

11. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares as a beneficial owner through a bank, broker or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to PayPal or to a third party, or to vote your shares during the Annual Meeting.

Beneficial Owner

If your shares are held in a brokerage account or by a bank or other holder of record (commonly referred to as holding shares in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares during our Annual Meeting.

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Frequently Asked Questions Voting Information

12. How can I vote my shares without participating in the Annual Meeting?

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage stockholders to vote well before the Annual Meeting, even if they plan to attend the virtual Annual Meeting. Please make sure that you have your Notice, proxy card or voting instruction form available and carefully follow the instructions. There are three ways to vote by proxy:

•	By Internet: vote your shares online at www.proxyvote.com.

•	By telephone: call 1-800-690-6903 or the telephone number on your proxy card or voting instruction form.

•	By mail: complete, sign, and date your proxy card or voting instruction form and return in the postage-paid envelope.

Internet and telephone voting are available 24 hours a day until 8:59 p.m. Pacific time on Monday, May 18, 2026.

13. How can I vote my shares during the Annual Meeting?

The Annual Meeting will be held entirely online to enable greater stockholder attendance and participation globally. Stockholders may participate in the Annual Meeting by visiting the following website:

•	www.virtualshareholdermeeting.com/PYPL2026

To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice, proxy card or voting instruction form, as applicable.

You may vote your shares electronically during the Annual Meeting, whether you are a stockholder of record or a beneficial stockholder. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting.

14. May I change my vote or revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by Internet, telephone or paper ballot with a later date (which will automatically revoke the earlier proxy);

•	sending written notice of revocation to our Corporate Secretary; or

•	voting in person by attending the virtual Annual Meeting by webcast.

Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request in a manner described in the immediately preceding sentence. For shares you hold beneficially in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or by participating in the meeting and electronically voting your shares during the meeting.

15. What if I return my proxy card but do not provide voting instructions?

If you are a stockholder of record and you return your signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board (see Question 9 above).

16. What if I am a beneficial owner and do not give voting instructions to my broker?

If you are a beneficial owner of shares, your broker, bank or other nominee is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting, except for Proposal 4 (the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2026), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares on the Internet or by telephone. If you do not provide voting instructions, your shares will not be voted on any proposal except for Proposal 4. This is called a “broker non-vote.” For your vote to be counted, you will need to communicate your voting decision to your broker, bank or other nominee before the date of the Annual Meeting or vote in person at the virtual Annual Meeting.

17. Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner designed to protect your voting privacy. Your vote will not be disclosed, either within PayPal or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate proxy solicitation. To the extent that stockholders provide written comments on their proxy cards, those comments will be forwarded to management.

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Frequently Asked Questions Voting Information

18. What constitutes a quorum?

The quorum requirement for holding the Annual Meeting and the transaction of business is that holders of a majority of the shares of on stock entitled to vote at the Annual Meeting must be present in person or represented by proxy. All abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

19. Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear the expense of soliciting proxies and have engaged D.F. King & Co., Inc. to solicit proxies for a fee of $20,000, plus a reasonable amount to cover expenses. We will reimburse brokerage houses and other custodians, fiduciaries, and nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares. Our directors, officers, and employees may solicit proxies in person, by mail, by telephone, or by electronic communication. No additional compensation will be paid to our directors, officers or employees for such services.

20. What happens if additional matters are presented at the Annual Meeting?

Other than the six items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders (Enrique Lores, Jamie Miller, Bimal Patel and Brian Y. Yamasaki) will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

21. Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting and available at www.sec.gov and on our Investor Relations website.

Attending the Annual Meeting

22. How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via live webcast. You are entitled to attend and participate in the Annual Meeting only if you were a PayPal stockholder as of the close of business on March 25, 2026, the Record Date, or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PYPL2026. You also will be able to vote your shares by attending the virtual Annual Meeting online. Interested persons who were not stockholders as of the close of business on March 25, 2026, the Record Date, may view, but not participate, in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PYPL2026.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card (if you requested printed materials) or on the instructions that accompanied your proxy materials. Stockholders who wish to submit a question to PayPal prior to the Annual Meeting may do so at www.proxyvote.com before 8:59 p.m. Pacific Time on Monday, May 18, 2026. Stockholders will need the 16-digit control number to submit a question. The online meeting will begin promptly at 8:30 a.m. Pacific Time on May 19, 2026. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 a.m. Pacific Time, and you should allow sufficient time for the check-in procedures.

Instructions on how to attend the virtual Annual Meeting are posted at www.virtualshareholdermeeting.com/PYPL2026. On the date of the Annual Meeting, if you have questions about how to attend and participate or encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

23. What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or the meeting?

We will have technicians to assist you if you experience technical difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

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Frequently Asked Questions Attending the Annual Meeting

24. Why are you holding a virtual meeting instead of a physical meeting?

We have conducted effective and efficient virtual stockholders’ meetings since PayPal became an independent company in 2015. We intend to continue to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at a physical meeting. The virtual format enables stockholders to attend and participate fully and equally in the Annual Meeting from any geographic location with Internet connectivity. We believe our virtual meeting format encourages attendance and participation by a broader group of stockholders, while also eliminating many of the costs associated with a physical meeting. Please visit www.virtualshareholdermeeting.com/PYPL2026, where you can attend this year’s Annual Meeting and submit questions before and during the meeting.

25. Can stockholders ask questions during the Annual Meeting?

Yes. We will answer stockholder questions submitted in advance of, and questions submitted live during, the Annual Meeting, time permitting. Stockholders may submit a question in advance of the meeting before 8:59 p.m. Pacific Time on Monday, May 18, 2026 at www.proxyvote.com after logging in with the 16-digit control number included on the Notice, on their proxy card (if they requested printed materials), or on the instructions that accompanied their proxy materials.

Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/PYPL2026. We will endeavor to answer as many questions submitted by stockholders that comply with the meeting rules of conduct as time permits.

Our rules of conduct and procedure for the meeting generally provide that:

•	Management will answer stockholders’ questions after the formal meeting has been concluded.

•

We will limit each stockholder to one question so we can answer questions from as many stockholders as possible. Questions should be succinct and cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together. In addition, questions may be edited for brevity and grammatical corrections.

•

We do not intend to address any questions that are, among other things: irrelevant to the business of the Company or to the business of the Annual Meeting; related to material non-public information of the Company; related to personal matters or grievances; derogatory or otherwise in bad taste; repetitious statements already made by another stockholder; in furtherance of the stockholder’s personal or business interests; or out of order or not otherwise suitable for the conduct of the Annual Meeting, in each case as determined by the Board Chair or Corporate Secretary in their reasonable discretion.

If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if we are not able to answer all the questions submitted due to time constraints, stockholders may contact us separately after the meeting through our Investor Relations department by email at investorrelations@paypal.com. We will post questions and answers applicable to the Company’s business on our Investor Relations website as soon as practicable after the Annual Meeting. In addition, a replay of the meeting will be publicly available on our Investor Relations website after the meeting concludes.

26. What is the deadline to propose actions for consideration at the 2027 Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholders may present proper proposals for consideration at future stockholder meetings. For a stockholder proposal (other than a director nomination) to be considered for inclusion in our proxy statement and for consideration at our 2027 Annual Meeting of Stockholders (“2027 Annual Meeting”), our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 8, 2026. If we hold our 2027 Annual Meeting more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Proposals should be addressed to Corporate Secretary, PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received.

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Frequently Asked Questions Attending the Annual Meeting

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including the nomination of directors, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy materials. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) brought before the meeting by the Company and specified in the notice of a meeting given by or at the direction of our Board, (2) brought before the meeting by or at the direction of our Board or (3) otherwise properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2027 Annual Meeting, our Corporate Secretary must receive the written notice by overnight express courier or registered mail, return receipt requested, at our principal executive offices:

•	not earlier than the close of business on December 8, 2026; and

•	not later than the close of business on January 7, 2027.

If we hold our 2027 Annual Meeting more than 25 days before or after the one-year anniversary of the 2026 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices no later than the close of business on the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

If a stockholder proponent (or its representative) does not appear virtually (for a virtual annual meeting) or in person (for a physical annual meeting) to present their proposal or nomination at such meeting, we are not required to present the proposal for a vote at such meeting.

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that our Corporate Secretary receive the notice within the time period described above for stockholder proposals that are not intended to be included in our proxy statement.

We advise you to review our Bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Our Bylaws were filed with the SEC on October 2, 2023 as an exhibit to our Current Report on Form 8-K and are available at https://investor.pypl.com/financials/sec-filings/default.aspx. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates. We will not consider any proposal or nomination that is not timely or otherwise does not meet our Bylaws’ and SEC requirements for submitting a proposal or nomination. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

In addition to satisfying the requirements of our Bylaws, including the deadline for notice of director nominations, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than January 7, 2027.

27. Where can I find more information about the Company’s SEC filings, governance documents and communicating with the Company and the Board?

SEC Filings and Reports

Our SEC filings, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, are available free of charge on our Investor Relations website at https://investor.pypl.com/financials/sec-filings/default.aspx.

Corporate Governance Documents

The Governance Guidelines, charters of our principal Board committees, our Code of Business Conduct and Ethics and other key corporate governance documents and materials are available on our Investor Relations website at https://investor.pypl.com/governance/governance-overview/default.aspx.

Communicating with Management and Investor Relations

Stockholders may contact management or Investor Relations through our Investor Relations department by writing to Investor Relations at our principal executive offices at PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131 or by email at investorrelations@paypal.com.

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Frequently Asked Questions Attending the Annual Meeting

Communicating with the Board

Our Board has adopted a process by which stockholders or other interested persons may communicate with the Board or any of its members. Stockholders and other interested parties may send communications in writing to any or all directors (including the Board Chair, Board committees or the independent directors as a group) in care of our Corporate Secretary, PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131. All mail received may be opened and screened for security purposes. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded. Such items include, but are not limited to: spam; junk mail, and mass mailings; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is trivial, obscene, unduly hostile, threatening, illegal, or similarly unsuitable items will not be forwarded.

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Frequently Asked Questions Attending the Annual Meeting

Summary Contact Information

Area of Interest	Contact Information

Board of Directors	PayPal Holdings, Inc. Attn: Corporate Secretary 2211 North First Street San Jose, California 95131

PayPal Management	PayPal Investor Relations InvestorRelations@paypal.com

Annual Meeting	www.virtualshareholdermeeting.com/PYPL2026

Information for stockholders of record	Computershare Shareowner Services LLC www.computershare.com/contactus 1.800.522.6645

Information for beneficial holders	Broadridge Financial Solutions, Inc.: www.proxyvote.com 1.800.579.1639 or 1.866.540.7095 sendmaterial@proxyvote.com

2026 Proxy Statement	119

Other Matters

Other Matters

The Board is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

Brian Y. Yamasaki

Secretary

Dated: April 7, 2026

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Reconciliation of Non-GAAP Financial Measures

Appendix A:

Reconciliation of Non-GAAP Financial Measures

This proxy statement contains certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP operating income, transaction margin dollars, transaction margin dollars ex-interest on customer balances, non-GAAP diluted EPS, free cash flow, and adjusted free cash flow.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should be used to evaluate the company’s results of operations only in conjunction with the corresponding GAAP measures. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in the proxy statement can be found in the tables below.

Reconciliation of GAAP Operating Income to Non-GAAP Operating Income, Transaction Margin Dollars, and Transaction Margin Dollars Ex-Interest on Customer Balances

	Year Ended December 31,

	2025	2024	2023
	(In millions, except percentages)

	(unaudited)

GAAP operating income	$6,065	$5,325	$5,028

Amortization of acquired intangible assets	175	207	227

Restructuring(1)	138	306	180

Other(2)	—	—	(314)

Total non-GAAP operating income adjustments	313	513	93

Non-GAAP operating income	$6,378	$5,838	$5,121

Transaction margin adjustments:

Customer support and operations	1,704	1,768	1,919

Sales and marketing	2,138	1,839	1,643

Technology and development	3,101	2,962	2,940

General and administrative	1,951	2,119	2,027

Restructuring and other	193	132	54

Non transaction-related expense	9,087	8,820	8,583

Transaction margin dollars	15,465	14,658	13,704

Interest on customer balances	1,230	1,284	918

Transaction margin dollars ex-interest on customer balances	$14,235	$13,374	$12,786

(1)

Beginning in 2024, restructuring includes any stock-based compensation associated with the restructuring activities. The year ended December 31, 2024 includes $100 million of stock-based compensation expense. The year ended December 31, 2023 includes $61 million in asset impairment charges for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties.

(2)	The year ended December 31, 2023 includes $339 million in pre-tax gain, net of transaction costs, related to the sale of Happy Returns, and $21 million in fees related to credit externalization.

2026 Proxy Statement	121

Reconciliation of Non-GAAP Financial Measures

Reconciliation of GAAP Net Income to Non-GAAP Net Income and GAAP Diluted EPS to Non-GAAP Diluted EPS

	Year Ended December 31,

	2025	2024	2023
	(In millions, except per share data)

	(unaudited)

GAAP income before income taxes	$6,292	$5,329	$5,411

GAAP income tax expense	1,059	1,182	1,165

GAAP net income	5,233	4,147	4,246

Non-GAAP adjustments to net income:

Non-GAAP operating income adjustments (see table above)	313	513	93

Net (gains) losses on strategic investments and crypto assets held for investment	(177)	285	(201)

Other(1)	(223)	31	39

Tax effect of non-GAAP adjustments	(4)	(141)	63

Non-GAAP net income	$5,142	$4,835	$4,240

Diluted net income per share:

GAAP	$5.41	$3.99	$3.84

Non-GAAP	$5.31	$4.65	$3.83

Shares used in GAAP diluted share calculation	968	1,039	1,107

Shares used in non-GAAP diluted share calculation	968	1,039	1,107

(1)

The year ended December 31, 2025 consists primarily of tax benefit related to a non-recurring internal legal entity restructuring. The years ended December 31, 2024 and 2023 consist primarily of tax expense (benefit) related to intra-group transfer of assets.

Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow

	Year Ended December 31,

	2025	2024	2023
	(In millions)

	(unaudited)

Net cash provided by operating activities	$6,416	$7,450	$4,843

Less: Purchases of property and equipment	(852)	(683)	(623)

Free cash flow	5,564	6,767	4,220

Net timing impact between originating credit receivables as held for sale and the subsequent sale of receivables	847	(133)	334

Adjusted free cash flow	$6,411	$6,634	$4,554

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PayPal Holdings, Inc. 2026 Equity Incentive Award Plan

Appendix B:

PayPal Holdings, Inc.

2026 Equity Incentive Award Plan

PayPal Holdings, Inc.

2026 Equity Incentive Award Plan

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and includes certain operational rules related to those terms. The Plan is the successor to and continuation of the Prior Plan. As of the Effective Date, (i) no additional awards may be granted under the Prior Plan and (ii) all outstanding awards granted under the Prior Plan will remain subject to the terms of the applicable Prior Plan. All Awards granted under this Plan will be subject to the terms of this Plan.

2. PURPOSE

The purpose of the Plan is to advance the interests of the Company by providing for the grant to Participants of Awards.

3. ADMINISTRATION

The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan and applicable law, to administer and interpret the Plan and any Awards; to determine eligibility for and grant Awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, and any other terms and conditions applicable to any Award, to determine, modify, accelerate or waive the terms and conditions of any Award (provided, that the Administrator will not have the authority to accelerate the vesting of any Performance Awards except as provided in Section 11.2(b) below); to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards or other property or a combination thereof); to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.

4. SHARE POOL; LIMITS ON AWARDS UNDER THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 11.2 below, the maximum number of shares of Stock that may be delivered in satisfaction of Equity Awards under the Plan is (i) 39,100,000 shares plus (ii) the number of shares of Stock underlying awards granted under the Prior Plan that, on or after the Effective Date, terminate, expire or are terminated, are settled in cash without the delivery of shares, or otherwise become available for grant under the Prior Plan in accordance with its terms (in the case of clause (ii), not to exceed 44,600,000 shares of Stock) (together, the “Share Pool”). Up to the total number of shares of Stock from the Share Pool may be delivered in satisfaction of ISOs, but nothing in this Section 4.1 will be construed as requiring that any, or any fixed number of, ISOs be granted under the Plan. For purposes of this Section 4.1, the number of shares of Stock delivered in satisfaction of Equity Awards will be determined (i) by reducing the Share Pool by the number of shares of Stock withheld by the Company in payment of the exercise price or purchase price of an Award or in satisfaction of withholding requirements for Tax-Related Items with respect to an Award, (ii) by reducing the Share Pool by the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (iii) by increasing the Share Pool by any shares of Stock underlying any portion of an Award that is settled in cash or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance (or retention by the Participant, in the case of Restricted Stock or Unrestricted Stock) of Stock. The payment of dividend equivalents in cash in conjunction with any outstanding Awards will not be counted against the shares available for issuance under the Plan. For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4.1 will be construed to comply with the applicable requirements of Section 422.

4.2 Substitute Awards; Acquired Plans. The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and other applicable legal requirements (including applicable stock exchange requirements), shares of Stock delivered in respect of Substitute Awards will be in addition to and will not reduce the Share Pool. Notwithstanding the foregoing or anything in Section 4.1 to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the delivery (or

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retention, in the case of Restricted Stock or Unrestricted Stock) of Stock, the shares of Stock previously subject to such Award will not increase the Share Pool or otherwise be available for future grant under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all; provided, however, that Substitute Awards will not be subject to the limits described in Section 4.4 below. Further, subject to applicable stock exchange requirements, available shares of Stock under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and will not reduce the number of shares of Stock available for issuance under the Plan.

4.3 Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. Unless otherwise determined by the Administrator, no fractional shares of Stock will be delivered under the Plan.

4.4 Director Awards. The Administrator may grant Awards to Directors pursuant to a written, non-discretionary formula established by the Administrator, which policy will set forth the type of Award(s) to be granted to Directors, the number of shares of Stock (or value of such shares) to be subject to such Awards, the conditions on which the Awards will be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator will determine in its discretion. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value of shares of Stock that may be granted during any fiscal year of the Company to any Director will not exceed $600,000; provided, however, that (i) the limit set forth in this sentence will be multiplied by two in the fiscal year in which a Director commences service on the Board, and (ii) the limit set forth in this sentence will not apply to awards made pursuant to a Director’s election to receive an Award in lieu of all or a portion of a cash retainer for service on the Board or any committee thereunder.

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among Employees and Directors of, and consultants to, the Company and its affiliates; provided, however, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility will be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the U.S. Treasury Regulations.

6. RULES APPLICABLE TO AWARDS

6.1 All Awards.

(a) Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein. No term of an Award will provide for automatic “reload” grants of additional Awards upon the exercise of a Stock Option or SAR. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees (or will be deemed to have agreed) to the terms and conditions of the Award and the Plan. Notwithstanding any provision of the Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(b) Term of Plan. No Awards may be granted after ten years from the Effective Date, but previously granted Awards may continue beyond that date in accordance with their terms; provided, however, that in no event may an ISO be granted after the tenth anniversary of the date the Board adopts the Plan, subject to stockholder approval.

(c) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6.1(c), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6.1(c), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, including for estate planning purposes, subject to applicable securities and other laws and such terms and conditions as the Administrator may determine.

(d) Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable; provided, that, no portion of Awards granted under the Plan will vest before the one-year anniversary of the date of grant. Notwithstanding the foregoing, Awards that result in the issuance to one or more Participants of an aggregate of up to 5% of the shares of Stock that may be issued or transferred under the Plan (the “Five Percent Pool”) may be granted without regard to such minimum vesting provision. Nothing in this Section 6.1(d) will preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, Disability, Termination of Service or the consummation of a Change in Control or from granting Awards that contain rights to accelerated vesting in any of the foregoing circumstances, and, in either case, any such vesting will not count against the Five Percent Pool.

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(e) Recovery of Compensation; Other Policies. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award or violates any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, proprietary information, invention assignment or other restrictive covenant by which the Participant is bound. Each Award will be subject to any policy of the Company or any of its affiliates that relates to trading on material non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. In addition, each Award will be subject to any policy of the Company or any of its affiliates that provides for forfeiture, disgorgement, or clawback of compensation, including, without limitation, the Company’s Mandatory Recovery Policy for Executive Officers and the Company’s Clawback Policy, as such policies may be amended and in effect from time to time, and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. Further, unless otherwise determined by the Administrator, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of an Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant will be required to repay any such excess amount to the Company. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6.1(e) and to any clawback, recoupment or similar policy of the Company or any of its affiliates and further agrees (or will be deemed to have agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6.1(e). Neither the Administrator nor the Company nor any other person, other than the Participant and the Participant’s permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or the Participant’s permitted transferees, if any, that may arise in connection with this Section 6.1(e).

(f) Taxes. The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award under applicable laws. The Administrator will prescribe such rules for the withholding of Tax-Related Items and other amounts with respect to any Award as it deems necessary. Without limitation to the foregoing, the Company or any affiliate of the Company will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award agreement), or require a Participant to remit to the Company or an affiliate of the Company, an amount sufficient to satisfy all Tax-Related Items required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any affiliate of the Company). Subject to applicable laws, the Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of withholding requirements for Tax-Related Items and other amounts (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules). Any amounts withheld pursuant to this Section 6.1(f) will be treated as though such amounts had been paid directly to the applicable Participant. In addition, the Company or an affiliate of the Company may, to the extent permitted by law, deduct any such withholding amounts for Tax-Related Items and other amounts from any payment of any kind otherwise due to a Participant from the Company or any of its affiliates.

(g) Dividends and Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to such restrictions and conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) will be subject to the same risk of forfeiture as applies to the underlying Award and (b) no dividends or dividend equivalents will be payable with respect to Stock Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.

(h) Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its affiliates, or any rights as a stockholder except as to shares of Stock actually delivered under the Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a Termination of Service for any reason, even if the termination is in violation of an obligation of the Company or any of its affiliates to the Participant.

(i) Coordination with Other Plans. Shares of Stock and/or Awards under the Plan may be issued or granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the Share Pool).

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(j) Section 409A.

(A) Without limiting the generality of Section 12.3 below, each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(B) Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of any additional tax, interest or penalty under Section 409A.

(C) If a Participant is determined on the date of the Participant’s Termination of Service to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6.1(j)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

(D) For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.

(E) With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of any additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the U.S. Treasury Regulations.

(F) The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company will have no obligation under this Section 6.1(j) or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award.

6.2 Restricted Stock. The Administrator will establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price will be no less than the par value of the Stock to be purchased, unless otherwise permitted by applicable law. All shares of Restricted Stock will, in the terms of each individual Award agreement, be subject to such restrictions on transferability and other restrictions and vesting requirements as the Administrator may provide.

6.3 Performance Awards. Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

6.4 Restricted Stock Units. At the time of grant, the Administrator will specify the date or dates on which the Restricted Stock Units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The Administrator will specify, or permit the Participant to elect, the conditions and dates upon which the shares of Stock underlying the Restricted Stock Units will be issued, which dates will not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates will be subject to compliance with Section 409A.

6.5 Stock Options and SARs.

(a) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. The Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Change in Control. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless and until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(b) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than 100% (or, in the case of an ISO granted to a 10-percent stockholder within the meaning of Section 422(b)(6) of the Code, 110%) of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.

(c) Payment of Exercise Price. Where the exercise of an Award (or portion thereof) is to be accompanied by payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

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(d) Maximum Term. The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a ten-percent stockholder described in Section 6.5(b) above).

(e) No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) or as otherwise contemplated by Section 11 below, the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs that have an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

7. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable U.S. state or non-U.S. securities law. Any Stock delivered to Participants under the Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under the Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.

8. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in the Plan or at the time the applicable Award was granted or unless the Administrator determines that such action is necessary or advisable to comply with applicable laws. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, without limiting the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 10 or Section 11 will be treated as an amendment requiring a Participant’s consent.

9. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its affiliates to grant any person bonuses or other compensation in addition to Awards under the Plan.

10. ESTABLISHMENT OF SUB-PLANS

The Administrator may at any time and from time to time (including before or after an Award is granted) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan for Participants based outside of the U.S. and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under the Plan or any Award agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of favorable tax treatment or for any other legal or administrative reason determined by the Administrator. Any such sub-plan, supplement or appendix may contain, in each case, (i) such limitations on the

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Administrator’s discretion under the Plan and (ii) such additional or different terms and conditions, as the Administrator deems necessary or desirable and will be deemed to be part of the Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement or appendix, rule or regulation established pursuant to this provision will increase the Share Pool.

11. EFFECT OF CERTAIN TRANSACTIONS

11.1 Changes in and Distributions with Respect to Stock.

(a) Basic Adjustment Provisions. In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, reorganization, combination, spin-off, split-up or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other similar change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator will make appropriate adjustments to the Share Pool, and will make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(b) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 11.1(a) above to take into account distributions to stockholders other than those provided for in Sections 11.1(a) above or Section 11.2 below, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan or any Award, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, to the extent applicable.

(c) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 11.

11.2 Change in Control. Except as otherwise expressly provided in an Award agreement or other agreement or by the Administrator, the following provisions will apply in the event of a Change in Control:

(a) Subject to Section 11.2(b) below, and except as may otherwise be provided in any applicable Award agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards will become fully exercisable and all forfeiture restrictions on such Awards will lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and will give each Participant the right to exercise such Awards (if applicable) during a period of time as the Administrator, in its sole and absolute discretion, will determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 will prevail and control and the more restrictive terms of such agreement (and only such terms) will be of no force or effect. Further, to the extent that there are tax consequences to the Participant as a result of the acceleration or lapsing of forfeiture restriction upon a Change in Control, the Participant will be responsible for payment of such taxes and will not be compensated for such payment by the Company or its subsidiaries.

(b) Except as may otherwise be provided in any applicable Award agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs during the performance period with respect to an outstanding Award that vests based on performance-based criteria, the performance period of such Award will end as of the date of the Change in Control and the performance-based criteria will be deemed to have been satisfied at the actual level of performance as of the date of the Change in Control, as determined by the Administrator, without proration, and such Award, to the extent deemed earned by the Administrator, will continue to be subject to time-based vesting following the Change in Control in accordance with the original vesting schedule; provided, however, that if the Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards will become fully vested pursuant to Section 11.2(a) above.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant will have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

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12. MISCELLANEOUS

12.1 No Rights to Awards; No Right to Employment or Services. No person will have any claim to be granted any Award, and neither the Company nor the Administrator is obligated to treat eligible persons uniformly. Nothing in the Plan or any Award agreement will interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any of its subsidiaries.

12.2 Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting (or being deemed to have accepted) an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company or any of its affiliates has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

12.3 Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, none of the Company, nor any of its affiliates, nor the Administrator, nor any person acting on behalf of the Company, any of its affiliates, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.

12.4 Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.

12.5 Relationship to Benefits. No payment pursuant to the Plan will be taken into account in determining any benefits pursuant to any severance, resignation, termination, redundancy, end of service payments, long-term service awards, pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13. GOVERNING LAW

13.1 Governing Law. Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 10 above, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Notwithstanding anything to the contrary herein, Equity Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

13.2 Jurisdiction. Subject to Section 12.2 and except as may be expressly set forth in an Award agreement, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that the Participant is not subject personally to the jurisdiction of the above-named courts that the Participant’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.

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EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, except that the Board may at any time act in the capacity of the Administrator (including with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise), if applicable). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant or amend Awards to the extent permitted by applicable law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Award”: Any or a combination of the following:

(a) Stock Options.

(b) SARs.

(c) Restricted Stock.

(d) Unrestricted Stock.

(e) Stock Units, including Restricted Stock Units.

(f) Performance Awards.

(g) Cash Awards.

(h) Awards (other than Awards described in (a) through (g) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Change in Control”: Any of:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Section 13(d) and Section 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

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(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group will be treated for purposes of this clause (c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if the Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, to the extent required, the transaction or event described in clause (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event” as defined in U.S. Treasury Regulation § 1.409A-3(i)(5). The Administrator will have full and final authority, which will be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.

“Company”: PayPal Holdings, Inc., a Delaware corporation.

“Compensation Committee”: The Compensation Committee of the Board (or any successor thereof).

“Director”: A member of the Board who is not an Employee.

“Disability”: In the case of any Participant who is party to an employment, change of control or severance-benefit agreement or plan that contains a definition of “Disability” (or a corollary term), the definition set forth in such agreement or plan applies with respect to such Participant for purposes of the Plan for so long as such agreement or plan is in effect. In every other case, “Disability” means, as determined by the Administrator, that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time, or if Participant is otherwise ineligible to participate in the Company’s long-term disability insurance program or resides outside the United States and no such program exists, means that the Participant is unable to perform his or her duties with the Company or its subsidiary by reason of a medically determinable physical or mental impairment, as determined by a physician acceptable to the Company, which is permanent in character or which is expected to last for a continuous period of more than six (6) months.

“Effective Date”: The date the Plan was approved by the Company’s stockholders.

“Employee”: Any person who is employed by the Company or any of its subsidiaries.

“Equity Award”: An Award other than a Cash Award.

“Exchange Act”: The U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on Nasdaq (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable. For the avoidance of doubt, for purposes of withholding and reporting any applicable Tax-Related Items, the fair market value of a share of Stock may be determined using such other methodology as may be required by applicable laws or as appropriate for administrative reasons.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO in the applicable Award agreement.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to performance vesting conditions, which may include Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of employment with, or service to, the Company or a subsidiary or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole. A Performance Criterion may also be based on individual performance and/or subjective performance criteria (or any combination of any of the criteria described in this definition). The Administrator may, in its sole discretion, at the time of grant, or unless otherwise required by applicable law, any time thereafter, provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions and other unusual or infrequently occurring items, including the cumulative effects of tax or accounting changes) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

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“Plan”: The PayPal Holdings, Inc. 2026 Equity Incentive Award Plan, as from time to time amended and in effect.

“Prior Plan”: The PayPal Holdings, Inc. 2015 Equity Incentive Award Plan.

“Restricted Stock”: Stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

“Section 422”: Section 422 of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.0001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Award”: An award granted under the Plan in substitution for one or more equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Tax-Related Items”: All U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to Participant as a result of participation in the Plan.

“Termination of Service”: As determined by the Administrator in its sole discretion, a Participant’s cessation of service to the Company or any subsidiary, including:

(a) As to a consultant to the Company or a subsidiary, the time when the engagement of the Participant is terminated for any reason, but excluding a termination where there is a simultaneous commencement of employment with the Company or any subsidiary.

(b) As to a Director, the time when the Participant ceases to be a Director for any reason, but excluding: (i) a termination where there is simultaneous commencement of employment with the Company or any subsidiary and (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or any subsidiary.

(c) As to an Employee, the time when the Participant ceases to be actively employed or to provide services to the Company or a subsidiary for any reason, but excluding: (i) a termination where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any subsidiary, (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or any subsidiary, and (iii) a termination where a Participant simultaneously becomes a Director.

For purposes of the Plan, a Participant will be deemed to have a Termination of Service in the event that the subsidiary employing or contracting with such Participant ceases to remain a Company subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

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PayPal Holdings, Inc.

2026 Equity Incentive Award Plan

Restricted Stock Unit Award Grant Notice

and Restricted Stock Unit Award Agreement

[Name]	Award Number:

[Country]

Grant Date:	Type: RSU

Company Shares:

Effective as of the Grant Date set forth above (the “Grant Date”), PayPal Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2026 Equity Incentive Award Plan, as amended and restated from time to time (the “Plan”), hereby grants to the individual named above (“Participant”), an award of Restricted Stock Units (“RSUs”) with respect to the number of shares of Stock provided above in this Grant Notice (the “Shares”). This Restricted Stock Unit Award (the “Award”) is subject to all of the terms and conditions set forth in this Restricted Stock Unit Award Grant Notice (this “Grant Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Award Agreement”), and the additional provisions for Participant’s country, if any, attached hereto as Exhibit B (together with the Grant Notice and the Award Agreement, the “Agreement”) and the Plan, all of which are incorporated herein by reference. Any capitalized terms used in this Agreement without definition have the meanings ascribed to such terms in the Plan.

The Award will vest in increments as indicated below. The Administrator has the sole and absolute discretion to determine the applicable vesting schedule for each award granted under the Plan.

[Vesting Schedule]

All vesting is subject to Participant’s continued service with the Company or a subsidiary of the Company through each applicable vesting date and Participant not having experienced a Termination of Service.

By Participant’s signature and the Company’s signature below, or by Participant’s acceptance of the Agreement through the Company’s designated online acceptance procedure, Participant agrees to be bound by the terms and conditions of the Plan and the Agreement. Participant has reviewed and fully understands all provisions of the Plan and the Agreement, and has had an opportunity to obtain the advice of counsel prior to executing the Agreement or accepting the Agreement through the Company’s designated online acceptance procedure. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company with respect to any questions arising under the Plan or the Agreement.

If Participant has not executed the Agreement or affirmatively accepted or rejected the Agreement through the Company’s designated online acceptance procedure prior to the first scheduled vesting date of the Award as set forth in this Grant Notice, Participant will be deemed to have accepted the Award and all terms and conditions applicable to the Award. If Participant rejects the Award, the Award will be cancelled and no benefits from the Award nor any compensation or benefits in lieu of the Award will be provided to Participant.

PayPal Holdings, Inc.	Date

[Name]	Date

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EXHIBIT A

To Restricted Stock Unit Award Grant Notice

PayPal Holdings, Inc. Restricted Stock Unit Award Agreement

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement is attached (together with the Grant Notice and the additional provisions for Participant’s country, if any, attached hereto as Exhibit B, the “Agreement”), PayPal Holdings, Inc., a Delaware corporation (the “Company”), has granted to Participant an award of Restricted Stock Units (“RSUs”) with respect to the number of shares of Stock (“Shares”) under the Company’s 2026 Equity Incentive Award Plan, as it may be amended and restated from time to time (the “Plan”), as set forth in the Grant Notice.

GENERAL

1. Definitions. Any capitalized terms used in this Agreement without definition have the meanings ascribed to such terms in the Plan, as applicable.

2. Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

AGREEMENT

1. Grant of the RSUs. As set forth in the Grant Notice, as of the Grant Date (as defined in the Grant Notice), the Company hereby grants to Participant the RSUs, subject to all the terms and conditions in this Agreement and the Plan. However, no Shares will be issued to Participant until the time set forth in Section 2. Prior to the actual issuance of any Shares, such RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company. Unless otherwise determined by the Administrator, the RSUs include a right to receive an amount equal to the value of any dividends paid on the Stock for which the dividend record date occurs between the Grant Date and the date the RSUs are settled or forfeited (“Dividend Equivalents”). Subject to vesting, each Dividend Equivalent entitles Participant to receive the equivalent value of any such dividends paid on the number of Shares underlying the RSUs that are outstanding during such period. Dividend Equivalents will be (i) accrued (without interest), (ii) settled in cash or, subject to the approval of the Administrator, in Shares, and (iii) subject to the same conditions as the RSUs to which they are attributable, including, without limitation, the vesting conditions, the provisions governing the time of settlement of the RSUs, and any additional provisions for Participant’s country in Exhibit B.

2. Issuance of Stock and Payment of Dividend Equivalents. As soon as administratively practicable after each date that RSUs vest (each, a “Vesting Date”) (and in no event later than March 15 following the calendar year of the applicable Vesting Date), the Company will promptly (i) cause to be issued (either in book-entry form or otherwise) to Participant or Participant’s beneficiaries, as the case may be, Shares with respect to RSUs that become vested on each Vesting Date, and (ii) pay any accrued Dividend Equivalents with respect to such Shares, in each case subject to Section 3 hereof; provided that Participant has not experienced a Termination of Service on or prior to such Vesting Date. Unless otherwise determined by the Administrator and permitted by the Plan, no fractional Shares will be issued under this Agreement. The vesting of the RSUs and associated Dividend Equivalents will cease immediately upon a Termination of Service, as further described in Section 8(m) below, and any unvested RSUs and associated Dividend Equivalents awarded by this Agreement will be forfeited upon such Termination of Service.

3. Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company and/or Participant’s employer (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount (if any) withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting, settlement, release or cancellation of the RSUs and associated Dividend Equivalents, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends, and (b) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is or becomes subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

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In connection with any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy the Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer (or their respective agents), at their discretion and pursuant to such procedures as they may specify from time to time, to satisfy their obligations (if any) with regard to the Tax-Related Items by one or a combination of the following:

(i) withholding a net number of otherwise issuable vested Shares having a then-current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and/or the Employer pursuant to the terms and conditions of the Plan or other applicable withholding rates;

(ii) arranging for the Company-designated broker to sell on the market a portion of the otherwise issuable vested Shares that have an aggregate market value sufficient to pay the Tax-Related Items (also known as a “sell to cover”), on Participant’s behalf and at Participant’s direction pursuant to this authorization;

(iii) withholding from Participant’s wages or other cash compensation payable to Participant by the Company, the Employer, or any subsidiary of the Company (including from any Dividend Equivalents);

(iv) requiring Participant to make a payment in cash (or cash equivalent) to the Company or the Employer; and/or

(v) any other method determined by the Company to be permitted under the Plan and applicable laws;

provided, however, that if Participant is an officer of the Company subject to Section 16 of the Exchange Act, then the obligations with regard to the Tax-Related Items will be satisfied by first withholding any otherwise payable Dividend Equivalents upon the relevant taxable or tax withholding event, as applicable, and then withholding a net number of otherwise issuable vested Shares upon the relevant taxable or tax withholding event, as applicable, as described in clause (i) above, unless the use of such withholding method would result in adverse consequences under applicable tax or securities law or accounting principles, in which case the obligations with regard to the Tax-Related Items in excess of the amount of otherwise payable Dividend Equivalents will be satisfied by the method described in clause (ii) above.

Unless otherwise determined by the Administrator and permitted by the Plan, no fractional Shares will be sold to cover or withheld to cover Tax-Related Items. The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other withholding rates, including maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent amount in Shares) from the Company or the Employer; otherwise, Participant may be able to seek a refund from the local tax authority. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described in (i) above, for tax purposes Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items. The Company may refuse to issue or deliver the Shares or refuse to deliver the proceeds of the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

4. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued and recorded in the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

5. Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement, the Company will not be required to issue or deliver any certificate or certificates for any Shares (or make any book entries representing Shares) prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any U.S. or non-U.S. federal, state or local law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body (including any applicable non-U.S. governmental regulatory body), which the Company will, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any U.S. or non-U.S. federal, state or local governmental agency that the Company will, in its absolute discretion, determine to be necessary or advisable and (d) the lapse of any such reasonable period of time following the date the RSUs vest as the Company may from time to time establish for reasons of administrative convenience.

6. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

7. Award Not Transferable. This Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

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8. Nature of Grant. By accepting the Award, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company and is discretionary in nature, and the Plan and this Agreement may be modified, amended, or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the Plan is operated and the RSUs are granted solely by the Company, and only the Company is a party to this Agreement; accordingly, any rights Participant may have under this Agreement may be raised only against the Company but not any subsidiary of the Company (including, but not limited to, the Employer);

(c) no subsidiary or affiliate of the Company (including, but not limited to, the Employer) has any obligation to make any payment of any kind to Participant under this Agreement;

(d) the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(e) all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;

(f) Participant is voluntarily participating in the Plan;

(g) the grant of the RSUs and Participant’s participation in the Plan will not create a right to employment or service or be interpreted as forming an employment or service contract with the Company, the Employer or any subsidiary of the Company and will not interfere with the ability of the Company, the Employer or any subsidiary of the Company to terminate Participant’s employment or service relationship (if any);

(h) the RSUs and any Shares subject to the RSUs, and the income from and value of such RSUs and any Shares subject thereto, are not intended to replace any pension rights or compensation;

(i) the RSUs and any Shares subject to the RSUs, and the income from and value of such RSUs and any Shares subject thereto, are not part of normal or expected compensation or salary for any purpose, including but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(j) unless otherwise agreed with the Company in writing, the RSUs and the Shares subject to the RSUs, and the income from and value of such RSUs and any Shares subject thereto, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a subsidiary of the Company;

(k) the future value of the Shares subject to the RSUs is unknown, indeterminable and cannot be predicted with certainty;

(l) no claim or entitlement to compensation or damages arises from forfeiture of the RSUs resulting from (i) Participant ceasing to provide services to the Company, the Employer or any subsidiary of the Company (whether or not such cessation of services is later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment agreement or service contract, if any) and/or (ii) the application of the Clawback Policy as described in Section 17 below;

(m) in the event of Participant’s Termination of Service (whether or not such Termination of Service is later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment agreement or service contract, if any), unless otherwise provided by this Agreement or determined by the Company, Participant’s right to vest in the RSUs, if any, will terminate effective as of the date that Participant is no longer actively providing services and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under applicable laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment agreement or service contract, if any); the Administrator will have the sole discretion to determine when Participant is no longer actively providing services for purposes of the RSUs; and

(n) neither the Company, the Employer nor any subsidiary of the Company will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States dollar that may affect the value of the RSUs or any amounts due to Participant pursuant to the vesting of the RSUs or the subsequent sale of any Shares acquired under the Plan.

9. No Advice Regarding Grant. Participant acknowledges and agrees that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or Participant’s acquisition or sale of Shares. Participant understands and agrees that Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

10. Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by applicable laws or regulations, including applicable laws or regulations in Participant’s country). Local insider trading laws

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and regulations may prohibit the cancellation or amendment of orders Participant places before possessing inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties, including but not limited to fellow employees, or causing them otherwise to buy or sell securities.

Any restrictions under these laws or regulations are separate from, and in addition to, any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for complying with any applicable restrictions and should speak with a personal legal advisor on this matter.

11. Foreign Asset/Account Reporting; Exchange Controls. Participant’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls that may affect Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including from any dividends or Dividend Equivalents received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets, or transactions to tax or other authorities in Participant’s country. Participant may also be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated broker or bank and/or within a certain time after receipt. Participant acknowledges and agrees that it is Participant’s responsibility to be compliant with such regulations, and that Participant should consult his or her personal legal advisor for any details.

12. Data Privacy Information and Consent. This section references the PayPal Privacy Statements that describe the Company’s privacy and data protection practices for the personal data of Company employees, available at: https://careers.pypl.com/paypal-privacy-statements/ (referred to as the “Privacy Statements”).

To participate in the Plan, Participant will need to (i) review the information provided below about the collection, processing and transfer of Participant’s Personal Data (as defined below) and (ii) consent to the collection, processing and transfer of Participant’s Personal Data. The Controller of Participant’s Personal Data for purposes of the Plan is the Company, located at 2211 North First Street, San Jose, CA 95131, U.S.A.

(a) Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about Participant, such as: Participant’s name, home address and telephone number, email address, date of birth, social insurance number, tax ID number, passport or other identification number in a government issued document, salary, nationality, job title, any shares or directorships held in the Company, and details of all entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Personal Data by the Company and the Employer is set forth in the applicable Privacy Statement.

(b) Stock Plan Administration Service Providers. The Company transfers Personal Data to Morgan Stanley Smith Barney, LLC and/or certain of its affiliates (collectively, “Morgan Stanley”), an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Personal Data with any such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to participating in the Plan. The Company’s legal basis, where required, for the transfer of Personal Data to Morgan Stanley or such different or additional service providers as the Company may select is Participant’s consent.

(c) International Data Transfers. The Company and its service providers are based in the United States. The Privacy Statements describe the transfer and sharing of Personal Data among the Company and its subsidiaries, affiliates and personnel worldwide.

The Company may receive, process, transfer and share Personal Data with its subsidiaries and affiliates on the basis of data transfer agreements or other appropriate safeguards permissible under applicable law and as further set out in the Privacy Statements. The Company may transfer Personal Data in the European Union (“EU”) to a country outside the EU because the Company has established Binding Corporate Rules (“BCRs”). For Personal Data outside the EU, the Company has entered into an Intra Group Data Processing Agreement among the various affiliates of the Company group. Both BCRs and the Privacy Statements are available on the Company’s intranet site.

(d) Data Retention. The Company and its subsidiaries and affiliates will keep Personal Data for the purpose of this Agreement only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or to comply with legal or regulatory obligations, including, without limitation, under tax and securities laws. When Personal Data is no longer needed for any of the foregoing purposes under the Plan, the Company and its subsidiaries and affiliates will cease to use the Personal Data and remove it from their systems as reasonably practicable with respect to the Plan. This provision addresses only the retention and removal of Personal Data collected and used for purposes of the Plan. If Personal Data has been collected and used for other purposes, it may be retained for such purposes, as set forth in the applicable Privacy Statement.

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(e) Voluntariness and Consequences of Consent Denial or Withdrawal. As set forth above, the transfer of Personal Data to Morgan Stanley or such different or additional service providers as the Company may select is based on Participant’s consent. Participation in the Plan is voluntary and Participant is providing the consent herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s salary from or employment with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to administer or maintain Participant’s participation in the Plan.

(f) Data Subject Rights. Subject to the conditions set out in applicable law, Participant may, without limitation, have the rights of access, rectification, erasure, restriction and objection with respect to the Company as set out in the applicable Privacy Statement under “what are my rights” (available on the Company’s intranet site or at the link provided in the introduction to this Section 12 above).

By participating in the Plan and indicating consent via the Company’s acceptance procedure, Participant is declaring that Participant agrees with the transfer of Personal Data to Morgan Stanley and other service providers as described herein, and consents to such transfer of Personal Data by the Company and its subsidiaries and affiliates for the purposes of the Plan.

13. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs or any future RSUs granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an electronic system established and maintained by the Company or a third party designated by the Company.

14. Language. Participant acknowledges that Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Agreement. Furthermore, if Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable laws.

15. Governing Law and Choice of Venue. The laws of the State of Delaware govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement (including the additional provisions for Participants outside the U.S. attached to this Agreement as Exhibit B), without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

For purposes of litigating any dispute that arises directly or indirectly in respect of this Award, the parties hereby submit to and consent to the exclusive jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware and agree that such litigation will be conducted in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware, and no other courts, where this grant is made and/or to be performed.

16. Conformity to U.S. Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act, as well as any applicable stock exchange rules or listing standards. Notwithstanding anything herein to the contrary, the Plan will be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

17. Award Subject to Clawback. The Award and any cash payment or Shares delivered pursuant to the Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including, without limitation, the Company’s Mandatory Recovery Policy for Executive Officers, or any other policy which the Company may be required to adopt under the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law (collectively, the “Clawback Policy”). Further, the RSUs, and any Shares issued or Dividend Equivalents paid on vesting of the RSUs, will be subject to deduction, clawback or forfeiture to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. In order to satisfy any recoupment obligation arising under the Clawback Policy, among other things, Participant expressly and explicitly authorizes the Company to issue instructions, on Participant’s behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any Shares or other amounts acquired pursuant to the RSUs to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Clawback Policy.

18. Amendment, Modification and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified or terminated at any time or from time to time by the Administrator, provided that, except as may otherwise be provided by the Plan, no amendment, modification or termination of this Agreement will adversely affect the Award in any material respect without the prior written consent of Participant.

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19. Notices. Notices required or permitted hereunder will be given in writing and will be deemed effectively given upon (i) personal delivery, (ii) transmission, if sent by email or other electronic means, or (iii) deposit in the post by certified mail, or its non-U.S. equivalent, with postage and fees prepaid, addressed to Participant at his or her address or email address shown in the Company records, and to the Company at its principal executive office or such email address as the Company designates.

20. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, and to the extent permissible under local law, this Agreement will be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

21. Compliance in Form and Operation. This Agreement and the RSUs are intended to be exempt from or comply with Section 409A and will be interpreted in a manner consistent with that intention, to the extent Participant is or becomes subject to U.S. federal income taxation. Notwithstanding any other provisions of this Agreement, the Company reserves the right in its sole and absolute discretion, to the extent the Company deems necessary or advisable, if Participant is or becomes subject to U.S. federal income taxation, and without any obligation to do so or to indemnify Participant for any failure to do so, to unilaterally amend the Plan and/or this Agreement to ensure that all RSUs are awarded in a manner that qualifies for exemption from or complies with Section 409A, provided, however, that the Company makes no representation that the RSUs will comply with or be exempt from Section 409A and makes no undertaking to preclude Section 409A from applying to the RSUs.

22. Country-Specific Provisions. The Award will be subject to any additional or different provisions set forth in Exhibit B of the Grant Notice for Participant’s country, if any. If Participant relocates to one of the countries included in Exhibit B of the Grant Notice prior to any Vesting Date or while holding Shares issued upon vesting of the RSUs, the additional provisions for such country will apply to Participant, to the extent the Company determines that the application of such provisions is advisable or necessary for legal, tax or administrative reasons. Exhibit B of the Grant Notice constitutes part of this Agreement.

23. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the RSUs and on any Shares issued upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable for legal, regulatory or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24. Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, provided, however, that if Participant is also a participant in the Company’s Executive Change in Control and Severance Plan, as it may be amended or restated, the applicable provisions of such plan will apply to the RSUs granted under this Agreement.

25. Severability. If any provision of the Plan or this Agreement is found to be invalid, illegal or unenforceable in any respect, such provision will be applied to the fullest extent permitted by law and such invalidity, illegality or unenforceability will not affect any other provision of the Plan or this Agreement.

26. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

* * * * *

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PayPal Holdings, Inc.

2026 Equity Incentive Award Plan

Performance Based Restricted Stock Unit Award Grant Notice

and Performance Based Restricted Stock Unit Award Agreement

[Name]	Award Number:

[Country]

Grant Date:	Type: PBRSU

Vesting Date:

Target Shares:

Effective as of the Grant Date set forth above (the “Grant Date”), PayPal Holdings, Inc., a Delaware corporation (the “Company”), pursuant to its 2026 Equity Incentive Award Plan, as amended and restated from time to time (the “Plan”), hereby grants to the individual named above (“Participant”) an award of performance-based Restricted Stock Units (“PBRSUs”) with respect to the target number of shares of Stock provided above in this Grant Notice, at the Target level of performance specified in Appendix A hereto (the “Target Shares”). This PBRSU Award (the “Award”) is subject to all of the terms and conditions set forth in this Performance Based Restricted Stock Unit Award Grant Notice (including, without limitation, the performance-based vesting conditions set forth in Appendix A of this Grant Notice, this “Grant Notice”), the Performance Based Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Award Agreement”), and the additional provisions for Participant’s country, if any, attached hereto as Exhibit B (together with the Grant Notice and the Award Agreement, the “Agreement”) and the Plan, all of which are incorporated herein by reference. The number of shares of Stock (“Shares”) Participant could actually receive pursuant to the Award, if any, may increase or decrease from the Target Shares based on the Company’s actual performance, as set forth in Appendix A hereto. Any capitalized terms used in this Grant Notice without definition have the meanings ascribed to such terms in the Plan.

Subject to Participant’s continuous employment with the Company or a subsidiary of the Company through the Vesting Date set forth above (the “Vesting Date”) and further subject to Section 17 of the Agreement, Participant will vest in a number of PBRSUs on the Vesting Date, if any, determined based on the extent to which the performance goals set forth in Appendix A of this Grant Notice (the “Performance Goals”) are achieved during the performance period beginning and ending on the dates set forth in Appendix A of this Grant Notice (the “Performance Period”). Any portion of the Shares subject to the Award that does not vest based on the terms and conditions of this Grant Notice and the Agreement will be forfeited by Participant and cancelled by the Company. Attainment of the Performance Goals will be determined by the Administrator in its sole and absolute discretion and certified by the Administrator in writing prior to the settlement of the Award. All vesting is subject to Participant’s continued service with the Company or a subsidiary of the Company through the Vesting Date.

By Participant’s signature and the Company’s signature below, or by Participant’s acceptance of the Agreement through the Company’s designated online acceptance procedure, Participant agrees to be bound by the terms and conditions of the Plan and the Agreement. Participant has reviewed and fully understands all provisions of the Plan and the Agreement, and has had an opportunity to obtain the advice of counsel prior to executing the Agreement or accepting the Agreement through the Company’s designated online acceptance procedure. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company with respect to any questions arising under the Plan or the Agreement.

If Participant has not executed the Agreement or affirmatively accepted or rejected the Agreement through the Company’s designated online acceptance procedure prior to the first scheduled vesting date of the Award as set forth in this Grant Notice, Participant will be deemed to have accepted the Award and all terms and conditions applicable to the Award. If Participant rejects the Award, the Award will be cancelled and no benefits from the Award nor any compensation or benefits in lieu of the Award will be provided to Participant.

PayPal Holdings, Inc.	Date

[Name]	Date

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EXHIBIT A

To Performance Based Restricted Stock Unit Award Grant Notice

PayPal Holdings, Inc. Performance Based Restricted Stock Unit Award Agreement

Pursuant to the Performance Based Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Performance Based Restricted Stock Unit Award Agreement is attached (together with the Grant Notice, the performance-based vesting conditions set forth in Appendix A to the Grant Notice and the additional provisions for Participant’s country, if any, attached hereto as Exhibit B, the “Agreement”), PayPal Holdings, Inc., a Delaware corporation (the “Company”) has granted to Participant an award of performance-based Restricted Stock Units (“PBRSUs”) with respect to the number of shares of Stock (“Shares”) under the Company’s 2026 Equity Incentive Award Plan, as it may be amended and restated from time to time (the “Plan”), as set forth in the Grant Notice.

GENERAL

1. Definitions. Any capitalized terms used in this Agreement without definition have the meanings ascribed to such terms in the Plan or the Grant Notice, as applicable.

2. Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

AGREEMENT

1. Grant of the PBRSUs. As set forth in the Grant Notice, as of the Grant Date (as defined in the Grant Notice), the Company hereby grants to Participant the number of PBRSUs based on the Shares set forth in the Grant Notice, subject to all the terms and conditions in this Agreement and the Plan. The number of PBRSUs specified in the Grant Notice reflects the Target Shares that may be earned by Participant. The number of Shares Participant could actually receive pursuant to the Award, if any, may increase or decrease from the Target Shares based on the Company’s actual performance as determined by the Administrator in its sole and absolute discretion. No Shares will be issued to Participant until the time set forth in Section 2. Prior to the actual issuance of any Shares, such PBRSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company. Unless otherwise determined by the Administrator, the PBRSUs include a right to receive an amount equal to the value of any dividends paid on the Stock for which the dividend record date occurs between the Grant Date and the date the PBRSUs are settled or forfeited (“Dividend Equivalents”). Subject to vesting and the extent to which the Performance Goals are achieved during the Performance Period, each Dividend Equivalent entitles Participant to receive the equivalent value of any such dividends paid on the number of Shares underlying the PBRSUs that are earned during such period. Dividend Equivalents will be (i) accrued (without interest), (ii) settled in cash or, subject to the approval of the Administrator, in Shares, and (iii) subject to the same conditions as the PBRSUs to which they are attributable, including, without limitation, the vesting conditions, the provisions governing the time of settlement of the PBRSUs, and any additional provisions for Participant’s country in Exhibit B.

2. Issuance of Stock and Payment of Dividend Equivalents. As soon as administratively practicable after the Vesting Date (and in no event later than the March 15 following the calendar year of the Vesting Date), the Company will promptly (i) cause to be issued (either in book-entry form or otherwise) to Participant or Participant’s beneficiaries, as the case may be, Shares with respect to PBRSUs that become vested on such Vesting Date, and (ii) pay any accrued Dividend Equivalents with respect to such Shares, in each case subject to Section 3 hereof, provided that Participant has not experienced a Termination of Service on or prior to such Vesting Date. Any portion of the Shares subject to the Award that does not vest will be forfeited by Participant and cancelled by the Company. Unless otherwise determined by the Administrator and permitted by the Plan, no fractional Shares will be issued under this Agreement. The vesting of the PBRSUs and associated Dividend Equivalents will cease immediately upon a Termination of Service, as further described in Section 8(m) below, and any unvested PBRSUs and associated Dividend Equivalents awarded by this Agreement will be forfeited upon such Termination of Service.

3. Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company and/or Participant’s employer (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount (if any) withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting, settlement, release or cancellation of the PBRSUs and associated Dividend Equivalents, the issuance of Shares upon settlement of the PBRSUs, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends, and (b) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the PBRSUs to reduce or

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eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is or becomes subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy the Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer (or their respective agents), at their discretion and pursuant to such procedures as they may specify from time to time, to satisfy their obligations (if any) with regard to the Tax-Related Items by one or a combination of the following:

(i) withholding a net number of otherwise issuable vested Shares having a then-current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and/or the Employer pursuant to the terms and conditions of the Plan or other applicable withholding rates;

(ii) arranging for the Company-designated broker to sell on the market a portion of the otherwise issuable vested Shares that have an aggregate market value sufficient to pay the Tax-Related Items (also known as a “sell to cover”), on Participant’s behalf and at Participant’s direction pursuant to this authorization;

(iii) withholding from Participant’s wages or other cash compensation payable to Participant by the Company, the Employer, or any subsidiary of the Company (including from any Dividend Equivalents);

(iv) requiring Participant to make a payment in cash (or cash equivalent) to the Company or the Employer; and/or

(v) any other method determined by the Company to be permitted under the Plan and applicable laws;

provided, however, that if Participant is an officer of the Company subject to Section 16 of the Exchange Act, then the obligations with regard to the Tax-Related Items will be satisfied by first withholding any otherwise payable Dividend Equivalents upon the relevant taxable or tax withholding event, as applicable, and then withholding a net number of otherwise issuable vested Shares upon the relevant taxable or tax withholding event, as applicable, as described in clause (i) above, unless the use of such withholding method would result in adverse consequences under applicable tax or securities law or accounting principles, in which case the obligations with regard to the Tax-Related Items in excess of the amount of otherwise payable Dividend Equivalents will be satisfied by the method described in clause (ii) above.

Unless otherwise determined by the Administrator and permitted by the Plan, no fractional Shares will be sold to cover or withheld to cover Tax-Related Items. The Company may withhold or account for Tax-Related Items by considering statutory withholding amounts or other withholding rates, including maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent amount in Shares) from the Company or the Employer; otherwise, Participant may be able to seek a refund from the local tax authority. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described in (i) above, for tax purposes Participant will be deemed to have been issued the full number of Shares subject to the vested PBRSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items. The Company may refuse to issue or deliver the Shares or refuse to deliver the proceeds of the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

4. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued and recorded in the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

5. Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement, the Company will not be required to issue or deliver any certificate or certificates for any Shares (or make any book entries representing Shares) prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any U.S. or non-U.S. federal, state or local law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body (including any applicable non-U.S. governmental regulatory body), which the Company will, in its sole and absolute discretion, deem necessary and advisable, (c) the obtaining of any approval or other clearance from any U.S. or non-U.S. federal, state or local governmental agency that the Company will, in its absolute discretion, determine to be necessary or advisable and (d) the lapse of any such reasonable period of time following the date the PBRSUs vest as the Company may from time to time establish for reasons of administrative convenience.

6. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

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7. Award Not Transferable. This Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

8. Nature of Grant. By accepting the Award, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company and is discretionary in nature, and the Plan and this Agreement may be modified, amended, or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the Plan is operated and the PBRSUs are granted solely by the Company, and only the Company is a party to this Agreement; accordingly, any rights Participant may have under this Agreement may be raised only against the Company but not any subsidiary or affiliate of the Company (including, but not limited to, the Employer);

(c) no subsidiary or affiliate of the Company (including, but not limited to, the Employer) has any obligation to make any payment of any kind to Participant under this Agreement;

(d) the grant of the PBRSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PBRSUs, or benefits in lieu of PBRSUs, even if PBRSUs have been granted in the past;

(e) all decisions with respect to future grants of PBRSUs, if any, will be at the sole discretion of the Company;

(f) Participant is voluntarily participating in the Plan;

(g) the grant of the PBRSUs and Participant’s participation in the Plan will not create a right to employment or service or be interpreted as forming an employment or service contract with the Company, the Employer or any subsidiary of the Company and will not interfere with the ability of the Company, the Employer or any subsidiary of the Company to terminate Participant’s employment or service relationship (if any);

(h) the PBRSUs and any Shares subject to the PBRSUs, and the income from and value of such RSUs and any Shares subject thereto, are not intended to replace any pension rights or compensation;

(i) the PBRSUs and any Shares subject to the PBRSUs, and the income from and value of such RSUs and any Shares subject thereto, are not part of normal or expected compensation or salary for any purpose, including but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(j) unless otherwise agreed with the Company in writing, the PBRSUs and the Shares subject to the PBRSUs, and the income from and value of such RSUs and any Shares subject thereto, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a subsidiary of the Company;

(k) the future value of the Shares subject to the PBRSUs is unknown, indeterminable and cannot be predicted with certainty;

(l) no claim or entitlement to compensation or damages arises from forfeiture of the PBRSUs resulting from (i) Participant ceasing to provide services to the Company, the Employer or any subsidiary of the Company (whether or not such cessation of services is later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment agreement or service contract, if any) and/or (ii) the application of the Clawback Policy as described in Section 17 below;

(m) in the event of Participant’s Termination of Service (whether or not such Termination of Service is later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment agreement or service contract, if any), unless otherwise provided by this Agreement or determined by the Company, Participant’s right to vest in the PBRSUs, if any, will terminate effective as of the date that Participant is no longer actively providing services and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under applicable laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment agreement or service contract, if any); the Administrator will have the sole discretion to determine when Participant is no longer actively providing services for purposes of the PBRSUs; and

(n) neither the Company, the Employer nor any subsidiary of the Company will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States dollar that may affect the value of the PBRSUs or any amounts due to Participant pursuant to the vesting of the PBRSUs or the subsequent sale of any Shares acquired under the Plan.

9. No Advice Regarding Grant. Participant acknowledges and agrees that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or Participant’s acquisition or sale of Shares. Participant understands and agrees that Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

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10. Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to accept, acquire, sell or otherwise dispose of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by applicable laws or regulations in Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant places before possessing inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties, including but not limited to fellow employees, or causing them otherwise to buy or sell securities.

Any restrictions under these laws or regulations are separate from, and in addition to, any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for complying with any applicable restrictions and should speak with a personal legal advisor on this matter.

11. Foreign Asset/Account Reporting; Exchange Controls. Participant’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls that may affect Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including from any dividends or Dividend Equivalents received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets, or transactions to tax or other authorities in Participant’s country. Participant may also be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated broker or bank and/or within a certain time after receipt. Participant acknowledges and agrees that it is Participant’s responsibility to be compliant with such regulations, and that Participant should consult his or her personal legal advisor for any details.

12. Data Privacy Information and Consent. This section references the PayPal Privacy Statements that describe the Company’s privacy and data protection practices for the personal data of Company employees, available at: https://careers.pypl.com/paypal-privacy-statements/ (referred to as the “Privacy Statements”).

To participate in the Plan, Participant will need to (i) review the information provided below about the collection, processing and transfer of Participant’s Personal Data (as defined below) and (ii) consent to the collection, processing and transfer of Participant’s Personal Data. The Controller of Participant’s Personal Data for purposes of the Plan is the Company, located at 2211 North First Street, San Jose, CA 95131, U.S.A.

(a) Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about Participant, such as: Participant’s name, home address and telephone number, email address, date of birth, social insurance number, tax ID number, passport or other identification number in a government issued document, salary, nationality, job title, any shares or directorships held in the Company, and details of all entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Personal Data by the Company and the Employer is set forth in the applicable Privacy Statement.

(b) Stock Plan Administration Service Providers. The Company transfers Personal Data to Morgan Stanley Smith Barney, LLC and/or certain of its affiliates (collectively, “Morgan Stanley”), an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Personal Data with any such other provider serving in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to participating in the Plan. The Company’s legal basis, where required, for the transfer of Personal Data to Morgan Stanley or such different or additional service providers as the Company may select is Participant’s consent.

(c) International Data Transfers. The Company and its service providers are based in the United States. The Privacy Statements describe the transfer and sharing of Participant’s Personal Data among the Company and its subsidiaries, affiliates and personnel worldwide.

The Company may receive, process, transfer and share Participant’s Personal Data with its subsidiaries and affiliates on the basis of data transfer agreements or other appropriate safeguards permissible under applicable law and as further set out in the Privacy Statements. The Company may transfer Personal Data in the European Union (“EU”) to a country outside the EU because the Company has established Binding Corporate Rules (“BCRs”). For Personal Data outside the EU, the Company has entered into an Intra Group Data Processing Agreement among the various affiliates of the Company group. Both BCRs and the Privacy Statements are available on the Company’s intranet site.

(d) Data Retention. The Company and its subsidiaries and affiliates will keep Participant’s Personal Data for the purpose of this Agreement only as long as is necessary to implement, administer and manage Participant’s participation in the Plan or to comply with legal or regulatory obligations, including, without limitation, under tax and securities laws. When Participant’s Personal Data is no longer needed for any of the foregoing purposes under the Plan, the Company and its subsidiaries and affiliates will cease to use the Personal Data and remove it from their systems as reasonably practicable with respect to the Plan. This provision addresses only the retention and removal of Personal Data collected and used for purposes

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PayPal Holdings, Inc. 2026 Equity Incentive Award Plan

of the Plan. If Personal Data has been collected and used for other purposes, it may be retained for such purposes, as set forth in the applicable Privacy Statement.

(e) Voluntariness and Consequences of Consent Denial or Withdrawal. As set forth above, the transfer of Personal Data to Morgan Stanley or such different or additional service providers as the Company may select is based on Participant’s consent. Participation in the Plan is voluntary and Participant is providing the consent herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s salary from or employment with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to administer or maintain Participant’s participation in the Plan.

(f) Data Subject Rights. Subject to the conditions set out in applicable law, Participant may, without limitation, have the rights of access, rectification, erasure, restriction and objection with respect to the Company as set out in the applicable Privacy Statement under “what are my rights” (available on the Company’s intranet site or at the link provided in the introduction to this Section 12 above).

By participating in the Plan and indicating consent via the Company’s acceptance procedure, Participant is declaring that Participant agrees with the transfer of Personal Data to Morgan Stanley and other service providers as described herein, and consents to such transfer of Personal Data by the Company and its subsidiaries and affiliates for the purposes of the Plan.

13. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the PBRSUs or any future PBRSUs granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an electronic system established and maintained by the Company or a third party designated by the Company.

14. Language. Participant acknowledges that Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Agreement. Furthermore, if Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable laws.

15. Governing Law and Choice of Venue. The laws of the State of Delaware govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement (including the additional provisions for Participants outside the U.S. attached to this Agreement as Exhibit B) without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

For purposes of litigating any dispute that arises directly or indirectly in respect of this Award, the parties hereby submit to and consent to the exclusive jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware and agree that such litigation will be conducted in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware, and no other courts, where this grant is made and/or to be performed.

16. Conformity to U.S. Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act, as well as any applicable stock exchange rules or listing standards. Notwithstanding anything herein to the contrary, the Plan will be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

17. Award Subject to Clawback. The Award and any cash payment or Shares delivered pursuant to the Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including, without limitation, the Company’s Mandatory Recovery Policy for Executive Officers, or any other policy which the Company may be required to adopt under the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law (collectively, the “Clawback Policy”). Further, the PBRSUs, and any Shares issued or Dividend Equivalents paid on vesting of the PBRSUs, will be subject to deduction, clawback or forfeiture to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. In order to satisfy any recoupment obligation arising under the Clawback Policy, among other things, Participant expressly and explicitly authorizes the Company to issue instructions, on Participant’s behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any Shares or other amounts acquired pursuant to the PBRSUs to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Clawback Policy.

18. Amendment, Modification and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified or terminated at any time or from time to time by the Administrator, provided that, except as may otherwise be provided by the Plan, no amendment, modification or termination of this Agreement will adversely affect the Award in any material respect without the prior written consent of Participant.

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19. Notices. Notices required or permitted hereunder will be given in writing and will be deemed effectively given upon (i) personal delivery, (ii) transmission, if sent by email or other electronic means, or (iii) deposit in the post by certified mail, or its non-U.S. equivalent, with postage and fees prepaid, addressed to Participant at his or her address or email address shown in the Company records, and to the Company at its principal executive office or such email address as the Company designates.

20. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, and to the extent permissible under local law, this Agreement will be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

21. Compliance in Form and Operation. This Agreement and the PBRSUs are intended to be exempt from or comply with Section 409A and will be interpreted in a manner consistent with that intention, to the extent Participant is or becomes subject to U.S. federal income taxation. Notwithstanding any other provisions of this Agreement, the Company reserves the right in its sole and absolute discretion, to the extent the Company deems necessary or advisable, if Participant is or becomes subject to U.S. federal income taxation, and without any obligation to do so or to indemnify Participant for any failure to do so, to unilaterally amend the Plan and/or this Agreement to ensure that all PBRSUs are awarded in a manner that qualifies for exemption from or complies with Section 409A, provided, however, that the Company makes no representation that the PBRSUs will comply with or be exempt from Section 409A and makes no undertaking to preclude Section 409A from applying to the PBRSUs.

22. Country-Specific Provisions. The Award will be subject to any additional or different provisions set forth in Exhibit B of the Grant Notice for Participant’s country, if any. If Participant relocates to one of the countries included in Exhibit B of the Grant Notice prior to the Vesting Date or while holding Shares issued upon vesting of the PBRSUs, the additional provisions for such country will apply to Participant, to the extent the Company determines that the application of such provisions is advisable or necessary for legal, tax or administrative reasons. Exhibit B of the Grant Notice constitutes part of this Agreement.

23. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the PBRSUs and on any Shares issued upon vesting of the PBRSUs, to the extent the Company determines it is necessary or advisable for legal, regulatory or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24. Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, provided, however, that if Participant is also a participant in the Company’s Executive Change in Control and Severance Plan, as it may be amended or restated, the applicable provisions of such plan will apply to the PBRSUs granted under this Agreement.

25. Severability. If any provision of the Plan or this Agreement is found to be invalid, illegal or unenforceable in any respect, such provision will be applied to the fullest extent permitted by law and such invalidity, illegality or unenforceability will not affect any other provision of the Plan or this Agreement.

26. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

* * * * *

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Stock Performance Graph

Stock Performance Graph

This performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933.

The graph below shows the cumulative total stockholder return of an investment of $100 in our common stock during the period beginning December 31, 2020 through December 31, 2025, compared to the S&P 500 Index and the S&P Software & Services Select Industry Index. These indices are included only for comparative purposes as required by SEC rules and do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of our common stock. Stockholder returns over the indicated periods should not be considered indicative of future stock price or stockholder returns.

$200 $150 $100 $50 $0 2020 2021 2022 PayPal Holdings, Inc. S&P 500 Index 2023 2024 2025 S&P Software & Services Select Industry Index $182 $122 $25

2026 Proxy Statement

PayPal

MIX
Paper | Supporting responsible forestry
FSC® C132107
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PayPal funded certified carbon credit projects to compensate for the climate impact of this publication.

PAYPAL HOLDINGS, INC.

2211 NORTH FIRST STREET

SAN JOSE, CA 95131

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PYPL2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88389-P45799         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PAYPAL HOLDINGS, INC.

The Board of Directors recommends that you vote “FOR” each of the director nominees below:
1.	Election of the 11 Director Nominees Named in the Proxy Statement.

	Nominees:		For	Against	Abstain

	1a.	Joy Chik	☐	☐	☐

	1b.	Jonathan Christodoro	☐	☐	☐

	1c.	Carmine Di Sibio	☐	☐	☐

	1d.	David W. Dorman	☐	☐	☐

	1e.	Alyssa H. Henry	☐	☐	☐

	1f.	Enrique Lores	☐	☐	☐

	1g.	Deborah M. Messemer	☐	☐	☐

	1h.	David M. Moffett	☐	☐	☐

	1i.	Ann M. Sarnoff	☐	☐	☐

	1j.	Deirdre Stanley	☐	☐	☐

	1k.	Frank D. Yeary	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 2, 3, and 4 below:		For	Against	Abstain
2.	Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐
3.	Approval of the PayPal Holdings, Inc. 2026 Equity Incentive Award Plan.	☐	☐	☐
4.	Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2026.	☐	☐	☐

The Board of Directors recommends that you vote “AGAINST” proposals 5 and 6 below:		For	Against	Abstain
5.	Stockholder Proposal - Policy on Provision of Services in Conflict Zones.	☐	☐	☐
6.	Stockholder Proposal - Reduce Threshold to Call Special Meetings of Stockholders.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If this proxy is signed and returned, it will be voted in accordance with your instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V88390-P45799

PAYPAL HOLDINGS, INC.

Annual Meeting of Stockholders

To be Held on May 19, 2026

8:30 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints ENRIQUE LORES, JAMIE MILLER, BIMAL PATEL and BRIAN Y. YAMASAKI, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of PayPal Holdings, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of PayPal Holdings, Inc., a Delaware corporation, to be held on Tuesday, May 19, 2026, at 8:30 a.m., Pacific Time, at www.virtualshareholdermeeting.com/PYPL2026, for the purposes listed on the reverse side and at any and all continuation(s) and adjournment(s) of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect to the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED: FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT, FOR PROPOSALS 2, 3, AND 4, AND AGAINST PROPOSALS 5 AND 6, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY CONTINUATION(S) AND ADJOURNMENT(S) THEREOF.

PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.